ASSET PURCHASE AGREEMENT

by and between

PICO NORTHSTAR HALLOCK, LLC

and

CHS HALLOCK, LLC

Dated as of July 13, 2015

i

ii

		Page
8.8	Exclusive Remedies	45
8.9	Payment; Escrow	46
8.10	Set-Off	46
Article IX	Termination	46
9.1	Termination	46
9.2	Effect of Termination	47
Article X	Miscellaneous	47
10.1	Expenses	47
10.2	Notices	48
10.3	Headings	48
10.4	Severability	48
10.5	Entire Agreement	48
10.6	Successors and Assigns	48
10.7	No Third-party Beneficiaries	48
10.8	Amendment and Modification; Waiver	49
10.9	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	49
10.10	Specific Performance and Other Remedies	49
10.11	Counterparts	49
10.12	Non-recourse	50

Exhibits and Schedules:
Exhibit A	Allocation Schedule
Exhibit B-1	Accounting Methodology
Exhibit B-2	Derivative Computation Methodology
Exhibit C	Example Calculation of Net Working Capital
Exhibit D	Bill of Sale
Exhibit E	Deed
Exhibit F	Assignment and Assumption of Lease
Exhibit G-1	Landlord Consent and Estoppel Certificate
Exhibit G-2	Sub-Landlord Consent and Estoppel Certificate
Exhibit G-3	Consent, Non-Disturbance, Attornment and Estoppel Agreement
Exhibit H	Escrow Agreement
Exhibit I-1	Restrictive Covenant Agreement (Entity Form)
Exhibit I-2	Restrictive Covenant Agreement (Individual Form)
Exhibit J	Specific Indemnity Matters
Exhibit K	PICO Holdings Guaranty
Exhibit L	Purina Rail Cars
Disclosure Schedule

iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of July 13, 2015 (the “Effective Date”), is entered into by and between PICO Northstar Hallock, LLC, a Delaware limited liability company (“Seller”), and CHS Hallock, LLC, a Minnesota limited liability company (“Buyer”). Buyer and Seller are each referred to herein as a “Party” and, together, the “Parties”.

RECITALS

A.    Seller is engaged in the business of processing canola seeds and refining canola oils (the “Business”) at Seller’s canola crushing plant located on four (4) tracts of land on two (2) parcels covering 320.8 acres at 2100 Highway 75, Kennedy, Minnesota 56733 (the “Hallock Plant”).

B.    Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, on the terms and subject to the conditions set forth in this Agreement, substantially all of the Assets of Seller, including the Hallock Plant, and certain specifically enumerated Liabilities of Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions; Rules of Construction

1.1    Certain Definitions. The following terms have the meanings specified or referred to in this Section 1.1:
“Accounting Methodology” has the meaning set forth in Section 3.5.1.
“Accounts Receivable” has the meaning set forth in Section 4.6(b).
“Accrued Compensation” has the meaning set forth in Section 6.4(d).
“Acquisition Proposal” has the meaning set forth in Section 6.8(a).
“Adjustment Amount” means the amount of either the Final Net Working Capital Surplus or the Final Net Working Capital Deficit, as applicable.
“Affiliate” of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “controls” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Air Permit” has the meaning set forth in Section 3.9.1.
“Air Permit Amendment” has the meaning set forth in Section 3.9.1.
“Air Permit Capital Expenditures” has the meaning set forth in Section 3.9.1.
“Air Permit Escrow Amount” has the meaning set forth in Section 3.9.1(a).
“Allocation Schedule” has the meaning set forth in Section 3.3.
“Asset” means any asset or property of every kind, nature, character and description whatsoever (whether known or unknown, whether real or personal or mixed, whether tangible or intangible, whether accrued or unaccrued and whether absolute or contingent), including cash, securities, accounts, contract rights, real and personal property and goodwill.
“Assigned Contracts” has the meaning set forth in Section 2.1(c).
“Assigned Permits” has the meaning set forth in Section 2.1(g).

“Assignment and Assumption of Lease” has the meaning set forth in Section 3.6.1(c).
“Assumed Liabilities” has the meaning set forth in Section 2.3.
“Audited Balance Sheet” has the meaning set forth in Section 4.6(a).
“Audited Balance Sheet Date” has the meaning set forth in Section 4.6(a).
“Audited Financial Statements” has the meaning set forth in Section 4.6(a).
“Benefit Plans” has the meaning set forth in Section 4.16(a).
“Bill of Sale” has the meaning set forth in Section 3.6.1(a).
“Business” has the meaning set forth in the recitals.
“Business Associates” has the meaning set forth in Section 4.17(a).
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Minneapolis, Minnesota are authorized or required by Law to be closed for business.
“Buyer” has the meaning set forth in the preamble.
“Buyer Closing Documents” has the meaning set forth in Section 5.1.
“Buyer Fundamental Representations” means the representations and warranties in Section 5.1 (Organization and Authority of Buyer) and Section 5.3 (Brokers).
“Buyer Indemnified Parties” has the meaning set forth in Section 8.2.
“Buyer Parent” means CHS Inc., a Minnesota cooperative corporation.
“Buyer Parent Guaranty” has the meaning set forth in Section 3.7.
“Cash and Cash Equivalents” means all cash and cash equivalents of Seller determined in accordance with GAAP, including bank deposits and deposits in transit (only to the extent there has been a corresponding reduction of accounts receivable of Seller on account of such deposits and such reduction is taken into account in the computation of Current Assets for purposes of calculating the Net Working Capital), less all outstanding checks or authorized automatic account withdrawals that have not cleared (only to the extent there has been a corresponding reduction of accounts payable of Seller on account of such outstanding checks or authorized automatic withdrawals and such reduction is taken into account in the computation of Current Liabilities for purposes of calculating the Net Working Capital), less all Loss Proceeds.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended.
“Closing” has the meaning set forth in Section 3.2.
“Closing Date” has the meaning set forth in Section 3.2.
“Closing Payment” means an amount equal to (a) $127,000,000, plus (b) the Estimated Net Working Capital Surplus, if any, minus (c) the Estimated Net Working Capital Deficit, if any, plus/minus (d) the Estimated Derivative Adjustment, plus (e) fifty percent (50%) of the Escrow Fee.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidential and Proprietary Information” means confidential and proprietary technology, know-how, inventions, methodologies, methods, processes, drawings, memoranda, notes, and records with respect to any research and development, discoveries, blueprints, drawings, customer lists, vendor lists, route lists, literature, reports, and catalogs.
“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated as of March 6, 2015, between Buyer Parent and Seller.

“Consent” means any (a) consent, approval, authorization, permission, waiver, clearance or exemption, (b) any release, substitution or amendment required to novate any Assumed Liability, (c) the expiration of any notification requirements or (d) any similar affirmation, in each such case, by any Person pursuant to any Contract, Permit, Law or otherwise.
“Contract” means any contract, agreement, lease, deed, mortgage, license, instrument, note, bid, purchase or sales order, or other agreement, commitment, understanding or legally binding arrangement, whether written or oral and whether express or implied, together with all amendments and other modifications thereto.
“Credit Agreement” means that certain Credit Agreement dated as of June 13, 2011 by Seller, as borrower, Parent, as guarantor, the Lenders and ING Capital, as agent for the other Lenders, as amended, restated, supplemented or otherwise modified prior to the Effective Date.
“Credit Documents” means the Credit Agreement, the Security Agreement dated June 13, 2011, executed by Seller in favor of ING Capital, as amended, the Mortgage and the Agreement to Contribute Capital dated June 13, 2011 by PICO Holdings, PICO Northstar Management and Parent, in favor of ING Capital, and acknowledged by Northstar Founders and Seller.
“Current Assets” means, in respect of the Business, as of immediately prior to the Closing, the sum of those current Assets of the Business identified on the example calculation of Net Working Capital on Exhibit C calculated in accordance with GAAP applied in a manner consistent with the Accounting Methodology. Notwithstanding anything in this Agreement to the contrary, Current Assets excludes in all instances all Cash and Cash Equivalents.
“Current BACT Limit” has the meaning set forth in Section 3.9.1.
“Current Liabilities” means, in respect of the Business, as of immediately prior to the Closing, the sum of those current Liabilities of the Business identified on the example calculation of Net Working Capital on Exhibit C calculated in accordance with GAAP applied in a manner consistent with the Accounting Methodology.
“Debt Payoff Letters” has the meaning set forth in Section 3.6.1(h).
“Deductible” has the meaning set forth in Section 8.4(a).
“Deed” has the meaning set forth in Section 3.6.1(b)
“Derivative Adjustment” means the mark to market adjustment for forwards of canola meal, canola oil and canola seed, in each case inclusive of basis, that are outstanding on the books at the time of the Closing.
“Direct Claim” has the meaning set forth in Section 8.6.
“Disclosure Schedule” means the Disclosure Schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.
“Dispute Notice” has the meaning set forth in Section 8.10.
“Disputed Matters” has the meaning set forth in Section 3.5.2(b).
“Dollars or $” means the lawful currency of the United States.
“Drop Dead Date” has the meaning set forth in Section 9.1(b)(i).
“Effective Date” has the meaning set forth in the preamble.
“Employees” means those Persons employed by Seller immediately prior to the Closing.
“Encumbrance” means any lien (statutory or otherwise), pledge, mortgage, deed of trust, security interest, charge, claim, community property interest, condition, equitable interest, easement, encroachment, servitude, right of way, restriction of any kind, including any restriction on use, exercise of any attribute of ownership, including voting, transfer and receipt of income, Preferential Right, restriction on transfer, conditional and installment sale agreement or other title retention device or arrangement, activity and use limitation, conservation or other easement, restrictive covenant, deed restriction, lease, license or any other right of occupancy or any other encumbrance of any nature whatsoever, together with all documents and instruments evidencing or securing such matter.
“Enforceability Exceptions” has the meaning set forth in Section 4.1(b).

“Environmental Claim” means any Legal Proceeding alleging Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification or injunctive relief arising out of, based on or resulting from: (a) the presence or Release of any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.
“Environmental Law” means all federal, state, county, municipal, local and foreign Laws relative to or that govern or purport to govern air quality, soil quality, water quality, wetlands, natural resources, solid waste, hazardous waste, hazardous or toxic substances (including Hazardous Materials), pollution or the protection of public health, human health or the environment, including, but not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. § 1801), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Clean Water Act (33 U.S.C. §§ 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.) and the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), as each of these Laws has been amended from time to time.
“Environmental Notice” means any written notice of violation or infraction, or written notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.
“Environmental Permit” means any Permit or other material action required to be obtained by or on behalf of Seller under any Environmental Law.
“Equipment Expenses” has the meaning set forth in Section 3.9.1(a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” means any Person other than Seller, whether or not incorporated, that together with Seller would be deemed a “single employer” for purposes of Section 414 of the Code or Section 4001 of ERISA.
“Escrow Account” means the account(s) maintained by the Escrow Agent pursuant to the Escrow Agreement.
“Escrow Agent” means U.S. Bank National Association.
“Escrow Agreement” has the meaning set forth in Section 3.6.1(d).
“Escrow Fee” means the fees set forth on Schedule A of the Escrow Agreement.
“Estimated Derivative Adjustment” means Seller’s good faith estimate, for purposes of Closing, of the Derivative Adjustment.
“Estimated Net Working Capital” means Seller’s good faith estimate, for purposes of the Closing, of the Net Working Capital.
“Estimated Net Working Capital Deficit” means the amount by which the Estimated Net Working Capital is less than the Net Working Capital Target.
“Estimated Net Working Capital Surplus” means the amount by which the Estimated Net Working Capital is greater than the Net Working Capital Target.
“Excluded Assets” has the meaning set forth in Section 2.2.
“Excluded Liabilities” has the meaning set forth in Section 2.4.
“Final Derivative Adjustment” means the amount, which may be a positive or negative number, equal to (a) the Final Purchase Price minus (b) the Target Purchase Price.
“Final Net Working Capital Deficit” means the amount by which the Estimated Net Working Capital is greater than the Revised Net Working Capital (as finally determined pursuant to Section 3.5.2).

“Final Net Working Capital Surplus” means the amount by which the Estimated Net Working Capital is less than the Revised Net Working Capital (as finally determined pursuant to Section 3.5.2).
“Final Purchase Price” means an amount equal to (i) $127,000,000, plus (ii) the Estimated Net Working Capital Surplus, if any, minus (iii) the Estimated Net Working Capital Deficit, if any, plus (iv) the Final Net Working Capital Surplus, if any, minus (v) the Final Net Working Capital Deficit, if any, plus/minus (vi) the Revised Derivative Adjustment (as finally determined pursuant to Section 3.5.2), if any.
“Financial Statements” has the meaning set forth in Section 4.6(a).
“FIRPTA Certificate” means a certification of non-foreign status duly executed by Parent pursuant to Section 1.1445‑2(b)(2) of the Treasury Regulations.
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” means any government or any agency, department, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, in each case with respect to the foregoing, whether federal, state, county, municipal, local or foreign, exercising executive, legislative, judicial, regulatory, or administrative functions of government, including any agency, department, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of the United States, any state of the United States, or any political subdivision thereof, including any tribunal or court of competent jurisdiction, arbitrator or mediator.
“Governmental Order” means any subpoena, order, writ, judgment, injunction, decree, stipulation, decision, determination, ruling, directive, assessment, charge, verdict or award entered, issued, made or rendered by or with any Governmental Authority.
“Hallock Plant” has the meaning set forth in the recitals.
“Hazardous Materials” means any chemical, material, substance or waste, whether naturally occurring or manmade, that is currently regulated by or forms the basis of Liability now or hereafter under any Environmental Laws, including material or substance that is (a) listed or defined a “hazardous” or “toxic” substance, material, or waste, “extremely hazardous waste”, “restricted hazardous waste”, “pollutant”, “contaminant”, “hazardous constituent”, “special waste”, “toxic substance” or other similar term or phrase under any Environmental Laws and (b) any petroleum product, including any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCBs), radioactive material and lead-containing paints or coatings.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“HSR Filing Fees” has the meaning set forth in Section 10.1.
“Indebtedness” means the aggregate amount (including the current portion thereof), without duplication, of: (a) all of Seller’s indebtedness, contingent or otherwise, for money borrowed from others, purchase money indebtedness (other than trade accounts payable by Seller to any Person other than a Related Person in the ordinary course of business to the extent such trade accounts payable are not more than ninety (90) days past due) and reimbursement obligations of Seller with respect to letters of credit; (b) all of the indebtedness or obligations of the type described in clause (a) of this definition secured by any Encumbrance upon any Assets of Seller, even though Seller has not in any manner become liable for the payment of such indebtedness; (c) all of Seller’s obligations to pay rent or other amounts under any lease of (or other Contract covering the right to use) real or personal property that are required to be classified and accounted for as capital leases on a balance sheet of Seller as of such date computed in accordance with GAAP; (d) the deferred purchase price of Assets or services incurred outside the ordinary course of business by Seller; (e) all indebtedness of another Person of the type described in the foregoing clauses (a) through (d) guaranteed or in effect guaranteed, directly or indirectly, in any manner by Seller; (f) all obligations pursuant to which Seller is responsible for any earn-out or similar contingent purchase price payment arising from events occurring on or before the Closing Date or as a result of the Transactions; and (g) all accrued but unpaid interest expense and all penalties, fees, charges and prepayment premiums that are payable, in each case with respect to any of the indebtedness or obligations described in this definition, including as a result of the entry into any of the Transaction Documents or the consummation of the Transactions (including any repayment of Indebtedness at or prior to the Closing).
“Indemnification Escrow Amount” has the meaning set forth in Section 3.1(b)(i).
“Indemnified Party” means any Buyer Indemnified Party or Seller Indemnified Party, as applicable, making a claim under ARTICLE VIII.

“Indemnifying Party” means any Party against whom a claim is made under ARTICLE VIII.
“Indemnity Cap” has the meaning set forth in Section 8.4(a).
“Independent Accountant” means Ernst & Young or another third party accounting firm mutually acceptable to the Parties.
“ING Capital” means ING Capital LLC, a Delaware limited liability company.
“Insurance Policies” has the meaning set forth in Section 4.12.
“Intellectual Property” means all United States and foreign (a) patents and patent rights; (b) registered and unregistered copyrights; (c) registered and unregistered trademarks, including service marks, trade names and assumed names, logos, brand names and domain names; (d) all software and computer programs including object code, source code and all specifications, documentation and descriptions therefor (“Software”); (e) all Confidential and Proprietary Information; (f) all applications and registrations for any of the foregoing; and (g) all similar or equivalent rights to any of the foregoing anywhere in the world, whether in tangible or intangible form.
“Interim Balance Sheet” has the meaning set forth in Section 4.6(a).
“Interim Balance Sheet Date” has the meaning set forth in Section 4.6(a).
“Interim Financial Statements” has the meaning set forth in Section 4.6(a).
“Internal Waste Stream Limit” has the meaning set forth in Section 3.9.2.
“Inventory” has the meaning set forth in Section 2.1(b).
“IP Licenses” means all Contracts pursuant to which Seller has acquired rights (including usage rights) to any Intellectual Property.
“IRS” means the Internal Revenue Service.
“Knowledge of Buyer” or “Buyer’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Tom Malecha, Brad Barie, Eric Larson, Bill Minor and Jason Trask, or any knowledge any such individual would have obtained after reasonable inquiry and investigation, including discussion with and inquiry of Jim Graham and Scott Pearson.
“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Ted Mitchell, Neil Juhnke, Stacie Heiden and Jim Dudley, or any knowledge any such individual would have obtained after reasonable inquiry and investigation, including discussion with and inquiry of Matt Kuzel and Rick Hoving.
“Landlord Estoppel” has the meaning set forth in Section 3.6.1(c).
“Law” means any federal, state, county, municipal, local or foreign statute, law, ordinance, regulation, rule, code, Governmental Order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority.
“Lease” and “Leases” each have the meaning set forth in Section 4.10(b)(ii).
“Leased Real Property” has the meaning set forth in Section 4.10(b)(ii).
“Legal Proceeding” means any claim, counterclaim, charge, complaint, demand, notice, action, cause of action, enforcement action, lawsuit, audit, notice of violation, proceeding, litigation, hearing, arbitration, mediation, citation, indictment, summons, subpoena or investigation or inquiry of any nature (in each case, whether civil, criminal, administrative, regulatory or investigative, and whether at law or in equity) commenced, conducted, heard or pending by or before any Governmental Authority.
“Lenders” means ING Capital and the lenders from time to time party to the Credit Agreement as therein defined.
“Liability” means any liability, obligation or commitment of every kind, nature, character or description whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, whether secured or unsecured and whether due or to become due), including any liability, obligation or commitment for Taxes.

“Licensed Software” means all Software exclusively licensed to Seller.
“Loss Proceeds” has the meaning set forth in Section 6.17.
“Losses” means damages, penalties, fines, costs, reasonable amounts paid in settlement, Liabilities, losses, expenses and fees and disbursements (including costs of investigation and defense, court costs and reasonable attorneys’ fees).
“Maintained Insurance Policies” has the meaning set forth in Section 6.16.
“Material Adverse Effect” means any event, occurrence, fact, circumstance, effect, condition, development or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the Business, results of operations, financial condition, Assets or Liabilities of Seller, or (b) the ability of Seller to timely perform its obligations under the Transaction Documents or timely consummate the Transactions, in each case, whether or not foreseeable; provided, however, that “Material Adverse Effect” shall not include any adverse event, occurrence, fact, circumstance, effect, condition, development or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Seller operates; (iii) changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 6.6; (vi) any changes in applicable Laws or accounting rules (including GAAP), and the enforcement, implementation or interpretation thereof by applicable Governmental Authorities; (vii) the announcement, pendency or completion of the Transactions, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Seller; (viii) any natural or man-made disaster or acts of God; (ix) any labor strike, request for representation, organizing campaign, work stoppage, slowdown, or lockout or other labor dispute that is regional or national in nature and not directed primarily at Seller; (x) the expiration of any Material Contract according to its terms; or (xi) any failure by Seller to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), except that any event, occurrence, fact, circumstance, effect, condition, development or change arising out of or attributable to clauses (i), (ii), (iii), (iv) or (vi) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such event, occurrence, fact, circumstance, effect, condition, development or change has a disproportionate effect on Seller compared to other canola processing facilities located in the United States.
“Material Contracts” has the meaning set forth in Section 4.9(a).
“Material Customers” has the meaning set forth in Section 4.19(a).
“Material Suppliers” has the meaning set forth in Section 4.19(b).
“Monthly Financial Statements” has the meaning set forth in Section 6.9.
“Mortgage” means the Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing by Seller to ING Capital, dated June 10, 2011, as amended by the First Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated August 25, 2011, the Second Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated August 14, 2012 and Third Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated May 7, 2015.
“MPCA” has the meaning set forth in Section 3.9.1.
“Net Working Capital” means an amount equal to (a) the Current Assets minus (b) the Current Liabilities.
“Net Working Capital Target” means $22,000,000.
“Non-Prevailing Party” means, with respect to any dispute, the Party that has obtained the least favorable adjudication of the dispute, in light of all the claims presented in such dispute, as determined by the Person or Persons adjudicating the dispute.
“Northstar Executive Team” means Neil Juhnke and Jim Dudley.
“Northstar Founders” means Northstar Founders, LLC, a Delaware limited liability company.
“Objection Notice” has the meaning set forth in Section 3.5.2(b).

“Operations Escrow Amount” has the meaning set forth in Section 3.1(b)(i).
“Operations Matters” means the VOC Matters and the Wastewater Matters.
“Organizational Documents” means, with respect to any Person, the articles or certificate of incorporation, organization or formation and bylaws, the limited partnership agreement, the partnership agreement, the operating agreement or the limited liability company agreement or such other organizational documents of such Person, including those that are required to be registered or kept in the place of incorporation, organization or formation of such Person, which establish the legal existence of such Person.
“Owned Real Property” has the meaning set forth in Section 4.10(b)(i).
“Owned Software” means all Software proprietary to Seller.
“Parent” means PICO Northstar, LLC, a Delaware limited liability company, the parent company of Seller, whose sole assets and operations consists of the limited liability company interests in Seller.
“Party” and “Parties” each have the meaning set forth in the preamble.
“Permit” means any permit, license, franchise, letter, clearance, consent, approval, authorization, permission, waiver, clearance, closure, exemption, notification, decision, registration, membership, certificate, variance or similar rights required by applicable Law to be obtained from a Governmental Authority.
“Permitted Encumbrances” has the meaning set forth in Section 4.10(a).
“Person” means any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“PICO Holdings” means PICO Holdings, Inc., a California corporation and the indirect parent and indirect majority member of Seller, whose shares are traded on NASDAQ.
“PICO Holdings Guaranty” has the meaning set forth in Section 3.8.
“PICO Northstar Management” means PICO Northstar Management, LLC, a Delaware limited liability company.
“Preferential Right” means any purchase option, call option, right of first refusal, right of first offer, co-sale rights, participation rights, preemptive rights, subscription rights and other similar rights.
“PTO Amounts” has the meaning set forth in Section 6.4(d).
“Purchase Price” has the meaning set forth in Section 3.1(a).
“Purchase Price Bank Account” means that certain bank account designated by Seller to Buyer in writing at least five (5) Business Days prior to the Closing Date.
“Purchased Assets” has the meaning set forth in Section 2.1.
“Purina” means Purina Animal Nutrition LLC.
“Purina Marketing Agreements” mean the Purina Meal Marketing Agreement and the Purina Oil Marketing Agreement.
“Purina Meal Marketing Agreement” means that certain Canola Meal Exclusive Product Marketing and Off-Take Agreement made and entered into on the 9th day of February, 2010 by and between Seller and Purina, as amended by Amendment No. 1 dated the 10th day of June, 2011, Amendment No. 2 dated May, 2012 and Amendment No. 3 dated the 29th of July, 2013.
“Purina Oil Marketing Agreement” means that certain Canola Oil Exclusive Product Marketing and Off-Take Agreement made and entered into on the 9th day of February, 2010 by and between Seller and Purina, as amended by Amendment No. 1 dated the 10th day of June, 2011, Amendment No. 2 dated May, 2012 and Amendment No. 3 dated the 29th of July, 2013.
“Purina Rail Cars” means those rail cars identified on Exhibit L.
“Qualified Benefit Plan” has the meaning set forth in Section 4.16(b).

“Real Property” means collectively the Owned Real Property and Leased Real Property.
“Related Person” means any Affiliate of Seller or any director, governing manager or officer of Seller or any Affiliate of Seller.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within or from any building, structure, facility or fixture).
“Representative” means, with respect to any Person, any director, manager, officer, employee, consultant, financial advisor, counsel, accountant or other agent or representative of such Person.
“Restrictive Covenant Agreement” has the meaning set forth in Section 3.6.1(e).
“Revised Derivative Adjustment” means the Derivative Adjustment, as determined by Buyer and delivered to Seller, pursuant to Section 3.5.2.
“Revised Net Working Capital” means the Net Working Capital, as determined by Buyer and delivered to Seller, pursuant to Section 3.5.2(a).
“Seed Contracts” means those contracts for the purchase of seed, entered into by Seller on Seller’s standard forms of Premium Canola Contract, Purchase Contract and Contract Broker Agreement, that are outstanding as of the Closing (excluding those contracts with a delivery date prior to July 1, 2015, with less than thirty (30) metric tonnes remaining as a diminishing balance, the March 2015 Dreyfus delivery contract and the May 2015 Viterra delivery contract).
“Seller” has the meaning set forth in the preamble.
“Seller Closing Documents” has the meaning set forth in Section 4.1(b).
“Seller Continuing Employees” has the meaning set forth in Section 6.4(a).
“Seller Fundamental Representations” means the representations and warranties in Section 4.1 (Organization and Authority of Seller; Capitalization and Subsidiaries), Section 4.2 (Title to Purchased Assets) and Section 4.5 (Brokers).
“Seller Group” means Seller, Parent, PICO Northstar Management, PICO Holdings and the Northstar Executive Team.
“Seller Indemnified Parties” has the meaning set forth in Section 8.3.
“Seller Intellectual Property” means the Intellectual Property owned by Seller, including all Licensed Software and Owned Software.
“Seller Permits” has the meaning set forth in Section 4.14(b).
“Set-Off Statement” has the meaning set forth in Section 8.10.
“Software” has the meaning set forth in the definition of Intellectual Property.
“Straddle Period” means a taxable period beginning before and ending after the Closing Date.
“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person owns (or Persons own) a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or controls any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” includes all Subsidiaries of such Subsidiary.
“Supplemental Information” has the meaning set forth in Section 6.3.

“Supplemental Information Notice” has the meaning set forth in Section 6.3.
“Tangible Personal Property” has the meaning set forth in Section 2.1(e).
“Target Purchase Price” means an amount equal to (i) $127,000,000, plus (ii) the Estimated Net Working Capital Surplus, if any, minus (iii) the Estimated Net Working Capital Deficit, if any, plus (iv) the Final Net Working Capital Surplus, if any, minus (v) the Final Net Working Capital Deficit, if any, plus/minus (vi) the Estimated Derivative Adjustment, if any.
“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and any returns, forms or other document required to be retained in compliance with applicable Tax reporting and withholding Laws.
“Taxes” means all federal, state, county, municipal, local, foreign and other taxes, duties, fees, excises, premiums, imposts, levies, assessments, tariffs and other charges of any kind whatsoever imposed, assessed or collected by a Governmental Authority, including (a) any gross income, net income, gross receipts, business, royalty, capital, capital gains, goods and services, value added, general service, service use, severance, stamp, franchise, occupation, production, capital stock, sales and use, real property, real property gains, land transfer, personal property, ad valorem, transfer, registration, license, lease, profits, windfall profits, environmental (including under Section 59A of the Code), payroll, employment, unemployment, disability, employer health, pension plan, social security, national insurance contributions, anti-dumping, countervail, excise, recapture, wealth, estate, inheritance, surplus, surtaxes, customs, indebtedness, alternative or add-on minimum, estimated or premium tax; and (b) all fines, penalties, interest and additions to tax or installment in respect thereof or with respect to the nonpayment thereof, whether disputed or not, and all interest with respect to such fines, penalties and additions.
“Third-Party Claim” has the meaning set forth in Section 8.5(a).
“Title Company” has the meaning set forth in Section 3.6.1(l).
“Title Insurance Policies” has the meaning set forth in Section 3.6.1(l).
“Trade Secrets” means all Confidential and Proprietary Information that is not generally known or readily ascertainable and that Seller takes reasonable measures to keep from disclosure to the public at large.
“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, each Deed, each Assignment and Assumption of Lease, each Landlord Estoppel, the Escrow Agreement, each Restrictive Covenant Agreement, the FIRPTA Certificate and the other Contracts and documents required to be delivered in connection with the Transactions.
“Transaction Expenses” mean (a) all legal, accounting, financial advisory, consultants and other professional or transaction related costs, fees and expenses incurred by Seller, any of its Affiliates and any of its or their respective Representatives in connection with the Transactions, the Transaction Documents and in connection with investigating, pursuing, negotiating and consummating the Transactions (including all amounts owed to any consultants, auditors, accountants, attorneys, brokers, advisors and investment bankers, including Stephens Inc. and any of its Affiliates), (b) all payments, bonuses and severance that becomes due or otherwise required to be made as a result of or in connection with the Transactions or as a result of any change of control, assignment of Assets, assumption of Liabilities or other similar provisions that are triggered by the Transactions, (c) all payroll, employment and other Taxes, if any, required to be paid by Buyer with respect to the amounts payable pursuant to this Agreement, (d) fifty percent (50%) of the costs and expenses of, and related to, the Title Insurance Policies, (e) fifty percent (50%) of the Transfer Taxes, if any, arising out of or in connection with the Transactions, (f) fifty percent (50%) of the Escrow Fee, (g) fifty percent (50%) of the HSR Filing Fees, (h) all Accrued Compensation, (i) all PTO Amounts, and (j) all fees and expenses incurred as a result of terminating the Purina Marketing Agreements.
“Transactions” means all of the transactions contemplated by this Agreement and the other Transaction Documents, including the purchase of the Purchased Assets and the assumption of the Assumed Liabilities by Buyer.
“Transfer Taxes” means all provisional and final sales, use, transfer, real estate transfer, recording, documentary, stamp, registration, value added, gross receipts Taxes and all other similar Taxes.
“Treasury Regulations” means the income tax regulations, including the temporary regulations, promulgated under the Code.
“Union” means a union, works council, labor organization or similar organization.

“Virtual Data Room” means that certain virtual data room managed by or on behalf of Seller at https://services.intralinks.com/ui/flex/CIX.html?workspaceId=2369285&br=1&default.
“VOC Matters” means those matters described in Section 3.9.1.
“Wastewater Matters” means those matters described in Section 3.9.2.
“Wastewater Permit” has the meaning set forth in Section 3.9.2.
“Wastewater Permit Amendment” has the meaning set forth in Section 3.9.2.
“Wastewater Permit Capital Expenditures” has the meaning set forth in Section 3.9.2.
“Wastewater Permit Escrow Amount” has the meaning set forth in Section 3.9.2(a).
1.2    Rules of Construction. The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits to this Agreement and the Disclosure Schedule) in its entirety and not to any particular part of this Agreement, unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and the Disclosure Schedule shall be deemed references to Articles and Sections of, and Exhibits and the Disclosure Schedule to, this Agreement unless another Contract is specified. References to a particular Contract, document or certificate mean such Contract, document or certificate as amended, supplemented or otherwise modified from time to time if permitted by the provisions thereof. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, in each case as amended or otherwise modified from time to time. The use of the words “or”, “either” and “any” in this Agreement shall not be exclusive. The words “asset” and “property” are to be construed to have the same meaning and effect and to refer to all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and real and personal property, unless the context shall otherwise require. An accounting term not otherwise defined in this Agreement has the meaning ascribed to such term in accordance with GAAP. References to a particular Person include such Person’s successors and permitted assigns. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is to be excluded. References to “written”, “in writing” and words of similar import include electronic form. Whenever this Agreement indicates that Seller has “made available” any document to Buyer, such statement is to be deemed to be a statement that Seller has posted, or caused to be posted, such document to the Virtual Data Room (a) prior to one (1) Business Day immediately prior to the Effective Date and such document was not subsequently removed, or (b) during the one (1) Business Day period immediately prior to the Effective Date (but in any event, prior to the Effective Date) in response to Buyer identifying or requesting such document during such period. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the Parties and no presumption or burden of proof is to arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II
Purchase and Sale

2.1    Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall, at the Closing, other than the Excluded Assets, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances, except for any Permitted Encumbrances, all of Seller’s right, title and interest in, to and under all of the Assets and rights of Seller (whether now existing or hereinafter acquired and wherever located) associated with, relating to or used or held for use in connection with the Business (collectively, the “Purchased Assets”), including the following:
(a)all accounts or notes receivable of Seller, and any security, claim, remedy or other right related to any of the foregoing;
(b)all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories of Seller, including any of the foregoing in transit to the Real Property or in transit to or located on the premises of other Persons for processing, on consignment or for storage (collectively, the “Inventory”);

(c)those Contracts set forth on Section 2.1(c) of the Disclosure Schedule (collectively, the “Assigned Contracts”);
(d)all Seller Intellectual Property;
(e)all furniture, fixtures, equipment, machinery, tools, vehicles, trailers, office equipment, supplies, telephones, computer equipment and hardware, including all central processing units, terminals, disk drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, and other tangible personal property owned by Seller, including that of which is identified on Section 2.1(e) of the Disclosure Schedule (collectively, the “Tangible Personal Property”);
(f)all Real Property, as well as all Loss Proceeds;
(g)all Seller Permits that are transferable or assignable under applicable Law (collectively, the “Assigned Permits”), but if any Seller Permit is not transferable or assignable under applicable Law, then Seller shall cooperate with and reasonably assist Buyer in obtaining the equivalent of such Seller Permit prior to the Closing;
(h)all rights to any Legal Proceedings of any nature available to or being pursued by Seller to the extent related to the Business, any of the Purchased Assets or any of the Assumed Liabilities, whether arising by way of counterclaim or otherwise;
(i)all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of Taxes other than refunds of Taxes paid by Seller to the extent such refunds are not taken into account in the computation of Current Assets for purposes of calculating the Net Working Capital) to the extent related to the Business, any of the Purchased Assets or any of the Assumed Liabilities;
(j)all rights, claims, causes of action and similar rights of Seller under or pursuant to all warranties, representations, indemnifications, hold harmless provisions and guarantees made by suppliers, licensors, leasors, manufacturers, contractors and others (including Seller’s predecessors in title to the Purchased Assets) to the extent related to the Business, any of the Purchased Assets or any of the Assumed Liabilities;
(k)all insurance benefits paid or payable on or after the Effective Date, including all rights to claims and proceeds, arising from or relating to the Business, any of the Purchased Assets or any of the Assumed Liabilities, including all such insurance benefits recovered from the Maintained Insurance Policies;
(l)all books and records, including books of account, ledgers and general, financial and accounting records, surveys, maps, building and machinery diagrams and plans, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, personnel files of Seller Continuing Employees, research and development files, records and data, sales material and records, strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Seller Intellectual Property and all written correspondence with Governmental Authorities of Seller or that otherwise relate to the Business, any of the Purchased Assets or any of the Assumed Liabilities (to the extent transferrable by applicable Law), other than books and records set forth in Section 2.2(d); and
(m)all goodwill and the going concern value of the Business, including Seller’s customer relationships, as well as all rights to continue to use the Purchased Assets in the Business.
2.2    Excluded Assets. Notwithstanding anything in this Agreement to the contrary, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any of the following Assets of Seller, and all such Assets shall be excluded from the Purchased Assets (collectively, the “Excluded Assets”):
(a)all of Cash and Cash Equivalents;
(b)all bank accounts of Seller;
(c)Contracts that are not Assigned Contracts;

(d)the corporate seals, Organizational Documents, minute books, limited liability company interest books, Tax Returns, books of account or other records having to do with the company organization of Seller, all employee-related or employee benefit-related files or records, other than personnel files of Seller Continuing Employees, copies of any other books and records of which Seller is required by applicable Law to retain copies (with the understanding that the originals, or where not available, copies, of such other books and records are included within the Purchased Assets) and any other books and records that Seller is prohibited from disclosing or transferring to Buyer under applicable Law;
(e)all Benefit Plans and trusts or other Assets attributable thereto;
(f)all refunds of Taxes paid by Seller to the extent such refunds are not taken into account in the computation of Current Assets for purposes of calculating the Net Working Capital;
(g)the Assets and rights specifically set forth on Section 2.2(g) of the Disclosure Schedule;
(h)the rights that accrue or will accrue to Seller under this Agreement (including the Exhibits and the Disclosure Schedule) or the other Transaction Documents;
(i)the Purina Marketing Agreements;
(j)all futures contracts;
(k)all margin hedging accounts; and
(l)all derivatives and other hedging instruments, except for canola seed, canola meal and canola oil forward purchases and sales.
2.3    Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and shall pay, perform and discharge when due only the following Liabilities of Seller and no other Liabilities (collectively, the “Assumed Liabilities”):
(a)all trade accounts payable of Seller to third parties (specifically excluding any Related Person) in connection with the Business that remain unpaid and are not delinquent as of the Closing and that are taken into account in the computation of Current Liabilities for purposes of calculating Net Working Capital; and
(b)all Liabilities arising under or with respect to the Assigned Contracts and the Assigned Permits solely to the extent any such Liability with respect to any such Assigned Contract or Assigned Permit relates solely to periods after the Closing or to the extent any such Liability is included in the calculation of the Revised Net Working Capital (as finally determined pursuant to Section 3.5.2) and is identified on the example calculation of Net Working Capital on Exhibit C, but specifically excluding all such Liabilities with respect to the Assigned Contracts and the Assigned Permits to the extent resulting from any (i) failure to perform, improper performance, breach, default or violation under any such Assumed Contract or Assigned Permit that occurred prior to or in connection with the Closing, (ii) breach of warranty, product liability, product recall, product warning, tort, infringement or violation of Law that occurred prior to or in connection with the Closing, (iii) Legal Proceeding that is based on facts or circumstances existing prior to or at the Closing, or (iv) inaccuracy in, or breach of, any representation, warranty, covenant, agreement or obligation of Seller in the Transaction Documents, or as would otherwise be contrary to any express indemnification obligation of Seller in this Agreement.
2.4    Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates other than the Assumed Liabilities (collectively, the “Excluded Liabilities”). Seller and its Affiliates are to remain solely responsible for all of the Excluded Liabilities. Seller shall, and shall cause each of its Affiliates to, retain and pay, perform and discharge when due all of the Excluded Liabilities and take all other actions and do everything necessary to ensure that neither Buyer nor any of its Affiliates become liable for any of the Excluded Liabilities.

2.5    Non-Assignable Assets. Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.5, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyer of any Purchased Asset would result in a violation of applicable Law, or would require the Consent of a Person who is not a Party or an Affiliate of a Party (including any Governmental Authority), and such Consent has not been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof; provided, however, that, subject to the satisfaction or waiver of the conditions contained in ARTICLE VII (including the conditions that Seller deliver to Buyer each Assignment and Assumption of Lease, each Landlord Estoppel and each notice required to be given and Consent required to be obtained by Seller in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions), the Closing shall occur notwithstanding such Consent not having been obtained. Following the Closing, the Parties shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required Consent, or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Buyer shall be solely responsible for the Assumed Liabilities after the Closing Date; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor other than as expressly provided for under any applicable Contract. After the Closing and until such Consent is obtained, or if any attempted sale, assignment, transfer, conveyance or delivery would be ineffective or would impair Buyer’s rights under the relevant Purchased Asset such that Buyer would not in effect acquire the benefit of all such rights, Seller, to the extent permitted by applicable Law and such Purchased Asset, shall act as Buyer’s agent in order to obtain for Buyer the benefits under such Purchased Asset and cooperate with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer and Buyer, to the extent permitted by applicable Law and such Purchased Asset, shall pay, perform and discharge the Liabilities incurred by Seller in obtaining such benefits. Once such Consent is obtained, Seller shall sell, assign, transfer, convey and deliver to Buyer the relevant Purchased Asset to which such Consent relates for no additional consideration. Applicable Transfer Taxes in connection with such sale, assignment, transfer, conveyance or delivery shall be equally apportioned between Seller and Buyer in accordance with Section 3.4.
ARTICLE III
Purchase Price; Closing

3.1    Payment of Purchase Price; Escrow Amount.
(a)The aggregate purchase price (the “Purchase Price”) for the purchase and sale of the Purchased Assets is an amount equal to (i) $127,000,000, plus (ii) the Estimated Net Working Capital Surplus, if any, minus (iii) the Estimated Net Working Capital Deficit, if any, plus (iv) the Final Net Working Capital Surplus, if any, minus (v) the Final Net Working Capital Deficit, if any, plus/minus (vi) the Estimated Derivative Adjustment, if any, plus/minus (vii) the Final Derivative Adjustment, if any, plus (viii) the assumption of the Assumed Liabilities by Buyer (to the extent any such Liability is not included in the calculation of the Revised Net Working Capital (as finally determined pursuant to Section 3.5.2)).
(b)At the Closing, Buyer shall:
(i)deposit with the Escrow Agent, as agent to Buyer and Seller, the sum of (A) $6,000,000 (the “Indemnification Escrow Amount”) for general indemnification matters and as a source of funds for the Adjustment Amount and Final Derivative Adjustment if payable by Seller to Buyer pursuant to Section 3.5.2(d) or (e) and (B) $4,225,000 for the Operations Matters (the “Operations Escrow Amount”) into the Escrow Account to be governed by the terms of this Agreement and of the Escrow Agreement and pay to the Escrow Agent the Escrow Fee, in each case, by wire transfer of immediately available funds to the accounts designated by the Escrow Agent;
(ii)pay the Transaction Expenses that are payable as of, or in connection with, the Closing, including (A) fifty percent (50%) of the costs and expenses of, and related to, the Title Insurance Policies, (B) all Accrued Compensation, (C) all PTO Amounts, and (D) all fees and expenses incurred as a result of terminating the Purina Marketing Agreements, in each such case, to the extent not already paid by, or on behalf of, Seller prior to the Closing;
(iii)pay to the Lenders, the amounts necessary to pay off the outstanding Indebtedness owed by Seller to the Lenders, as set forth in the Debt Payoff Letters, by wire transfer of immediately available funds to the accounts designated by the Lenders in the Debt Payoff Letters; and
(iv)pay to Seller the balance of the Closing Payment after giving effect to the payments contemplated in Section 3.1(b)(i), Section 3.1(b)(ii) and Section 3.1(b)(iii), by wire transfer of immediately available funds to the Purchase Price Bank Account.

(c)Buyer is entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any applicable Law, based on the reasonable advice of counsel to Buyer. All such deducted and withheld amounts are to be deemed delivered to Seller.
3.2    Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transactions shall take place at a closing (the “Closing”) no later than two (2) Business Days after the last of the conditions to Closing set forth in ARTICLE VII have been satisfied or waived (other than conditions that by their nature are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), and the Closing is to be conducted remotely through the exchange of Contracts, documents and signatures by facsimile, e-mail or other means of electronic transmission, or by such other method or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). All Transactions that are to occur on and as of the Closing Date are to be deemed to have occurred simultaneously as of the Closing.
3.3    Allocation of Purchase Price. The Purchase Price (and all other amounts required by applicable Law to be capitalized) shall be allocated among the Purchased Assets in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provision of Law, as applicable) as set forth in the Allocation Schedule set forth on Exhibit A (the “Allocation Schedule”). Buyer and Seller and their respective Affiliates shall report and file Tax Returns (including IRS Form 8594) in all respects and for all purposes consistent with the Allocation Schedule. Neither Buyer nor Seller nor any of their respective Affiliates shall take any position (whether in any audit, Tax Return, or otherwise) that is inconsistent with the Allocation Schedule unless expressly required to do so by applicable Law.
3.4    Payment of Sales, Use and Other Taxes. All Transfer Taxes, if any, arising out of or in connection with the Transactions (including any transfer or recording Taxes, documentary stamps and other recording fees due in connection with the sale of the Owned Real Property and the recording of the Deed or the assignment of the Leases and the recording of any documentation in connection therewith) shall be equally apportioned between Seller and Buyer. Seller shall, at Seller’s expense, timely file all Tax Returns and other documents with respect to such Transfer Taxes and timely pay all such Transfer Taxes (and Buyer shall cooperate with respect thereto to the extent reasonably necessary); provided, that Seller (a) shall provide copies of all such Tax Returns to Buyer no less than thirty (30) days prior to the filing of such Tax Returns, (b) shall make such revisions to such Tax Returns as reasonably requested by Buyer in writing, and (c) shall not file such Tax Returns without the prior written consent of Buyer (such consent not to be unreasonably withheld). In addition, all personal property, real property, ad valorem and other similar Taxes (other than and excluding income Taxes) levied with respect to the Purchased Assets for a Straddle Period shall be apportioned between Seller and Buyer based on the number of days included in such Straddle Period through and including the Closing Date and the number of days included in such Straddle Period after the Closing Date, respectively. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns with respect to Taxes addressed in this Section 3.4.
3.5    Purchase Price Adjustment.
3.5.1    Estimated Net Working Capital; Estimated Derivative Adjustment. No later than five (5) Business Days prior to the Closing Date, Seller (a) shall prepare and deliver to Buyer the Estimated Net Working Capital, calculated in accordance with GAAP applied in a manner consistent with the same accounting principles, policies and practices that were used in compiling the Audited Balance Sheet, including the principles, policies and practices set forth on Exhibit B-1 (solely to the extent such accounting principles, policies and practices conform with GAAP) (the “Accounting Methodology”), and (b) shall prepare and deliver to Buyer the Estimated Derivative Adjustment, calculated in accordance with the principles, policies and practices set forth on Exhibit B-2 (the “Derivative Computation Methodology”). The Estimated Net Working Capital Adjustment and the Estimated Derivative Adjustment must be reasonably acceptable to Buyer.
3.5.2    Post-Closing Adjustment.
(a)Within ninety (90) days after the Closing Date, Buyer (a) shall determine the Revised Net Working Capital in accordance with GAAP applied in a manner consistent with the Accounting Methodology and shall provide Seller with written notice of such determination, and (b) shall determine the Revised Derivative Adjustment in accordance with the Derivative Computation Methodology and shall provide Seller with written notice of such determination. Seller shall cooperate as reasonably requested by Buyer in connection with the determination of the Revised Net Working Capital and Revised Derivative Adjustment. During the thirty (30) day period referenced in Section 3.5.2(b), Buyer shall provide Seller with reasonable access, in a manner so as to not unreasonably interfere with the normal operations of Buyer and its Affiliates, to all relevant books, records, contracts, working papers, along with reasonable supporting information and calculations, and those then current employees of Buyer who participated or provided information in connection with Buyer’s preparation of the Revised Net Working Capital calculation or Revised Derivative Adjustment calculation if requested in writing by Seller in connection with Seller’s review and verification of the Revised Net Working Capital or Revised Derivative Adjustment.

(b)If within thirty (30) days following delivery of the Revised Net Working Capital calculation or Revised Derivative Adjustment calculation, Seller has not given Buyer written notice of any objection as to the Revised Net Working Capital calculation or Revised Derivative Adjustment calculation specifying in reasonable detail the nature of such objection, as well as the specific matters in dispute (the “Disputed Matters”) and the amount of any proposed adjustments (an “Objection Notice”), as applicable, then the Revised Net Working Capital and the Revised Derivative Adjustment calculated by Buyer shall be final, binding and conclusive on the Parties and be used in computing the Adjustment Amount and Final Derivative Adjustment, as applicable.
(c)If Seller duly gives Buyer an Objection Notice, and if Seller and Buyer fail to resolve all of the Disputed Matters within thirty (30) days of Buyer’s receipt of such Objection Notice, then Seller and Buyer shall submit the Disputed Matters remaining in dispute (and only such Disputed Matters, as all other matters related to the Revised Net Working Capital calculation and Revised Derivative Adjustment are to be deemed final, binding and conclusive on the Parties) to the Independent Accountant for resolution. The determination by the Independent Accountant of the Disputed Matters remaining in dispute shall be final, binding and conclusive on the Parties and shall adjust the Revised Net Working Capital calculated and the Revised Derivative Adjustment calculated by Buyer accordingly, which, as revised shall be used in computing the Adjustment Amount and Final Derivative Adjustment, as applicable. If any Disputed Matters are submitted to the Independent Accountant for resolution pursuant to this Section 3.5.2(c), Seller and Buyer shall furnish or cause to be furnished to the Independent Accountant such work papers and other documents and information relating to such Disputed Matters as the Independent Accountant may request and are available to that Party or its Representatives. The costs of the Independent Account incurred in connection with this Section 3.5.2(c) will be paid by the Non-Prevailing Party.
(d)If there is a Final Net Working Capital Surplus, then Buyer, within five (5) Business Days of the final determination of such Final Net Working Capital Surplus pursuant to this Section 3.5.2, shall pay to Seller an amount equal to such Final Net Working Capital Surplus by wire transfer of immediately available funds to the Purchase Price Bank Account. If there is a Final Net Working Capital Deficit, then Seller, within five (5) Business Days of the final determination of such Final Net Working Capital Deficit pursuant to this Section 3.5.2, shall pay to Buyer an amount equal to such Final Net Working Capital Deficit by wire transfer of immediately available funds to the account designated by Buyer to Seller in writing. If Seller does not timely pay Buyer in accordance with the foregoing sentence for the Adjustment Amount, if the Adjustment Amount is payable by Seller to Buyer pursuant to this Section 3.5.2(d), Buyer is to have the option, in Buyer’s sole discretion, to recover such amounts from the Escrow Account, in addition to all other rights and remedies available to Buyer at law, in equity or by statute.
(e)If the Final Derivative Adjustment is a positive number, then, Buyer, within five (5) Business Days of the final determination of such Final Derivative Adjustment pursuant to this Section 3.5.2, shall pay to Seller an amount equal to such Final Derivative Adjustment by wire transfer of immediately available funds to the Purchase Price Bank Account. If the Final Derivative Adjustment is a negative number, then, Seller, within five (5) Business Days of the final determination of such Final Derivative Adjustment pursuant to this Section 3.5.2, shall pay to Buyer an amount equal to such Final Derivative Adjustment by wire transfer of immediately available funds to the account designated by Buyer to Seller in writing. If Seller does not timely pay Buyer in accordance with the foregoing sentence for the Final Derivative Adjustment, if the Final Derivative Adjustment is payable by Seller to Buyer pursuant to this Section 3.5.2(e), Buyer is to have the option, in Buyer’s sole discretion, to recover such amounts from the Escrow Account, in addition to all other rights and remedies available to Buyer at law, in equity or by statute.
(f)Subject to Section 8.10, Buyer is to have the right to set-off (or holdback pending resolution of the related claim) the amount of any unpaid or unresolved claims for Losses payable to a Buyer Indemnified Party under ARTICLE VIII against the Adjustment Amount or the Final Derivative Adjustment, if the Adjustment Amount or Final Derivative Adjustment is payable by Buyer to Seller pursuant to Section 3.5.2(d) or (e).
3.5.3    Characterization of the Adjustment Amount and Final Derivative Adjustment. All payments made pursuant to Section 3.5.2 shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.
3.6    Closing Deliverables.
3.6.1    Seller’s Deliverables. At the Closing, Seller shall deliver to Buyer:
(a)a bill of sale and assignment and assumption agreement in substantially the form of Exhibit D (the “Bill of Sale”), duly executed by Seller;
(b)with respect to each parcel of Owned Real Property, a limited warranty deed in substantially the form of Exhibit E (each, a “Deed”), duly executed and notarized by Seller;

(c)with respect to each Lease, (i) an Assignment and Assumption of Lease in substantially the form of Exhibit F (each, an “Assignment and Assumption of Lease”), duly executed by Seller; (ii) either a Landlord Consent and Estoppel Certificate in substantially the form of Exhibit G-1 or a Sub-Landlord Consent and Estoppel Certificate in substantially the form of Exhibit G-2, duly executed by each landlord or sub-landlord, as applicable, under the Leases (including, if a Lease is a sublease, a Consent, Non-Disturbance, Attornment and Estoppel Agreement in substantially the form of Exhibit G-3, duly executed by the master landlord under the applicable master lease) (each, a “Landlord Estoppel”); and (iii) fully executed originals, or if no originals are available, then true, correct and complete copies, of such Leases;
(d)an escrow agreement in substantially the form of Exhibit H (the “Escrow Agreement”), duly executed by Seller;
(e)a non-competition, non-solicitation and confidentiality agreement in substantially the form of either Exhibit I-1 or Exhibit I-2 (collectively, the “Restrictive Covenant Agreement”), duly executed by each member of the Seller Group, as applicable;
(f)the FIRPTA Certificate, in a form reasonably acceptable to Buyer;
(g)the PICO Holdings Guaranty, duly executed by PICO Holdings;
(h)payoff letters (the “Debt Payoff Letters”), duly executed by the Lenders, each in a form reasonably acceptable to Buyer and each providing for, upon the payment of all outstanding Indebtedness identified in such Debt Payoff Letter to the applicable Lender at the Closing, the termination of all Encumbrances (including those contemplated by the Credit Documents) held by such Lender with respect to the Purchased Assets (including the authorization of the filing of all necessary UCC-3 termination statements and other necessary documentation in connection with the termination of such Lender’s security interests);
(i)copies of all notices required to be given and Consents required to be obtained by Seller in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions, including those required to be or otherwise set forth in Section 4.4 of the Disclosure Schedule, each in a form reasonably acceptable to Buyer;
(j)a certificate of the Secretary or another authorized officer of Seller, dated as of the Closing Date, setting forth and attesting to (i) the resolutions of the managers and the sole member of Seller authorizing the execution, delivery and performance of this Agreement and the Seller Closing Documents and the consummation of the Transactions; (ii) copies of the Organizational Documents of Seller as in effect on the Closing Date; (iii) copies of certificates from appropriate Governmental Authorities dated within ten (10) days of the Closing Date, as to the good standing and legal existence of Seller in the state of its formation or organization and as to the qualification of Seller to do business in each jurisdiction in which the character of its Assets (including the Purchased Assets) or nature of its business (including the Business) makes such qualification necessary; and (iv) certifying as to the names, titles and signatures of the officers of Seller authorized to execute this Agreement and the Seller Closing Documents on behalf of Seller;
(k)a certificate of an authorized officer of Seller, dated as of the Closing Date, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c);
(l)current ALTA extended coverage owner’s policies of title insurance that delete any exceptions for matters of survey and other pre-printed exceptions and that includes a zoning endorsement (the “Title Insurance Policies”), the costs and expenses to be equally born by Seller and Buyer, issued by First American Title Insurance Company (the “Title Company”), in the full amount of the Purchase Price allocated to the Owned Real Property, insuring that, as of the Closing Date, title to the Owned Real Property is vested in Buyer, subject only to the Permitted Encumbrances, together with (i) owner’s affidavits, lien waiver affidavits, lien satisfactions, Organizational Documents, “no change” affidavits with respect to existing surveys, FIRPTA affidavits and such other documents and affidavits required by the Title Company as a condition of issuing the Title Insurance Policies and (ii) such other documents as may be reasonably required by Buyer or the Title Company in connection with the conveyance of the Owned Real Property or the issuance of the Title Insurance Policies; provided that Buyer shall be entitled, at its option, cost and expense, and upon reasonable advance notice to Seller, to receive the Title Insurance Policies with any additional endorsements to the Title Insurance Policies as may reasonably be required by Buyer;
(m)with respect to the Real Property, the originals of any Permits, warranties and service Contracts that are in Seller’s possession or under Seller’s control;

(n)certificates of title or origin (or similar documentation) with respect to any equipment or vehicles included in the Purchased Assets for which a certificate of title or origin evidences title, together with assignments of such equipment and vehicles to Buyer, each in a form reasonably acceptable to Buyer and each duly executed by Seller;
(o)assignments of the Seller Intellectual Property, each in a form reasonably acceptable to Buyer and each duly executed by Seller;
(p)user names, passwords and other devices necessary for Buyer and its Representatives to gain access to all computers and other Internet and communication systems and equipment included in the Purchased Assets; and
(q)all other Contracts, documents or certificates required to be delivered by Seller at or prior to the Closing pursuant to Section 7.1 and Section 7.2 or otherwise reasonably requested by Buyer, each in a form and substance reasonably acceptable to Buyer and Seller, and each duly executed by Seller, as applicable.
3.6.2    Buyer’s Deliverables. At the Closing, Buyer shall deliver to Seller:
(a)the amount of the balance described in Section 3.1(b)(iv) in accordance with Section 3.1(b)(iv);
(b)the Bill of Sale, duly executed by Buyer;
(c)with respect to each Lease, an Assignment and Assumption of Lease, duly executed by Buyer;
(d)the Escrow Agreement, duly executed by Buyer;
(e)a certificate of the Secretary or another authorized officer of Buyer, dated as of the Closing Date, setting forth and attesting to the resolutions of the sole member of Buyer authorizing the execution, delivery and performance of this Agreement and the Buyer Closing Documents and the consummation of the Transactions;
(f)a certificate of an authorized officer of Buyer, dated as of the Closing Date, certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b);
(g)evidence that Buyer has (i) assumed the lease obligations for the Purina Rail Cars consistent with those terms set forth opposite each such Purina Rail Car on Exhibit L; (ii) assumed all of Seller’s obligations related to oil and meal sales contracts under the Purina Marketing Agreements committed to by Purina and Seller prior and up to the Closing, excluding only those contracts with a shipment date prior to July 1, 2015, with less than twenty-four (24) tons for truck shipment contracts or ninety-five (95) tons for rail shipment contracts remaining as a diminishing balance, which will provide for payment to Buyer of the amounts contemplated by the Purina Marketing Agreements without any reduction for any fees or expenses, including commissions; and (iii) assumed all obligations for Seed Contracts;
(h)a properly completed certificate of exemption in accordance with the State of Minnesota’s requirements, indicating that Buyer is purchasing, as a reseller, in Minnesota; and
(i)all other Contracts, documents or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.1 and Section 7.3.
3.7    Buyer Parent Guaranty. As security for Buyer’s obligation to pay the Purchase Price, 50% of the costs and expenses of the Title Insurance Policies, 50% of the Transfer Taxes, if any, arising out of or in connection with the Transactions, 50% of the Escrow Fee, and 50% of the HSR Filing Fees, in each case, payable by Buyer in accordance with this Agreement, Buyer Parent shall execute and deliver, simultaneously with Buyer’s execution and delivery of this Agreement, a guaranty (the “Buyer Parent Guaranty”).
3.8    PICO Holdings Guaranty. As security for certain specified indemnification obligations of Seller, PICO Holdings shall execute and deliver, at or prior to the Closing, a guaranty in substantially the form of Exhibit K (the “PICO Holdings Guaranty”).

3.9    Operations Matters.
3.9.1    VOC Matters. The Hallock Plant currently operates under the Air Emission Permit Number 06900025-004 (the “Air Permit”), issued by the Minnesota Pollution Control Agency (“MPCA”). The Air Permit’s Best Available Control Technology (BACT) solvent loss ratio limit is 0.25 gallons of volatile organic compounds per ton of canola seed processed, calculated on a twelve (12) month rolling average basis (the “Current BACT Limit”). The Hallock Plant has at times exceeded the Current BACT Limit and Seller has submitted an amendment application to the MPCA to, among other things, amend the Air Permit by increasing the Current BACT Limit from 0.25 gallons per ton to 0.29 gallons per ton (the “Air Permit Amendment”). If the Air Permit Amendment is not approved by the MPCA, then Buyer may be required to implement certain capital expenditures in order to avoid exceeding the Current BACT Limit (the “Air Permit Capital Expenditures”). Accordingly, the Parties agree as follows:
(a)If, after the four (4) month anniversary of the Closing Date, neither Seller nor Buyer has received (with a copy delivered to the other Party) written notification from MPCA approving or denying the Air Permit Amendment, then, at Buyer’s request, Buyer and Seller shall execute and deliver to the Escrow Agent a Joint Written Direction (as defined in the Escrow Agreement) directing the Escrow Agent to disburse to Buyer those amounts necessary to reimburse Buyer for those expenses of Buyer necessary to place orders and make down payments so as to procure or otherwise arrange for the timely delivery of equipment related to any construction activities at the Hallock Plant that are planned during the Hallock Plant’s routine annual shutdown with the purpose of achieving compliance with the Current BACT Limit from the Operations Escrow Amount (collectively, “Equipment Expenses”), not to exceed $2,425,000 (the “Air Permit Escrow Amount”).
(b)If either Seller or Buyer receives (with a copy delivered to the other Party) written notification from MPCA approving the Air Permit Amendment prior to the six (6) month anniversary of the Closing Date, then Buyer and Seller shall promptly execute and deliver to the Escrow Agent a Joint Written Direction directing the Escrow Agent to (i) disburse an amount equal to the then-current balance of the Air Permit Escrow Amount minus all Equipment Expenses for which Buyer has committed to pay, but has not yet received a disbursement, as of the six (6) month anniversary of the Closing Date to Seller, and (ii) disburse all Equipment Expenses for which Buyer has committed to pay, but has not yet received a disbursement, as of the six (6) month anniversary of the Closing Date to Buyer. Notwithstanding the foregoing, Buyer shall reimburse Seller for any amounts paid to it for Equipment Expenses for which it can reasonably cancel orders and be refunded payments previously made.
(c)Promptly upon the earlier of the (i) denial of the Air Permit Amendment by MPCA and (ii) six (6) month anniversary of the Closing Date, Buyer and Seller shall execute and deliver to the Escrow Agent a Joint Written Direction directing the Escrow Agent to disburse the then-current balance of the Air Permit Escrow Amount to Buyer. Buyer acknowledges and agrees that in the event the Air Permit Escrow Amount is disbursed to Buyer in accordance with the foregoing sentence, the Air Permit Escrow Amount is to be Buyer’s sole remedy and Seller’s sole liability with respect to the Air Permit Capital Expenditures.
3.9.2    Wastewater Matters. The Hallock Plant currently operates under the National Pollutant Discharge Elimination System (NPDES)/State Disposal System (SDS) Permit Number MN0068969 (the “Wastewater Permit”), issued by the MPCA. The Wastewater Permit provides for a daily limit on internal waste stream designated as WS 001 of 254 kg BOD5 per day (the “Internal Waste Stream Limit”). The Hallock Facility has at times exceeded the specified daily Internal Waste Stream Limit and Seller is in the process of completing an amendment application to the MPCA to amend certain aspects of the Wastewater Permit, including that the Internal Waste Stream Limit be eliminated, or alternatively, to amend the Internal Waste Stream Limit to a monthly average duration at an increased value of 350 kg BOD5 per day (the “Wastewater Permit Amendment”). If the Wastewater Permit Amendment is not approved by the MPCA, then Buyer may be required to implement certain capital expenditures in order to avoid exceeding the Internal Waste Stream Limit (the “Wastewater Permit Capital Expenditures”). Accordingly, the Parties agree as follows:
(a)If either Seller or Buyer receives (with a copy delivered to the other Party) written notification from MPCA approving the Wastewater Permit Amendment prior to the six (6) month anniversary of the Closing Date, then Buyer and Seller shall promptly execute and deliver to the Escrow Agent a Joint Written Direction directing the Escrow Agent to disburse $1,800,000 from the Operations Escrow Amount (the “Wastewater Permit Escrow Amount”) to Seller.
(b)Promptly upon the earlier of the (i) denial of the Wastewater Permit Amendment by MPCA and (ii) six (6) month anniversary of the Closing Date, Buyer and Seller shall execute and deliver to the Escrow Agent a Joint Written Direction directing the Escrow Agent to disburse the Wastewater Permit Escrow Amount to Buyer. Buyer acknowledges and agrees that in the event the Wastewater Permit Escrow Amount is disbursed to Buyer in accordance with the foregoing sentence, the Wastewater Permit Escrow Amount is to be Buyer’s sole remedy and Seller’s sole liability with respect to the Wastewater Permit Capital Expenditures.

3.9.3    Buyer Efforts. Buyer agrees that it shall in good faith use commercially reasonable efforts to facilitate and promptly obtain the Air Permit Amendment and the Wastewater Permit Amendment prior to the respective anniversary dates set forth in Sections 3.9.1 and 3.9.2, keeping the Seller apprised of its efforts and all communications with the MPCA and any consultants involved, including Wenck & Associates. Further, Buyer agrees that it shall in good faith use commercially reasonable efforts to operate the Hallock Plant in compliance with the existing Air Permit and Wastewater Permit, to avoid and/or mitigate any costs of compliance and related fines, penalties or similar payments.
ARTICLE IV
Representations and Warranties of Seller

4.1    Organization and Authority of Seller; Capitalization and Subsidiaries.
(a)Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full limited liability company power to own, lease, operate and use the Purchased Assets as they are now owned, leased, operated and used, and to carry on the Business as it is currently being conducted. Seller is duly qualified and licensed to do business and is in good standing in all jurisdictions in which the character of its Assets (including the Purchased Assets) or nature of its business (including the Business) makes such qualification necessary, and each such jurisdiction where Seller is qualified and licensed to do business is set forth in Section 4.1(a) of the Disclosure Schedule.
(b)Seller has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to be executed and delivered by or on behalf of Seller pursuant to Section 3.6.1 (collectively, the “Seller Closing Documents”), to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Seller of this Agreement and the Seller Closing Documents, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the Transactions have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”). Upon the execution and delivery by Seller of each of the Seller Closing Documents, each of the Seller Closing Documents (assuming due authorization, execution and delivery by Buyer and each other party thereto, if applicable) will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. No direct or indirect equity holder of Seller has or will have any appraisal rights, dissenters’ rights or other similar rights with respect to the Transactions under applicable Law, pursuant to any Organizational Documents or otherwise.
(c)Parent is the sole member of Seller and no other Person has any ownership, investment, financial or governance rights or interest, or option or warrant to acquire any such right or interest, in Seller whatsoever. Seller does not have, and has never had, any Subsidiaries and does not own any securities in, or otherwise control, directly or indirectly, any other Person.
4.2    Title to Purchased Assets. Except as set forth in Section 4.2 of the Disclosure Schedule, Seller has good and valid (and, in the case of the Owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all of the Purchased Assets, free and clear of all Encumbrances, except for the Permitted Encumbrances.
4.3    Condition and Sufficiency of Assets; Inventory.
(a)The Purchased Assets are structurally sound and are in good operating condition and repair, and to Seller’s Knowledge and except as otherwise disclosed on Section 4.3(a) of the Disclosure Schedule, none of the Purchased Assets is in need of maintenance or repair, except for ordinary, routine maintenance and repair that are not material in nature or cost. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as currently conducted and constitute all of the Assets and rights necessary to conduct the Business as currently conducted by Seller.
(b)All of the Inventory consists of a quality and quantity useable for its intended purpose and saleable in the ordinary course of business consistent with past practice, none of which is slow-moving, obsolete, damaged or defective, except for slow-moving, obsolete, damaged or defective items that have been written off or written down to net realizable value or for which adequate reserves have been established on the face of the Financial Statements (as opposed to within any notes to the Financial Statements). The quantities of each item of Inventory are not excessive, but are reasonable in the present circumstances of Seller and consistent with accepted industry practice and Seller’s operating and financial forecasts.

4.4    No Conflicts; Consents. Neither the execution and delivery of this Agreement or any of the Seller Closing Documents by Seller nor the consummation by Seller of the Transactions will: (a) contravene, conflict with or result in a violation or breach of any provision of the Organizational Documents of Seller; (b) contravene, conflict with or result in a violation or breach of any provision of any Law applicable to Seller in any material respect; (c) except as set forth in Section 4.4 of the Disclosure Schedule, require the Consent of, notice to or other action by any Person under, contravene, conflict with, result in a violation or breach of, constitute a default under or an event that, with or without notice or lapse of time or both, would constitute a default under, or give any Person the right to declare a default or exercise any remedy under, accelerate the maturity or performance of or payment under, or cancel, terminate or modify any Material Contract; or (d) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, upon any of the Purchased Assets, except in the cases of clauses (b) and (c), with respect to the HSR Act. No Consent, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the Seller Closing Documents and the consummation of the Transactions, except as may be required under the HSR Act and as set forth in Section 4.4 of the Disclosure Schedule.
4.5    Brokers. Except for Stephens Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller.
4.6    Financial Information.
(a)Attached to Section 4.6(a) of the Disclosure Schedule are true, correct and complete copies of (i) Parent’s consolidated audited financial statements consisting of the balance sheets of Parent as of December 31, 2013 and 2014, and the related statements of income and retained earnings, members’ equity and cash flow for the years then ended (collectively, the “Audited Financial Statements”), and (ii) unaudited financial statements consisting of the balance sheet of Seller as of March 31, 2015, and the related statements of income and retained earnings, members’ equity and cash flow for the three-month period then ended (collectively, the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to changes resulting from normal year-end audit adjustments (the effect of which will not be materially adverse) and except as to the absence of footnotes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements present fairly in all material respects the financial condition of Parent and Seller as of the respective dates they were prepared and the results of the operations and cash flows of Parent and Seller for the periods indicated. The consolidated audited balance sheet of Parent as of December 31, 2014 is referred to herein as the “Audited Balance Sheet” and the date thereof as the “Audited Balance Sheet Date”. The unaudited interim balance sheet of Seller as of March 31, 2015 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The accounting records of Seller accurately reflect in all material respects the Assets, Liabilities and results of operations of Seller and have been maintained in accordance with good business and bookkeeping practices.
(b)All of the accounts and notes receivable reflected on the Interim Balance Sheet and all of the accounts and notes receivable arising after the Interim Balance Sheet Date (collectively, the “Accounts Receivable”) constitute valid claims arising from bona fide transactions in the ordinary course of business consistent with past practice, and there are no known or asserted claims, valid legal defenses, refusals to pay or other rights of offset against any of the Accounts Receivables, except for normal cash discounts accrued in the ordinary course of business consistent with past practice. There has not been a materially adverse change in the composition of the Accounts Receivable arising after the Interim Balance Sheet Date, in terms of aging, as reflected in the accounting records of Seller as of the Closing Date as compared to the Accounts Receivable as reflected on the Interim Balance Sheet. None of the Accounts Receivable is subject to prior assignment or Encumbrances. Where any of the Accounts Receivable arose out of secured transactions, all financing statements and other instruments required to be filed or recorded to perfect the title or security interest of Seller have been properly filed, recorded and maintained. The reserve for bad debts established on the Interim Balance Sheet or, with respect to those Accounts Receivable arising after the Interim Balance Sheet Date, on the accounting records of Seller, has been determined in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments (the effect of which will not be materially adverse).
(c)Except as set forth in Section 4.6(c) of the Disclosure Schedule, there are no capital expenditures that Seller plans to make, or to Seller’s Knowledge would, without taking into account the consummation of the Transactions, need to make during the current fiscal year in order to comply with applicable Laws or to continue the Business in substantially the same manner as currently conducted by Seller. Seller has not foregone or otherwise materially altered any planned capital expenditure in anticipation of the Transactions.

4.7    Undisclosed Liabilities. Seller does not have any Liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (i) those that are adequately reflected or reserved against in the Interim Balance Sheet; and (ii) those that have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date, which are not material in amount (either individually or in the aggregate).
4.8    Absence of Certain Changes, Events and Conditions. Since the Audited Balance Sheet Date (i) Seller has conducted the Business in the ordinary course of business in all material respects consistent with past practice; (ii) Seller has used its commercially reasonable efforts to (A) maintain, keep and preserve the Assets of Seller in good condition and repair; (B) preserve the Business intact; (C) keep available the services of the employees and independent contractors of Seller; and (D) preserve the goodwill of suppliers, distributors, vendors, customers and others having business dealings or relations with Seller; and (iii) except as set forth in Section 4.8 of the Disclosure Schedule, there has not been any:
(a)Material Adverse Effect;
(b)amendment of the Organizational Documents of Seller;
(c)entry into any new line of business by Seller, or abandonment or discontinuance of any existing lines of business of Seller;
(d)acquisition by merger or consolidation with, or by purchase of a substantial portion of the Assets or equity of, or by any other manner, any Person or any business or division of such Person;
(e)purchase, lease or other acquisition of the right to own, lease, operate or use any Assets in connection with the Business for an amount in excess of $25,000, individually (in the case of a lease, per annum), or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease), except for purchases of Inventory in the ordinary course of business consistent with past practice;
(f)transfer, assignment, sale, lease or other disposition of any Assets for an amount in excess of $25,000, individually (in the case of a lease, per annum), or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease), or Encumbrance (other than Permitted Encumbrances) placed upon any of the Assets of Seller, except for the sale of Inventory in the ordinary course of business consistent with past practice and except for the Transactions;
(g)material damage, destruction, theft or loss, or any material interruption in use, of any of the Assets of Seller, whether or not covered by insurance;
(h)transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Seller Intellectual Property;
(i)failure to spend funds for any planned or budgeted capital expenditure projects of Seller;
(j)material change in any method of accounting or accounting practice of Seller, except as required by GAAP or applicable Laws;
(k)change in the valuation standards or methods with respect to the Inventory or adjustment from the quantities of any type of Inventory from the levels maintained by Seller in the ordinary course of business consistent with past practice;
(l)change in connection with Seller’s accounts and notes receivable or accounts and notes payable terms, policies or procedures including: (i) taking (or omitting to take) any action that would have the effect of accelerating revenues, accelerating cash receipts or accelerating the collection of accounts receivable or notes receivable to pre-Closing periods that would otherwise be expected to take place or be incurred in post-Closing periods, or (ii) taking (or omitting to take) any action that would have the effect of delaying or postponing the payment of any accounts payable or notes payable to post-Closing periods that would otherwise be expected to be paid in pre-Closing periods;
(m)incurrence, assumption or guarantee of any Indebtedness by Seller, except unsecured current accounts payable incurred in the ordinary course of business consistent with past practice;
(n)cancelation of any debts, entitlements or claims or amendment, termination or waiver of any rights constituting material Assets of Seller;

(o)adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against Seller under similar Law; or
(p)entry into any Contract to do any of the foregoing or any action or omission that could reasonably be expected to result in any of the foregoing.
4.9    Material Contracts.
(a)Section 4.9(a) of the Disclosure Schedule sets forth a true, correct and complete list of each of the following Contracts by which any of the Purchased Assets or Assumed Liabilities are bound or affected, or to which Seller is a party or by which Seller is otherwise bound (collectively, the “Material Contracts”), which relate to the Business, the Purchased Assets or the Assumed Liabilities:
(i)each Contract involving aggregate consideration in excess of $25,000 or requiring performance by any party thereto more than one year from the Effective Date that, in each case, cannot be canceled by Seller without penalty or without more than ninety (90) days’ notice;
(ii)all Contracts that relate to the sale, purchase or license of materials, supplies, goods, services, equipment or other tangible or intangible Assets for consideration in excess of $25,000 or that otherwise involves a Material Customer or Material Supplier;
(iii)all Contracts that require Seller to purchase its total requirements of any product or service from another Person or contains “take or pay” provisions;
(iv)all Contracts for the sale of any of the Purchased Assets or that grant to any Person a Preferential Right with respect to any of the Purchased Assets;
(v)all Contracts that grant any “most favored nations” or similar rights;
(vi)all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;
(vii)all Contracts that relate to the acquisition of any business, a material amount of securities or Assets of any other Person (whether by merger, sale of securities, sale of Assets or otherwise);
(viii)all joint venture or commercial partnership Contracts or any Contract that provides for the sharing of any profits, revenues and/or expenses;
(ix)all Contracts that provide for payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of Seller;
(x)all Contracts that provide for capital expenditures or the acquisition of or construction of fixed Assets involving future payment in excess of $50,000;
(xi)all Contracts that relate to the Real Property, including the Leases;
(xii)all Contracts relating to Indebtedness or full or partial guarantee for any Indebtedness, except for trade accounts payable incurred in the ordinary course of business consistent with past practice;
(xiii)all Contracts with any current or former director, manager, officer, employee or independent contractor of Seller or otherwise provides for severance, termination or similar pay to any such Person;
(xiv)all Contracts that Buyer will acquire with the Purchased Assets (including any Assigned Contract) that limit or purport to limit the freedom of Seller to compete in any line of business or with any Person or in any geographical area or during any period of time, or to solicit any potential customer, supplier, employee or independent contractor;
(xv)all Contracts that grant any license to manufacture or reproduce the products, services or technology of Seller;

(xvi)all Contracts that relate to any license or sublicense of Intellectual Property, including the IP Licenses (excluding commercially available off-the-shelf software available on reasonable and customary terms for a license fee of no more than $15,000 per year);
(xvii)all Contracts that provide for the indemnification of any Person or the assumption or guarantee of any Tax, environmental or other Liability of any Person;
(xviii)all Contracts with any Related Person;
(xix)all Contracts with any Governmental Authority;
(xx)all Contracts with any Union;
(xxi)all powers of attorney with respect to the Business, the Purchased Assets or the Assumed Liabilities; and
(xxii)all Contracts that Buyer will acquire with the Purchased Assets (including any Assigned Contract) that provide for the payment of any cash or other compensation or benefits upon the consummation of the Transactions.
(b)Seller has made available to Buyer in the Virtual Data Room true, correct and complete copies of each written Material Contract, and has made available to Buyer either on Section 4.9(a) of the Disclosure Schedule or in the Virtual Data Room true, correct and complete written descriptions of the material terms of each oral Material Contract.
(c)Except as set forth in Section 4.9(c) of the Disclosure Schedule, (i) each Material Contract is in full force and effect, and is a legal, valid and binding obligation of Seller and, to Seller’s Knowledge, each other party to each Material Contract; (ii) Seller and, to Seller’s Knowledge, each other party to each Material Contract have complied with the terms of the Material Contracts in all material respects; and (iii) Seller and, to Seller’s Knowledge, each other party to each Material Contract (A) have performed all material obligations required to be performed by them respectively under the Material Contracts and (B) are not currently, and since December 31, 2013 have not been, in breach or default in any material respect under the Material Contracts and, to Seller’s Knowledge, no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, any such breach or default or would give any Person the right to declare a default or exercise any remedy under, accelerate the maturity or performance of or payment under, or cancel, terminate or modify any Material Contract. Seller has not released or waived any material rights under any Material Contract.
(d)There are no renegotiations regarding or outstanding rights to negotiate any amounts to be paid or payable to or by Seller under any Material Contract, except with respect to immaterial amounts in the ordinary course of business consistent with past practice, and no Person has made a demand for such negotiations.
4.10    Real Property.
(a)Seller has good and valid (and, in the case of the Owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all of the Real Property. All of the Real Property (including leasehold interests) are free and clear of Encumbrances, except for the following, which specifically excludes any monetary Encumbrance not caused by Buyer, including those that would otherwise fall within one of the categories listed below (collectively, the “Permitted Encumbrances”):
(i)liens for Taxes not yet due and payable; or
(ii)those items set forth in Section 4.10(a) of the Disclosure Schedule.
(b)Section 4.10(b) of the Disclosure Schedule lists:
(i)a true, correct and complete description of all real property interests (including Preferential Rights, beneficial easements, servitudes, mineral interests and other similar rights and interests), other than leasehold interests, held by Seller, including the street address of each parcel of owned real property to which such real property interests relate (collectively, the “Owned Real Property”); and
(ii)a true, correct and complete description of all leasehold interests in real property, including the street address of each parcel of leased real property (collectively, the “Leased Real Property”), and a list of all leases (including master leases and/or subleases) for each parcel of Leased Real Property (each a “Lease” and collectively, the “Leases”), including the identification of the lessee and lessor thereunder.

(c)With respect to the Owned Real Property, except as set forth in Section 4.10(c) of the Disclosure Schedule:
(i)Seller has not received during the past five (5) years written notice of a material violation of any Law, and has not received written notice of condemnation or eminent domain proceedings relating to any part of the Owned Real Property or the operation thereof;
(ii)(A) the Owned Real Property and its operation are in material compliance with all applicable zoning ordinances and other Laws regulating land use, (B) to Seller’s Knowledge, the consummation of the Transactions will not result in a violation of any applicable zoning or other land use ordinance or the termination of any applicable zoning or other land use variance now existing, and (C) the buildings and improvements located on the Owned Real Property are in material compliance with applicable building codes, zoning ordinances and other Laws regulating land use;
(iii)to Seller’s Knowledge, there are no existing or proposed plans to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would affect the Owned Real Property or the operation of the Business;
(iv)other than Permitted Encumbrances, there are no Contracts, Preferential Rights or other enforceable rights or obligations relating to or affecting the Owned Real Property or by which the Owned Real Property is otherwise bound or affected, and no Person has any right or option to acquire or lease any portion of or interest in the Owned Real Property;
(v)to the extent required by Law, there are currently in full force and effect duly issued certificates of occupancy permitting the Owned Real Property and improvements located thereon to be legally used and occupied by Seller;
(vi)to Seller’s Knowledge, there is no (A) planned or proposed increase of a material amount in assessed valuations of the Owned Real Property or (B) Governmental Order requiring repair, alteration or correction of any existing condition affecting the Owned Real Property or the systems or improvements thereon;
(vii)electric, gas, water, sanitary sewer, storm sewer, communications and other utilities are available at the Owned Real Property in capacities sufficient for the normal operations of the Business as currently conducted;
(viii)to Seller’s Knowledge, all improvements on the Owned Real Property and the use of the Owned Real Property by Seller for the operation of the Business conform in all material respects to all applicable Laws (including public and private restrictions, fire, safety and building Laws, and Laws relating to the disabled);
(ix)neither the whole nor any material portion of the Owned Real Property has been damaged or destroyed by fire or other casualty while owned, occupied or otherwise controlled by Seller or any of its Affiliates;
(x)Seller has received no notice of any pending Legal Proceedings for the imposition of any special assessment, or the formation of a special assessment district, that would affect in any manner the Owned Real Property or any portion thereof;
(xi)there are no unpaid bills or claims in connection with the construction of, or any repairs to, the Owned Real Property; and
(xii)Seller has paid all Taxes, Permits and fees due that relate to the Owned Real Property.
(d)With respect to each parcel of Leased Real Property and each Lease:
(i)true, correct and complete copies of each Lease, together with all amendments, modifications, guaranties, supplements, letter agreements, understandings and correspondence related thereto have been made available to Buyer in the Virtual Data Room;
(ii)each Lease is valid, binding, enforceable and in full force and effect, and Seller enjoys peaceful and undisturbed possession of the Leased Real Property;
(iii)Seller is not in breach of or default under any Lease, and no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would constitute such breach or default, and Seller has paid all rent and other charges due and payable under such Lease;

(iv)Seller has not received or given any notice of any default or event that, with or without notice or lapse of time or both, would constitute a default by Seller under any Lease, no other party to such Lease is in default of such Lease, and no party to such Lease has exercised any termination rights with respect to such Lease;
(v)there are no debts or other Liabilities of Seller relating to the Leases or the Leased Real Property, including tenant improvement costs and leasing commissions, vesting, accruing and/or arising prior to or in connection with the Closing;
(vi)Seller has not subleased, assigned or otherwise granted to any Person the right to use or occupy any of the Leased Real Property or any portion thereof;
(vii)Seller has not pledged, mortgaged or otherwise granted an Encumbrance on Seller’s leasehold interest in any Leased Real Property;
(viii)all space and improvements covered by the Leases have been completed and furnished to the satisfaction of Seller, all conditions required under the Leases have been satisfied, and Seller has accepted and taken possession of and presently occupies the Leased Real Property;
(ix)no rent has been paid by Seller in advance under the Leases, Seller has no charge or claim of offset under the Leases or otherwise against rents or other amounts due or to become due thereunder, and no “discounts”, “free rent” or “discounted rent” have been agreed to or are in effect;
(x)Seller has no claim against any lessor under the Leases for any deposit or prepaid rent;
(xi)each lessor under the Leases has satisfied all commitments, arrangements or understandings made to induce Seller to enter into the applicable Lease, and no lessor is in any respect in default in the performance of the terms and provisions of the applicable Lease, nor is there now any fact or condition that, with or without notice or lapse of time or both, would become such a default; and
(xii)except as expressly provided in the applicable Lease or in any amendment or supplement to such Lease, Seller: (A) does not have any right to renew or extend the term of such Lease; (B) does not have any Preferential Right to purchase all or any part of the Leased Real Property or all or any part of the building or premises of which the Leased Real Property are a part; and (C) does not have any right, title, or interest with respect to the Leased Real Property other than as lessee under the Lease.
4.11    Intellectual Property.
(a)Section 4.11(a) of the Disclosure Schedule sets forth a true, correct and complete list of all (i) the following Seller Intellectual Property: all United States and foreign patents and patent rights, registered copyrights, registered trademarks and applications for trademark registration, trade name and assumed business name registrations, domain names, Licensed Software and Owned Software; and (ii) IP Licenses (excluding commercially available off-the-shelf software available on reasonable and customary terms for a license fee of no more than $15,000 per year). Seller exclusively owns all right, title and interest in all Seller Intellectual Property and possesses a valid and enforceable right to use all Intellectual Property covered by the IP Licenses, in each case, free and clear of all Encumbrances. All Seller Intellectual Property is valid and subsisting. All domain names used by Seller and required to be or otherwise set forth in Section 4.11(a) of the Disclosure Schedule are duly registered in the name of Seller. All fees, including renewal fees, due and actions required for the maintenance or protection of the Seller Intellectual Property have been paid and taken, respectively. The Seller Intellectual Property and the IP Licenses are all of the Intellectual Property necessary to conduct the Business as currently conducted. Except as set forth in Section 4.11(a) of the Disclosure Schedule, Seller has not granted, transferred or licensed any Seller Intellectual Property, including any rights thereto (including usage rights), to any Person. The IP Licenses constitute all of the Contracts relating to any grant of rights from a Person to Seller in any Intellectual Property.
(b)Except as set forth in Section 4.11(b) of the Disclosure Schedule, there is no Legal Proceeding, Governmental Order, opposition or cancelation asserted or, to Seller’s Knowledge, threatened by any Person with respect to the ownership, use, validity or enforceability of any of the Seller Intellectual Property or IP Licenses. Neither the conduct of the Business as currently conducted nor any of the Seller Intellectual Property or, to Seller’s Knowledge, any of the IP Licenses infringes, violates, misappropriates, or conflicts with any right of any Person related to Intellectual Property. To the Knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Seller Intellectual Property by any Person. Seller has taken all reasonable measures to protect its Trade Secrets from unauthorized disclosure to other Persons, including entering into customary non-disclosure and confidentiality agreements relating to the disclosure thereof.

(c)With respect to the Owned Software, no open source software or technology was or is used in or incorporated or linked with, in whole or in part, in any manner that could require such Owned Software to be: (i) disclosed or distributed in source code form; (ii) licensed to any Person for the purpose of making derivative works; or (iii) distributed without charge. None of the source code for any of the Owned Software has been published, put in escrow or otherwise disclosed by Seller to any Person, and no licenses or rights have been granted to any Person to distribute, or to otherwise use the source code for the Owned Software. All information technology equipment and systems, used in and necessary to the conduct of the Business as currently conducted, (A) operate and perform in all material respects as necessary for the conduct of the Business as currently conducted and in accordance with their documentation and functional specifications, and (B) to the Knowledge of Seller, do not contain any disabling or destructive code or virus that would impede or result in the disruption of the operation of the Business.
(d)The consummation of the Transactions will not (i) result in the loss or impairment of Buyer’s rights to own or use any of the Seller Intellectual Property or IP Licenses, as compared to such rights of Seller as of the date immediately prior to the Effective Date; (ii) obligate Buyer to pay any royalties or other amounts to any Person in excess of the amounts payable by Seller as of the date immediately prior to the Effective Date; or (iii) unless otherwise set forth in Section 4.11(d) of the Disclosure Schedule, require the Consent of or notice to any Person in respect of any of the Seller Intellectual Property or IP Licenses.
4.12    Insurance. Section 4.12(a) of the Disclosure Schedule sets forth a true, correct and complete list of all insurance policies maintained by Seller or with respect to which Seller is a named insured or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”). The Insurance Policies are in full force and effect, and Seller has not received any written notice or other communication from any applicable insurance company canceling or materially amending any of the Insurance Policies, and, to Seller’s Knowledge, no such cancelation or amendment is threatened. Section 4.12(b) of the Disclosure Schedule sets for a true, correct and complete list of all pending claims and all claims made or paid under the Insurance Policies (or any insurance policies previously maintained by Seller or with respect to which Seller was a named insured or otherwise the beneficiary of coverage) since December 31, 2012.
4.13    Legal Proceedings; Governmental Orders.
(a)Except as set forth in Section 4.13(a) of the Disclosure Schedule, (i) there are no Legal Proceedings currently pending and, since April, 2012, there have not been any material Legal Proceedings pending and, to Seller’s Knowledge, there are no Legal Proceedings currently threatened and, to Seller’s Knowledge, since April, 2012, there have not been any material Legal Proceedings threatened, in each such case, by or against Seller or otherwise involving or affecting the Business, the Purchased Assets or the Assumed Liabilities (or by or against Seller or any Affiliate thereof and relating to Seller); and (ii) to Seller’s Knowledge, no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, any such Legal Proceeding.
(b)Except as set forth in Section 4.13(b) of the Disclosure Schedule, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting Seller, the Business, the Purchased Assets or the Assumed Liabilities and, to Seller’s Knowledge, no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, any such Governmental Order, judgment, penalty or award.
4.14    Compliance with Laws; Permits.
(a)Seller is currently, and has been at all times, in compliance with all applicable Laws in all material respects. Neither Seller nor any of its Representatives on behalf of Seller, has directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any customer, supplier, governmental official or other Person who was, is or may be in a position to help or hinder Seller (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, county, municipal, local or foreign public office.

(b)Seller holds all Permits, including Environmental Permits, necessary (i) for the conduct of the Business as currently conducted and (ii) to own, lease, operate or use all of the Purchased Assets (collectively, the “Seller Permits”). Set forth in Section 4.14(b)(i) of the Disclosure Schedule is a true, correct and complete list of all of the Seller Permits, along with the issuance and expiration date of each of the Seller Permits. Except as set forth in Section 4.14(b)(ii) of the Disclosure Schedule, (a) Seller currently, and at all times has been, in material compliance with all of the terms and requirements of each of the Seller Permits, (b) no material conditions have been imposed in relation to any of the Seller Permits and, to Seller’s Knowledge, there are no facts or circumstances that could lead to the revocation, suspension, variation or non-renewal of, or the inability to transfer to Buyer without any further action by any Governmental Authority, any of the Seller Permits, and (c) all applications required to have been filed for the renewal of each of the Seller Permits have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to the Seller Permits have been duly made on a timely basis with the appropriate Governmental Authorities. Each of the Seller Permits is valid and in full force and effect, and to Seller’s Knowledge, no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, the revocation, suspension, lapse or limitation of any of the Seller Permits. Set forth in Section 4.14(b)(iii) of the Disclosure Schedule is a true, correct and complete list and summary description of all bonds, deposits, financial assurance requirements and insurance coverage required to be submitted to Governmental Authorities to conduct the Business as currently conducted or to own, lease, operate and use the Purchased Assets.
4.15    Environmental Matters.
(a)Except as set forth in Section 4.15(a)(i) of the Disclosure Schedule, Seller is currently, and has been at all times, in compliance with all applicable Environmental Laws in all material respects. Except as set forth in Section 4.15(a)(ii) of the Disclosure Schedule, Seller has not received from any Person any (i) Environmental Notice or Environmental Claim, or (ii) written request for information pursuant to any Environmental Law.
(b)Except as set forth in Section 4.15(b)(i) of the Disclosure Schedule, Seller has obtained and is in material compliance with all Environmental Permits necessary (i) for the conduct of the Business as currently conducted and (ii) to own, lease, operate or use all of the Purchased Assets. Except as set forth in Section 4.15(b)(ii) of the Disclosure Schedule, each Environmental Permit held by Seller is valid and in full force and effect as of the Effective Date, will remain in full force and effect through the Closing and is fully transferable to Buyer.
(c)Except as set forth in Section 4.15(c) of the Disclosure Schedule, no Environmental Claim is currently pending or has been filed against Seller alleging any failure to comply with any Environmental Law or any term or condition of any Environmental Permit.
(d)Except as set forth in Section 4.15(d) of the Disclosure Schedule, there has been no Release of Hazardous Materials in contravention of any applicable Environmental Law with respect to the Business, any of the Assets of Seller (including the Purchased Assets) or any real property currently owned or leased by Seller (including the Real Property), and Seller has not received any Environmental Notice that any real property currently owned or leased by Seller (including the Real Property) or any off-site real property owned by any Person (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material that would reasonably be expected to result in an Environmental Claim against, or a violation of any applicable Environmental Law or any term or condition of any Environmental Permit by, Seller.
(e)Except as set forth in Section 4.15(e) of the Disclosure Schedule, to Seller’s Knowledge, none of the following exist with respect to the Business, any Assets of Seller or any real property currently owned or leased by Seller (including the Real Property): (i) underground storage tanks; (ii) asbestos-containing materials in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments or disposal areas.
(f)Except as set forth in Section 4.15(f) of the Disclosure Schedule, Seller has not treated, stored, disposed of, arranged or permitted the disposal of, transported, handled or Released any substances, including any Hazardous Materials, in a manner that has given or would give rise to any Environmental Claim, including any claim for response costs, corrective action costs, personal injury, property damage, or natural resource damage, pursuant to any applicable Environmental Law.
(g)Except as set forth in Section 4.15(g) of the Disclosure Schedule, Seller has not, either expressly or by operation of law, assumed or undertaken any Liability or Environmental Claim, including any obligation for corrective or remedial action, of any Person relating to any Environmental Law.

4.16    Employee Benefit Matters.
(a)Section 4.16(a) of the Disclosure Schedule sets forth a true, correct and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, that is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller within the preceding six (6) years for the benefit of any current or former director, manager, officer, employee, retiree, independent contractor or consultant of Seller or any spouse or dependent of such individual, or under which Seller or any of its ERISA Affiliates has or may have any Liability or to which the Purchased Assets could be subject, or with respect to which Seller or any of its ERISA Affiliates could reasonably be expected to have any Liability or to which the Purchased Assets could be subject, contingent or otherwise (collectively, the “Benefit Plans”). Except as disclosed on Section 4.16(a) of the Disclosure Schedule, Seller and its ERISA Affiliates have never maintained, sponsored, contributed to or been required to contribute to, and have no Liability with respect to, (i) an employee pension benefit plan subject to Title IV of ERISA; (ii) a multiemployer plan (within the meaning of Section 3(37) of ERISA); (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code); or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).
(b)Except as set forth in Section 4.16(b)(i) of the Disclosure Schedule, each Benefit Plan and related trust has been established, administered and maintained in material compliance with its terms and in material compliance with all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and can rely on a determination letter from the IRS or an opinion letter from the IRS to an applicable pre-approved plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Seller’s Knowledge, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. Except as set forth in Section 4.16(b)(ii) of the Disclosure Schedule, to Seller’s Knowledge, nothing has occurred with respect to any Benefit Plan that would reasonably be expected to subject Seller or any of its ERISA Affiliates to a penalty under Section 502 of ERISA or to a Tax or penalty under Section 4975 of the Code. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and are in material compliance with all applicable Laws and applicable accounting principles.
(c)There is no pending or, to Seller’s Knowledge, threatened Legal Proceeding relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the past three (3) years been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.
(d)Other than as required under Section 601 et seq. of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason.
4.17    Employment Matters.
(a)Seller has made available to Buyer in folders 4.5.37.1 and 4.7 of the Virtual Data Room, descriptions of all independent contractors of Seller and in folders 4.5.30 and 4.6 of the Virtual Data Room a true, correct and complete list of all employees (including those on leave of absence or layoff status) (collectively, the “Business Associates”), with such list setting forth for each of the Seller’s employees the following information, as applicable: (i) name; (ii) title or position (all of which are full time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such employee. All compensation, including wages, commissions and bonuses payable to the Business Associates for services performed have been paid in full. No offer of employment or engagement has been made by Seller with respect to the Business that has not yet been accepted, or that has been accepted where the employment or engagement has not yet begun. The employment or engagement of each Business Associate is terminable at the will of Seller. No Business Associate has given notice terminating such Business Associate’s employment or engagement or is under notice of dismissal. Except as made available to Buyer in folder 5.8 of the Virtual Data Room, no Business Associate is subject to any current disciplinary warnings or procedures.

(b)Except as set forth in Section 4.17(b)(i) of the Disclosure Schedule, Seller is not, and to Seller’s Knowledge never has been, a party to, bound by, or negotiating any collective bargaining or other Contract with any Union, and there is not, and to Seller’s Knowledge has never been, any Union representing or purporting to represent any of Seller’s employees, and, to Seller’s Knowledge, no Union or group of Seller’s employees is seeking or has sought to organize Seller’s employees for the purpose of collective bargaining. Except as set forth in Section 4.17(b)(ii) of the Disclosure Schedule, there is not currently, nor to Seller’s Knowledge has there ever been, any strikes, lockouts, work stoppages, work interruptions, slowdowns, concerted refusal to work overtime or other similar labor disruption or dispute, or to Seller’s Knowledge any threat thereof, involving the employees of Seller related to the Business.
(c)Seller is currently, and at all times has been, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees or independent contractors of Seller, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, independent contractors, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. Except as set forth in Section 4.17(c) of the Disclosure Schedule, (i) there are no Legal Proceedings pending, or to Seller’s Knowledge, threatened against Seller (A) by any current or former employee or independent contractor of Seller with respect to any accident or injury that is not fully covered by the Insurance Policies, or (B) by any Governmental Authority or any current or former applicant, employee or independent contractor of Seller with respect to any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under applicable Laws, and (ii) to Seller’s Knowledge, no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, any such Legal Proceeding.
4.18    Taxes.
(a)Seller has filed or caused to be filed (taking into account any valid extensions of time to file or cause to be filed) all Tax Returns required to be filed by Seller. Such Tax Returns are true, complete and correct in all material respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes attributable to Seller.
(b)Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any equity holder, employee, independent contractor, creditor, customer or other Person, and complied with all information reporting and backup withholding provisions of applicable Law.
(c)There is no Legal Proceeding or Governmental Order currently ongoing, now pending or, to Seller’s Knowledge, threatened, with respect to Seller, the Business, the conduct of the Business, the Purchased Assets or the Assumed Liabilities by any Governmental Authority, and no notification of an intention to examine, request for information related to Tax matters or notice of deficiency or proposed adjustment for any amount of Taxes has been received by Seller. No Governmental Authority with which Seller does not file Tax Returns or pay Taxes has claimed that Seller is or may be subject to taxation by that Governmental Authority. Set forth in Section 4.18(c) of the Disclosure Schedule is a true, correct and complete list of (i) all jurisdictions in which Seller pays Taxes and/or has a duty to file Tax Returns and (ii) all types of Tax Returns filed by or on behalf of Seller.
(d)Seller has not executed or entered into any written Contract with, or obtained or applied for any written Consents or any other Tax rulings from, and there have not been any written Contracts executed or entered into on behalf of Seller with any Governmental Authority, relating to Taxes or the Business, including any closing agreements (as defined in Section 7121 of the Code), IRS private letter rulings or comparable rulings of any Governmental Authority. Seller is not a party to or bound by any Tax sharing Contract, Tax allocation Contract, or similar written Contract the principal purpose of which relates to Taxes (including any advance pricing Contract, closing Contract or other Contract relating to Taxes with any Governmental Authority).
(e)All deficiencies asserted, or assessments made, against Seller as a result of any examinations relating to Taxes by any Governmental Authority have been fully paid.
(f)There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to Seller’s Knowledge, is any Governmental Authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current ad valorem Taxes not yet due and payable).
(g)Neither Seller nor Parent is a “foreign person” as that term is used in Section 1.1445-2 of the Treasury Regulations. Seller does not have, and has never had, a permanent establishment in any country other than the United States and Canada.

4.19    Material Customers and Material Suppliers.
(a)Section 4.19(a) of the Disclosure Schedule sets forth a true, correct and complete list of the top customers of Seller (the “Material Customers”) that each constitute at least ten percent (10%) of the revenue of Seller with respect to the Business based on aggregate revenue of Seller with respect to the Business for the fiscal year ended December 31, 2014 and for the six (6) month period ended June 30, 2015, and the amount of revenue attributable to each Material Customer during such periods.
(b)Section 4.19(b) of the Disclosure Schedule sets forth a true, correct and complete list of the top suppliers of Seller (the “Material Suppliers”) that each constitute at least ten percent (10%) of the Dollar value of purchases by Seller with respect to the Business based on aggregate Dollar value of purchases by Seller with respect to the Business for the fiscal year ended December 31, 2014 and for the six (6) month period ended June 30, 2015, and the Dollar value of the purchases attributable to each Material Supplier during such periods.
(c)Since December 31, 2013, no Material Customer or Material Supplier (i) has provided Seller with any written notice or communication terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between such Material Customer or Material Supplier and Seller, or (ii) has canceled or otherwise terminated or materially reduced any Contract with Seller.
4.20    Related Party Transactions. Except as set forth in Section 4.20 of the Disclosure Schedule, to Seller’s Knowledge, no Related Person nor any Affiliate or member of the immediate family (parent, child or sibling) of any Related Person, (a) is, or since December 31, 2013, has been, directly or indirectly, an owner of more than five percent (5%), or an Affiliate, of any Material Customer or Material Supplier or otherwise involved in any material business arrangement or relationship with Seller or any Material Customer or Material Supplier, other than employment arrangements entered into in the ordinary course of business consistent with past practice; (b) directly or indirectly, owns, or since December 31, 2013, has owned, any of the Purchased Assets or any other material Asset or right, tangible or intangible, used by Seller in the conduct of the Business; (c) engaged in competition with Seller, directly or indirectly, with respect to any line of products or services of Seller in any market presently served by Seller in connection with the Business; or (d) is a party to any Material Contract with Seller, other than employment arrangements entered into in the ordinary course of business consistent with past practice.
4.21    Powers of Attorney. Except as set forth in Section 4.21 of the Disclosure Schedule, Seller has not granted any power of attorney or proxy (revocable or irrevocable) to any Person for any purpose whatsoever in connection with the Business. Seller has not given authority (whether express, implied or ostensible) that is still outstanding or effective to any Person to enter into any Contract on its behalf in connection with the Business, except for Seller’s duly authorized employees to enter into routine business Contracts in the ordinary course of business.
4.22    Independent Investigation. In formulating a decision to enter into this Agreement, Seller has relied solely upon (a) the provisions of this Agreement and the other Transaction Documents, and (b) consultations with its legal and financial advisors with respect to this Agreement.  Except for the representations and warranties contained in ARTICLE V, the Buyer Closing Documents or any of the other Transaction Documents to which Buyer is a party, Seller acknowledges and agrees that Buyer is not making nor has made any representation or warranty.  Seller is selling the Purchased Assets subject only to the provisions of this Agreement and the other Transaction Documents and the specific representations and warranties set forth in ARTICLE V, the Buyer Closing Documents and each of the other Transaction Documents to which Buyer is a party.
4.23    No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE SCHEDULE), THE SELLER CLOSING DOCUMENTS OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH SELLER IS A PARTY, SELLER HAS NOT MADE NOR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE TRANSACTIONS, AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE TRANSACTIONS OTHER THAN THOSE CONTAINED IN THIS ARTICLE IV (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE SCHEDULE), THE SELLER CLOSING DOCUMENTS OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH SELLER IS A PARTY. THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS ARTICLE IV (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE SCHEDULE), THE SELLER CLOSING DOCUMENTS OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH SELLER IS A PARTY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER IN CONNECTION WITH THE TRANSACTIONS.

ARTICLE V
Representations and Warranties of Buyer

Buyer represents and warrants to Seller, as of the Effective Date, as follows:

5.1    Organization and Authority of Buyer. Buyer is a limited liability company, duly incorporated, validly existing and in good standing under the Laws of the state of Minnesota. Buyer has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to be executed and delivered by or on behalf of Buyer pursuant to Section 3.6.2 (collectively, the “Buyer Closing Documents”), to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Buyer of this Agreement and the Buyer Closing Documents, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the Transactions have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Upon the execution and delivery by Buyer of each of the Buyer Closing Documents, each of the Buyer Closing Documents (assuming due authorization, execution and delivery by Seller and each other party thereto, if applicable) will constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
5.2    No Conflicts; Consents. Neither the execution and delivery of this Agreement or any of the Buyer Closing Documents by Buyer nor the consummation by Buyer of the Transactions will: (a) contravene, conflict with or result in a violation or breach of any provision of the Organizational Documents of Buyer; (b) contravene, conflict with or result in a violation or breach of any provision of any Law; or (c) require the Consent of, notice to or other action by any Person under, contravene, conflict with, result in a violation or breach of, constitute a default under or an event that, with or without notice or lapse of time or both, would constitute a default under, or give any Person the right to declare a default or exercise any remedy under, accelerate the maturity or performance of or payment under, or cancel, terminate or modify any material Contract of Buyer, except in the cases of clauses (b) and (c), with respect to the HSR Act and as would not have a material adverse effect on Buyer’s ability to consummate the Transactions. No Consent, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Buyer Closing Documents and the consummation of the Transactions, except as may be required under the HSR Act and as would not have a material adverse effect on Buyer’s ability to consummate the Transactions.
5.3    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Buyer.
5.4    Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and all fees and expenses related to the Transactions for which Buyer is required to pay pursuant to the Transaction Documents.
5.5    Legal Proceedings.
(a)As of the Effective Date, (i) there are no Legal Proceedings pending or, to Buyer’s Knowledge, threatened by or against Buyer or any of its Affiliates that challenge or seek to prevent, enjoin or otherwise delay the Transactions; and (ii) to Buyer’s Knowledge, no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, any such Legal Proceeding.
(b)As of the Effective Date, (i) there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting Buyer or any of its Affiliates that challenge or seek to prevent, enjoin or otherwise delay the Transactions, and, (ii) to Buyer’s Knowledge, no event has occurred or circumstance exists that, with or without notice lapse of time or both, would give rise to, or serve as a basis for, any such Governmental Order, judgment, penalty or award.

5.6    Independent Investigation. In formulating a decision to enter into this Agreement, Buyer has relied solely upon (a) the provisions of this Agreement and the other Transaction Documents, (b) an independent investigation and analysis of the Business, the Purchased Assets and the Assumed Liabilities, and (c) consultations with its legal and financial advisors with respect to this Agreement and the nature of its investment.  Except for the representations and warranties contained in ARTICLE IV (including the disclosures made in the Disclosure Schedule), the Seller Closing Documents or any of the other Transaction Documents to which Seller is a party, Buyer acknowledges and agrees that Seller is not making nor has made any representation or warranty.  Buyer is acquiring the Purchased Assets subject only to the provisions of this Agreement and the other Transaction Documents and the specific representations and warranties set forth in ARTICLE IV (including the disclosures made in the Disclosure Schedule), the Seller Closing Documents and each of the other Transaction Documents to which Seller is a party.
5.7    No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V, THE BUYER CLOSING DOCUMENTS OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH BUYER IS A PARTY, BUYER HAS NOT MADE NOR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE TRANSACTIONS, AND BUYER SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE TRANSACTIONS OTHER THAN THOSE CONTAINED IN THIS ARTICLE V, THE BUYER CLOSING DOCUMENTS OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH BUYER IS A PARTY. THE REPRESENTATIONS AND WARRANTIES OF BUYER CONTAINED IN THIS ARTICLE V, THE BUYER CLOSING DOCUMENTS OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH BUYER IS A PARTY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF BUYER IN CONNECTION WITH THE TRANSACTIONS.
ARTICLE VI
Covenants

6.1    Conduct of Business Prior to the Closing. From (and including) the Effective Date until the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX), Seller shall (i) conduct the Business in the ordinary course; (ii) use commercially reasonable efforts to (A) maintain, keep and preserve the Assets of Seller in good condition and repair; (B) preserve the Business intact; (C) keep available the services of the employees and independent contractors of Seller (including the Business Associates); and (D) preserve the goodwill of suppliers, distributors, vendors, customers and others having business dealings or relations with Seller (including the Material Customers and Material Suppliers); and (iii) except (1) as set forth in Section 6.1 of the Disclosure Schedule, (2) as otherwise expressly provided in this Agreement, or (3) as expressly consented to in writing by Buyer (such consent not to be unreasonably withheld), Seller shall:
(a)maintain its books and records in accordance with past practice;
(b)preserve and maintain all Seller Permits;
(c)maintain in full force and effect the Insurance Policies (or replacement insurance policies continuing similar coverage) and shall not settle or compromise or agree to any settlement or compromise of any insurance or condemnation claim or award;
(d)timely pay its Indebtedness, Taxes and other Liabilities;
(e)timely perform all of its obligations under all Assigned Contracts;
(f)continue to spend funds for all budgeted and planned capital expenditures;
(g)comply with all applicable Laws and promptly deliver to Buyer copies of all written notices of violations of any Laws and promptly notify Buyer of any Legal Proceedings or Governmental Orders affecting Seller, the Business, the Purchased Assets or the Assumed Liabilities, and of any such Legal Proceedings or Governmental Orders that are, to the Knowledge of Seller, threatened;
(h)not sell, transfer or convey or enter into any Contracts related to the sale, transfer or conveyance of all or any portion of the Owned Real Property, or cause or allow any portion of the Owned Real Property to become subject to any Encumbrances, other than Permitted Encumbrances;
(i)not assign or sublease any of the Leased Real Property, or terminate, amend, modify or supplement any of the Leases;
(j)not change or attempt to change, directly or indirectly, the current zoning or other land use status of the Real Property;

(k)promptly after the delivery or receipt thereof, deliver to Buyer copies of all notices concerning Seller or any of the Real Property that relate to Hazardous Materials affecting the Real Property or any actual or threatened condemnation of the Real Property or any portion thereof, and copies of all other correspondence sent, filed, served on or received by Seller from any Governmental Authority relating to the Real Property;
(l)not take any action or permit any action to be taken that could cause any of the changes, events or conditions described in clauses (a) through (p) of Section 4.8 to occur on or after the Effective Date and prior to the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX);
(m)except for pursuing and obtaining the Air Permit Amendment and Wastewater Permit Amendment, and Seller’s activities required thereunder, not enter into any amendment, modification, renewal, termination, cancelation or assignment of any Material Contract or any Seller Permit, or enter into any Contract or obtain any Permit that would have constituted a Material Contract or a Seller Permit, respectively, had Seller entered into such Contract or obtained such Permit prior to the Effective Date;
(n)not adopt, modify or terminate any (i) employment, severance, retention or other Contract with any current or former director, manager, officer, employee or independent contractor of Seller, (ii) Benefit Plan, or (iii) collective bargaining or other Contract with a Union, in each case whether written or oral;
(o)not (i) grant any bonuses, whether monetary or otherwise, or increase any wages, salary, severance, pension or other compensation or benefits in respect of any of the employees or independent contractors of Seller, other than as provided for in any written Contract or required by applicable Law, (ii) change the terms of employment or engagement for any employee or independent contractor of Seller, (iii) terminate any employees of Seller for which the aggregate costs and expenses exceed $10,000, (iv) hire or promote any employee or independent contractor of Seller, except to fill a vacancy in the ordinary course of business consistent with past practice, or (v) take any action to accelerate the vesting or payment of any compensation or benefit for any employee or independent contractor of Seller, except in the ordinary course of business consistent with past practice;
(p)not commence, compromise or settle any Legal Proceeding by or against Seller; and
(q)not enter into any Contract (conditional or otherwise) to do any of the foregoing.
6.2    Access to Information. From (and including) the Effective Date until the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX), Seller shall, for the purpose of Buyer completing its due diligence review: (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the Assets of Seller during normal business hours so as not to unreasonably interfere with the normal operations of Seller, including the Assets, Real Property, premises, books and records, Contracts and other documents and data related to the Business; (b) afford Buyer and its Representatives reasonable access to all of the customers and suppliers of Seller so long as Seller’s Representatives are given the opportunity to be present during discussions with such customers and suppliers; (c) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives reasonably request; and (d) instruct the Representatives of Seller to cooperate with Buyer in its investigation of Seller, the Business, the Purchased Assets and the Assumed Liabilities; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s Representatives and in such a manner as not to unreasonably interfere with the normal operations of Seller. Without limiting the generality of the foregoing, Buyer acknowledges that Seller has permitted Buyer and its Representatives to conduct a Phase I environmental assessment of the Real Property prior to the Effective Date. Buyer acknowledges and agrees that a Phase II environmental assessment is not required prior to the Closing. All requests by Buyer for access pursuant to this Section 6.2 shall be made to Representatives of Seller or such other individuals as Seller may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to disclose any information to Buyer if such disclosure would, in the reasonable opinion of legal counsel to Seller: (i) destroy any attorney-client privilege; or (ii) contravene any applicable Law or binding agreement entered into prior to the Effective Date. Buyer shall, and shall instruct its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 6.2.

6.3    Supplement to Disclosure Schedule. From (and including) the Effective Date until the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX), Seller shall, from time to time, give prompt written notice to Buyer (a “Supplemental Information Notice”) of (a) any breach of or inaccuracy in any of Seller’s representations and warranties in this Agreement or any of the other Transaction Documents, (b) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller hereunder or thereunder, and (c) any Legal Proceedings commenced or Governmental Orders issued or, to Seller’s Knowledge, threatened that, if pending or outstanding on the Effective Date, would have been required to have been disclosed in Section 4.13(a) or Section 4.13(b) of the Disclosure Schedule or that relates to the consummation of the Transactions (collectively, “Supplemental Information”). Only Supplemental Information that arises from events occurring after the Effective Date and that is disclosed in a Supplemental Information Notice is to be deemed, for purposes of ARTICLE VIII, to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in this Agreement that are specifically referenced in the Supplemental Information Notice, and to have cured any misrepresentation or breach of warranty with respect to those representations and warranties that are specifically referenced in the Supplement Information Notice that otherwise might have existed hereunder by reason of such Supplemental Information. Notwithstanding anything in this Agreement to the contrary, no Supplemental Information Notice is to prevent Buyer from terminating, or is to adversely impact Buyer’s right to terminate, this Agreement as a result of such Supplemental Information if Buyer would otherwise have the right to so terminate this Agreement in accordance with ARTICLE IX.
6.4    Employees; Benefit Plans.
(a)Seller shall, at or before the Closing, terminate all Employees, effective no later than the Closing Date. Prior to the Closing, Buyer shall determine those Employees whom Buyer desires to hire and shall offer employment effective on the Closing Date to those Employees Buyer desires to hire (the Employees who accept such employment on the Closing Date or thereafter, the “Seller Continuing Employees”). Seller consents to the hiring of the Seller Continuing Employees by Buyer and any of its Affiliates and waives, with respect to the employment of the Seller Continuing Employees by Buyer and any of its Affiliates, any claims or rights Seller has under any non-competition, confidentiality, non-solicitation or similar restrictive covenants with the Seller Continuing Employees.
(b)Except as expressly set forth in this Agreement, neither Buyer nor any of its Affiliates is assuming any Liabilities with respect to any of the Employees or with respect to any Benefit Plan or any claim thereof or related thereto. From and after the Closing, except as expressly set forth in this Agreement, Seller shall remain solely responsible for all Liabilities in respect of the Employees, including the Seller Continuing Employees, and their respective beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the employment or the actual or constructive termination of employment of any such Employee by Seller (including in connection with the consummation of the Transactions) at or before the Closing; (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Benefit Plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement, or arrangement of Seller, including any such compensation or benefits mandated by applicable Laws; or (iii) salaries, wages, bonuses, incentive compensation, vacation, sick pay and any other compensation or payroll items (including deferred compensation) that accrued at or before the Closing but is unpaid.
(c)From and after the Closing, unless otherwise required by applicable Laws, Seller shall remain solely responsible for all Liabilities to or in respect of the Employees, including the Seller Continuing Employees, relating to or arising in connection with any and all claims for workers’ compensation benefits arising in connection with any occupational injury or disease occurring prior to the Closing. Seller shall provide all notices and make all payments to the Employees, including the Seller Continuing Employees, required by the Worker Adjustment and Retraining Notification Act and all similar applicable Laws as a result of the Transactions, whether such notice is required to be given, if at all, before, on or after the Closing Date.
(d)Seller shall promptly pay to each Seller Continuing Employee (i) the amount (as of the Closing Date) of all earned or accrued salary, wages, bonuses, incentive compensation and any other compensation or payroll items (including deferred compensation) of such Seller Continuing Employee (collectively, “Accrued Compensation”) and (ii) the monetary equivalent (as of the Closing Date) of all earned or accrued unused vacation, personal pay, sick pay and any other paid time off of such Seller Continuing Employee (collectively, “PTO Amounts”). When calculating a Seller Continuing Employee’s Accrued Compensation and PTO Amounts for purposes of this Section 6.4(d), Seller shall not reduce such Seller Continuing Employee’s Accrued Compensation or PTO Amounts if such reduction would not have occurred but for the termination resulting from the consummation of the Transactions, it being the intent of the Parties that such Seller Continuing Employee suffer no loss of any Accrued Compensation or PTO Amounts as a result of such Seller Continuing Employee’s termination in connection with the consummation of the Transactions.

(e)Seller and/or any of its Affiliates, as applicable, shall be solely responsible for the provision of (and any Liability relating to) continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 as provided for under Sections 601 through 608 of ERISA, Section 4980B of the Code, and Sections 54.4980B-1 through 54.4980B-10 of the Treasury Regulations to all former employees of Seller and any other M&A Qualified Beneficiaries (as defined in Section 54.4980B-9, Q&A-4 of the Treasury Regulations), including any former employees of Seller as of the Closing or those employees who otherwise discontinue service to Seller at or before the Closing as a result of the Transactions.
(f)This Section 6.4 shall be binding upon and inure solely to the benefit of the Parties, and nothing in this Section 6.4, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.4. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement, including the Benefit Plans. The Parties acknowledge and agree that the terms set forth in this Section 6.4 shall not create any right in any Employee or any other Person to any continued employment or engagement with Seller, Buyer or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever.
6.5    Confidentiality. The Parties acknowledge that the Confidentiality Agreement remains in full force and effect until its termination in accordance with the terms thereof. Notwithstanding the foregoing or anything in the Confidentiality Agreement to the contrary, Seller agrees that, immediately and automatically upon the Closing, Buyer Parent, Buyer and each of their respective Affiliates and each of their respective Representatives will be permitted to use and disclose confidential information reasonably related to, and reasonably necessary to be disclosed as it relates to, the Purchased Assets, Assumed Liabilities, or ongoing operation of the Business. Except as required by applicable Law and upon prompt prior written notice to Buyer, Seller shall not, and shall cause its Affiliates and its and their respective Representatives not to, disclose, disseminate, divulge, discuss, copy or otherwise use in competition with, or use in a manner harmful to the interest of, Buyer, any of its Affiliates or any of its or their respective businesses (including the Business) any confidential information relating to the Business, any of the Purchased Assets or any of the Assumed Liabilities.
6.6    Governmental Approvals and Other Third-Party Consents
(a)Each Party shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all Consents from all Governmental Authorities that are or become necessary for its execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the performance of its obligations hereunder and thereunder. Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such Consents. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required Consents. If required by the HSR Act and if the appropriate filing pursuant to the HSR Act has not been filed prior to the Effective Date, each Party agrees to make an appropriate filing pursuant to the HSR Act with respect to the Transactions within five (5) Business Days after the Effective Date and to supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act.
(b)All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either Party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the Transactions (but, for the avoidance of doubt, not including any interactions between such Party and any Governmental Authority in the ordinary course of business or any disclosure that is not permitted by applicable Law) shall be disclosed to the other Party in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each Party shall give written notice to the other Party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such written notice being sufficient to provide the other Party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.
(c)Seller shall, as promptly as possible, use its reasonable best efforts to obtain all Consents and give all notices required in connection with the Transactions as set forth in Section 4.4 of the Disclosure Schedule or as otherwise required as a condition to Buyer’s obligations under Section 7.2. Buyer shall reasonably cooperate with Seller in seeking to obtain such Consents.
(d)Nothing in this Agreement (including this Section 6.6) requires, or is to be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before, on or after the Closing Date, any Assets, businesses or interests of Buyer or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such Assets, businesses or interests that, in any such case, could reasonably be expected to adversely impact the economic or business benefits to Buyer of the Transactions; or (iii) any modification or waiver of the terms of this Agreement or any of the other Transaction Documents.

6.7    Books and Records.
(a)In order to facilitate the resolution of any claims made by or against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for the six (6) year period immediately following the Closing, Buyer shall (i) retain copies of all material books, records and documents included within the Purchased Assets that relate to the Business and its operations for periods prior to the Closing; and (ii) upon reasonable advance written notice, afford the Representatives of Seller with reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours and in a manner so as to not unreasonably interfere with the normal operations of Buyer and its Affiliates, to such books, records and documents.
(b)In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for the six (6) year period immediately following the Closing, Seller shall (i) retain copies of all material books, records and documents not included within the Purchased Assets that relate to the Business and its operations for periods prior to the Closing; and (ii) upon reasonable advance written notice, afford the Representatives of Buyer with reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours and in a manner so as to not unreasonably interfere with the normal operations of Seller and its Affiliates, to such books, records and documents. Prior to destroying or disposing of any such books, records or documents, Seller shall offer to transfer such books, records and documents to Buyer by providing Buyer with not less than twenty (20) days prior written notice of Seller’s intention to destroy or dispose of such books, records and documents, with Buyer to exercise its right to obtain such books, records and documents within such twenty (20) day period.
(c)Neither Party is obligated to provide the other Party with access to any books, records or documents pursuant to this Section 6.7, if such access would (i) destroy any attorney-client privilege; or (ii) contravene any applicable Law.
6.8    Exclusivity.
(a)From (and including) the Effective Date until the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX), Seller shall not, and shall not allow any of its Affiliates or any of its or their respective Representatives to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposals or offers from any Person (other than Buyer and its Representatives) concerning (A) any transfer or sale of Assets of Seller (other than the sale of Inventory in the ordinary course of business consistent with past practice), (B) the issuance of any equity or debt interests (other than trade accounts payable in the ordinary course of business consistent with past practice) of Seller, or (C) any acquisition, business combination, amalgamation, change of control, merger or other similar transaction involving Seller, whether structured as an Asset sale, equity sale, merger or otherwise (collectively, an “Acquisition Proposal”), (ii) have any discussion (other than to provide notice as to the existence of the obligations under this Section 6.8) with or provide any information to any Person relating, directly or indirectly, to any Acquisition Proposal, (iii) approve or recommend, or propose to approve or recommend, whether publicly or to any director, manager or equity holder, any Acquisition Proposal, or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principal, merger agreement, acquisition agreement, option agreement or other similar Contract related to any Acquisition Proposal, or propose, whether publicly or to any director, manager or equity holder, or agree to do any of the foregoing related to any Acquisition Proposal.
(b)From (and including) the Effective Date until the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX), Seller shall, and shall cause its Affiliates and its and their respective Representatives to, (i) immediately cease and terminate any existing discussion or negotiation with any Person (other than Buyer and its Representatives) with respect to any Acquisition Proposal, and (ii) use commercially reasonable efforts to recover or cause to be destroyed all information concerning Seller in the possession of such Persons and their respective Representatives (other than information provided to such Person in the ordinary course of business consistent with past practice for purposes unrelated to an Acquisition Proposal).
(c)From (and including) the Effective Date until the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX), Seller shall promptly notify Buyer of, and communicate to Buyer in writing the terms and conditions of (and the identity of the Person making), any Acquisition Proposal.
6.9    Monthly Financial Statements. Until the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX), Seller shall deliver to Buyer, within twenty-one (21) days after the end of each month, a copy of the unaudited financial statements consisting of the balance sheet of Seller as of the end of such month, and the related statements of income and retained earnings, members’ equity and cash flow for the fiscal period then ended (collectively, the “Monthly Financial Statements”).

6.10    Tax Clearance Certificates. If requested by Buyer, Seller shall notify all of the taxing authorities in the jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns of the Transactions in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate could subject Buyer to any Taxes of Seller. If any taxing authority asserts that Seller is liable for any Tax, Seller shall promptly pay all such amounts and shall provide evidence to Buyer that such Taxes have been paid in full or otherwise satisfied.
6.11    Bulk Sales. The Parties hereby (a) waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer, and (b) acknowledge and agree that all Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws are Excluded Liabilities.
6.12    Payment of Excluded Liabilities. Seller shall timely pay or make adequate provision for the payment in full of all of the Excluded Liabilities. If any of the Excluded Liabilities are not so paid or provided for, Buyer has provided Seller with reasonable notice, and Buyer reasonably determines that failure to make any such payments will impair Buyer’s ownership, lease, operation or use of the Purchased Assets or conduct of the Business, then Buyer is permitted, any time after the Closing, to elect to make all such payments directly (but has no obligation to do so) and, within thirty (30) days of Buyer providing Seller notice that Buyer has made such payments, Seller shall promptly reimburse Buyer for such payments. If Seller does not timely reimburse Buyer for any such payments in accordance with this Section 6.12, then, subject to Section 8.10, Buyer is to have the right to set-off any such unreimbursed amounts against any amounts payable to Seller under this Agreement or otherwise, including the Adjustment Amount and Final Derivative Adjustment, if either the Adjustment Amount or Final Derivative Adjustment is payable by Buyer to Seller pursuant to Section 3.5.2(d).
6.13    Misdirected Payments. From and after the Closing, if Seller or any of its Affiliates receives or collects any funds relating to any of the Purchased Assets or any accounts or notes receivable owned by (or are otherwise payable to) Buyer, then Seller shall, and shall cause its Affiliates to, remit such funds to Buyer within five (5) Business Days after receipt of such funds. From and after the Closing, if Buyer or any of its Affiliates receives or collects any funds relating to any of the Excluded Assets, Buyer shall, and shall cause its Affiliates to, remit such funds to Seller within five (5) Business Days after receipt of such funds.
6.14    Existence of Seller. After the Closing, Seller shall maintain its limited liability company existence as a limited liability company duly formed, validly existing and in good standing under the Laws of the state of Delaware through the date that is eighteen (18) months from the Closing Date, except that if Buyer has delivered one or more notices of a claim or potential claim for indemnification of Losses in accordance with ARTICLE VIII on or before such date, Seller shall maintain its limited liability company existence as required in this Section 6.14 until the later of (a) such date and (b) the date that all such claims are ultimately settled by Buyer and Buyer has been fully indemnified for all such claims in accordance with ARTICLE VIII.
6.15    Prorations. To the extent not otherwise addressed by this Agreement, Buyer and Seller shall prorate (as of the Closing), if applicable, all water, sewage disposal, gas, telephone, electric and other utility charges, real property Taxes, real property lease payments, personal property lease payments and all other income and expenses with respect to the Business, the Purchased Assets or the Assumed Liabilities that are normally prorated upon the sale of Assets of a going concern.
6.16    General Liability Insurance; Pollution Insurance. Seller shall (a) maintain in full force and effect the general liability and pollution Insurance Policies in place on the Effective Date (the “Maintained Insurance Policies”), at Seller’s sole cost and expense, on terms (including amounts of coverage) no less favorable than those terms maintained for such Insurance Policies on the Effective Date and consistent with prior practice until the expiration of the then current term of such Insurance Policies (but, in any event, until June 1, 2016); and (b) use commercially reasonable efforts to have Buyer named as an additional insured on the Maintained Insurance Policies prior to the Closing. Seller shall deliver to Buyer within ten (10) days of Buyer’s request, and not less than annually, certificates of insurance evidencing such Insurance Policies. During the period in which Seller is required to maintain such Insurance Policies pursuant to this Section 6.16, Seller shall timely submit, file and make all claims (and only such claims) against such Insurance Policies as requested in writing by Buyer from time to time.
6.17    Casualty or Condemnation of the Real Property. Notwithstanding anything in this Agreement to the contrary, if prior to the Closing any material portion of the Real Property is taken by eminent domain (or is sold in lieu thereof), is the subject of a pending taking, or is materially damaged or destroyed by casualty, Seller shall give Buyer prompt written notice of any such event. Seller shall not settle or compromise or agree to any settlement or compromise of any insurance proceeds or condemnation claim or award (“Loss Proceeds”) without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), and the Loss Proceeds shall not be used for any purpose (including the restoration or repair of the Real Property) without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed). All Loss Proceeds shall be reserved in a segregated account and not commingled with other funds and all Loss Proceeds shall be the property of Buyer following the Closing without the payment of any additional consideration therefor.

6.18    Purina Marketing Agreements. Seller shall terminate the Purina Marketing Agreements, effective at or in connection with the Closing, and Buyer shall, effective at or in connection with the Closing, (i) assume the lease obligations for the Purina Rail Cars consistent with those terms set forth opposite each such Purina Rail Car on Exhibit L; (ii) assume all of Seller’s obligations related to oil and meal sales contracts under the Purina Marketing Agreements committed to by Purina and Seller prior and up to the Closing, excluding only those contracts with a shipment date prior to July 1, 2015, with less than twenty-four (24) tons for truck shipment contracts or ninety-five (95) tons for rail shipment contracts remaining as a diminishing balance, which will provide for payment to Buyer of the amounts contemplated by the Purina Marketing Agreements without any reduction for any fees or expenses, including commissions. Notwithstanding the foregoing, Seller shall be solely responsible for any fees or expenses incurred as a result of terminating the Purina Marketing Agreements.
6.19    Seed Contracts. Buyer shall, effective at or in connection with the Closing, assume all obligations for Seed Contracts.
6.20    Public Announcements; Communications. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of the Transaction Documents or the Transactions or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement. Seller shall consult with Buyer concerning the means by which Seller’s employees, customers, suppliers, lessors, creditors and others having business relations with Seller will be informed of the Transactions, and Seller shall provide Buyer with a reasonable opportunity to be present for any such communications. Consistent with the foregoing, Buyer and Seller acknowledge and agree that upon execution of this Agreement, PICO Holdings will file a copy of this Agreement (excluding the Disclosure Schedule), as an exhibit to a Form 8-K (describing the Transactions) with the U.S. Securities and Exchange Commission and issue a press release, pursuant to PICO Holdings’ obligations under applicable Laws; provided, that PICO Holdings shall provide a copy of such Form 8-K and exhibits thereto to Buyer no less than two (2) days prior to the filing of such Form 8-K and PICO Holdings shall consider any modifications suggested by Buyer, it being acknowledged and agreed that PICO Holdings shall make the ultimate decision in its sole discretion as to what is required to be disclosed in its filings pursuant to securities Laws.
6.21    Further Assurances. From (and including) the Effective Date until the Closing (or, if earlier, the termination of this Agreement in accordance with ARTICLE IX), the Parties agree in good faith to use reasonable best efforts to meet all of the obligations and conditions to the Closing set forth in ARTICLE VII as soon as practicable, in an effort to effectuate the Closing on or before July 31, 2015. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof, give effect to the Transactions and transition the operation of the Business, the Purchased Assets and the Assumed Liabilities to Buyer.
6.22    Futures. Canola seed, soybean meal and soybean oil futures will be settled by a futures exchange between the Parties at 8:00 a.m. (Central Time) the next open trading day subsequent to the Closing Date. The price at which the futures are exchanged will be set at their closing price(s) on the Closing Date on the Chicago Mercantile Exchange for soybean meal and oil contracts and ICE for canola seed contracts. For the avoidance of doubt, Seller shall instruct Macquarie to exchange Seller’s canola seed, soybean meal and soybean meal futures contracts to Buyer’s RJ O’Brien account. To the extent such positions differ from market price at close as defined above, Seller shall settle net cash through its broker. Buyer will effectively step into Seller’s position at market price at close of the markets on the Closing Date.
ARTICLE VII
Conditions to Closing

7.1    Conditions to Obligations of the Parties. The respective obligations of each Party to consummate the Transactions are subject to the satisfaction (or, where legally permissible, waiver by such Party in writing), at or prior to the Closing, of each of the following conditions:
(a)The filings of Buyer and Seller pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.
(b)No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order that is in effect and has the effect of, and no Legal Proceeding shall have been commenced or threatened that if adversely decided would have the effect of, making the Transactions illegal, otherwise restraining or prohibiting consummation of the Transactions or causing any of the Transactions to be rescinded following completion thereof.

(c)Seller shall have received all Consents, Permits and Governmental Orders from the Governmental Authorities referred to in Section 4.4 and Buyer shall have received all Consents, Permits and Governmental Orders from the Governmental Authorities referred to in Section 5.2, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such Consent, Permit or Governmental Order shall have been revoked.
(d)Effective at or in connection with the Closing, Buyer shall (i) assume the lease obligations for the Purina Rail Cars consistent with those terms set forth opposite each such Purina Rail Car on Exhibit L; (ii) assume all of Seller’s obligations related to oil and meal sales contracts under the Purina Marketing Agreements committed to by Purina and Seller prior and up to the Closing, excluding only those contracts with a shipment date prior to July 1, 2015, with less than twenty-four (24) tons for truck shipment contracts or ninety-five (95) tons for rail shipment contracts remaining as a diminishing balance, in accordance with Section 6.18; and (iii) assume all obligations for Seed Contracts.
7.2    Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transactions are subject to the satisfaction (or, where legally permissible, waiver by Buyer in writing), at or prior to the Closing, of each of the following conditions:
(a)Each of the representations and warranties of Seller contained in ARTICLE IV that does not contain an express materiality qualification shall be true and correct in all material respects as of the Closing with the same effect as though made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date). Each of the representations and warranties of Seller contained in ARTICLE IV that does contain an express materiality qualification shall be true and correct in all respects as of the Closing with the same effect as though made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date). Notwithstanding the foregoing, the representations and warranties of Seller contained in Section 4.1, Section 4.2 and Section 4.5 shall be true and correct in all respects as of the Closing with the same effect as though made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(b)Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)A Material Adverse Effect must not have occurred since the Effective Date.
(d)Seller shall have delivered evidence that all Encumbrances on the Purchased Assets, except for any Permitted Encumbrances, have been released and all Indebtedness of Seller has been paid, in each case, at or prior to the Closing.
(e)Seller shall have delivered, or caused to be delivered, to Buyer all Contracts, documents and certificates required to be delivered by Seller pursuant to Section 3.6.1, including the Seller Closing Documents.
(f)Neither the consummation nor the performance of the Transactions shall, directly or indirectly (with or without notice, lapse of time or both), contravene, conflict with, or result in a violation of, or cause Buyer or Seller to suffer any adverse consequence under, (i) any applicable Law, or (ii) any Law that has been published, introduced, or otherwise proposed by or before any Governmental Authority.
(g)Seller shall have delivered evidence reasonably satisfactory to Buyer that the Purina Marketing Agreements have been terminated in accordance with Section 6.18.

7.3    Conditions to Obligations of Seller. The obligations of Seller to consummate the Transactions are subject to the satisfaction (or, where legally permissible, waiver by Seller in writing), at or prior to the Closing, of each of the following conditions:
(a)Each of the representations and warranties of Buyer contained in ARTICLE V that does not contain an express materiality qualification shall be true and correct in all material respects as of the Closing with the same effect as though made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date). Each of the representations and warranties of Buyer contained in ARTICLE V that does contain an express materiality qualification shall be true and correct in all respects as of the Closing with the same effect as though made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date). Notwithstanding the foregoing, the representations and warranties of Buyer contained in Section 5.1 and Section 5.3 shall be true and correct in all respects as of the Closing with the same effect as though made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(b)Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)Buyer shall have delivered to Seller the balance of the Closing Payment described in and in accordance with Section 3.1(b)(iv), by wire transfer of immediately available funds to the Purchase Price Bank Account.
(d)Buyer shall have delivered the Indemnification Escrow Amount and Operations Escrow Amount to the Escrow Agent.
(e)Buyer shall have delivered to Seller, evidence of Buyer’s (i) assumption of the lease obligations for the Purina Rail Cars consistent with those terms set forth opposite each such Purina Rail Car on Exhibit L; (ii) assumption of all of Seller’s obligations related to oil and meal sales contracts under the Purina Marketing Agreements committed to by Purina and Seller prior and up to the Closing, excluding only those contracts with a shipment date prior to July 1, 2015, with less than twenty-four (24) tons for truck shipment contracts or ninety-five (95) tons for rail shipment contracts remaining as a diminishing balance, in accordance with Section 6.18; and (iii) assumption of all obligations for Seed Contracts.
(f)Buyer shall have delivered, or caused to be delivered, to Seller all Contracts, documents, certificates and cash required to be delivered by Buyer pursuant to Section 3.6.2, including the Buyer Closing Documents.
7.4    Frustration of Closing Conditions. Neither Buyer nor Seller are entitled to rely on the failure of any of the conditions set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to comply with its obligations to consummate the Transactions, as required by and subject to Section 6.20.
ARTICLE VIII
Indemnification

8.1    Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date. Notwithstanding the foregoing, (i) the Seller Fundamental Representations and the Buyer Fundamental Representations shall survive indefinitely; (ii) the representations and warranties in Section 4.15 (Environmental Matters) shall survive until the date that is five (5) years from the Closing Date; and (iii) the representations and warranties in Section 4.18 (Taxes) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof), plus thirty (30) days. All of the covenants, agreements and obligations of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period (regardless of when the Losses in respect of such claims are actually incurred) shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

8.2    Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VIII, Seller shall indemnify and defend each of Buyer and its Affiliates and its and their respective equity holders and Representatives (collectively, the “Buyer Indemnified Parties”) against, shall hold each of them harmless from and against, and shall pay on behalf of or reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, any of the Buyer Indemnified Parties based upon, arising out of, with respect to or by reason of:
(a)any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any of the other Transaction Documents, as of the date such representation or warranty was made or as of the Closing as if such representation and warranty was made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, the inaccuracy in or breach of which will be determined as of that specified date);
(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by or on behalf of Seller pursuant to this Agreement or pursuant to any other Transaction Document;
(c)any Excluded Asset, Excluded Liability, Indebtedness, any Transaction Expense and any other Liability (other than any Assumed Liability) imposed under any bulk transfer Law, under any common law doctrine of de facto merger, by operation of law or by reason of Buyer’s status as transferee of, or successor to, the Business or any of the Purchased Assets;
(d)any (i) Taxes of Seller, including any Taxes for which Seller is responsible pursuant to any Contract, Law or otherwise; (ii) Taxes attributable to the activities of the Business occurring prior to the Closing; or (iii) Taxes for which Seller is liable pursuant to Section 3.4, Section 6.10, Section 6.11 or Section 6.15;
(e)any Third-Party Claim based upon, arising out of, with respect to or by reason of the business, operations, Assets or Liabilities of Seller or any of its Affiliates (other than any Assumed Liability) conducted, existing or arising at or prior to the Closing;
(f)any of the matters specified on Exhibit J; or
(g)any Legal Proceeding relating to any of the foregoing, including any Legal Proceeding commenced by a Buyer Indemnified Party for purposes of enforcing such Buyer Indemnified Party’s rights under this ARTICLE VIII if such Buyer Indemnified Party is the prevailing party in any such Legal Proceeding.
8.3    Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and its and their respective equity holders and Representatives (collectively, the “Seller Indemnified Parties”) against, shall hold each of them harmless from and against, and shall pay on behalf of or reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, any of the Seller Indemnified Parties based upon, arising out of, with respect to or by reason of:
(a)any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any of the other Transaction Documents, as of the date such representation or warranty was made or as of the Closing as if such representation and warranty was made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, the inaccuracy in or breach of which will be determined as of that specified date);
(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by or on behalf of Buyer pursuant to this Agreement or pursuant to any other Transaction Document;
(c)any Assumed Liability;
(d)any Liability related to the ownership or use of the Purchased Assets after the Closing (other than any Excluded Liability);
(e)any Liability related to the operations of the Business after the Closing (other than any Excluded Liability); or
any Legal Proceeding relating to any of the foregoing, including any Legal Proceeding commenced by a Seller Indemnified Party for purposes of enforcing such Seller Indemnified Party’s rights under this ARTICLE VIII if such Seller Indemnified Party is the prevailing party in any such Legal Proceeding.

8.4    Certain Limitations and Guidelines. The indemnification provided for in Section 8.2 and Section 8.3 shall be subject to the following limitations and guidelines:
(a)Seller shall not be liable to the Buyer Indemnified Parties under Section 8.2(a) (other than with respect to the representations and warranties in Section 4.1 (Organization and Authority of Seller; Capitalization and Subsidiaries), Section 4.5 (Brokers) and Section 4.18 (Taxes)) until the aggregate amount of all Losses related thereto for which Seller would, but for this sentence, be liable equals or exceeds on a cumulative basis an amount equal to $750,000 (the “Deductible”), in which event Seller shall be liable for all such Losses in excess of the Deductible. Seller shall not be liable to the Buyer Indemnified Parties under Section 8.2(a) (other than with respect to the Seller Fundamental Representations and the representations and warranties in Section 4.18 (Taxes)) for any Losses related thereto for which Seller would, but for this sentence, be liable that exceed an amount equal to $14,000,000 (the “Indemnity Cap”), including any portion of the Indemnification Escrow Amount previously distributed from the Escrow Account to, on behalf of or for the benefit of Seller. Seller shall not be liable to the Buyer Indemnified Parties under Section 8.2(a) (solely with respect to the Seller Fundamental Representations and the representations and warranties in Section 4.18 (Taxes)) for any Losses related thereto for which Seller would, but for this sentence, be liable that exceed an amount equal to the Purchase Price. As set forth in the PICO Holdings Guaranty, Buyer acknowledges and agrees that it will look first to the then current balance of the Indemnification Escrow Amount held in the Escrow Account for any Losses prior to seeking recovery under the PICO Holdings Guaranty.
(b)Buyer shall not be liable to the Seller Indemnified Parties under Section 8.3(a) (other than with respect to the Buyer Fundamental Representations) until the aggregate amount of all Losses related thereto for which Buyer would, but for this sentence, be liable equals or exceeds on a cumulative basis an amount equal to the Deductible, in which event Buyer shall be liable for all such Losses in excess of the Deductible. Buyer shall not be liable to the Seller Indemnified Parties under Section 8.3(a) (other than with respect to the Buyer Fundamental Representations) for any Losses related thereto for which Buyer would, but for this sentence, be liable that exceed an amount equal to the Indemnification Escrow Amount. Buyer shall not be liable to the Seller Indemnified Parties under Section 8.3(a) (solely with respect to the Buyer Fundamental Representations) for any Losses related thereto for which Buyer would, but for this sentence, be liable that exceed an amount equal to the Purchase Price.
(c)Payments by an Indemnifying Party pursuant to Section 8.2 or Section 8.3 in respect of any Loss shall be reduced by any insurance proceeds actually received by the Indemnified Party (or Seller) in respect of any such claim (net of any related costs incurred in connection therewith, including deductibles, retroactive premiums and premium increases). The Indemnified Party shall use commercially reasonable efforts to recover under applicable insurance policies for any Losses prior to seeking indemnification under this Agreement.
(d)In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive damages, unless an Indemnified Party is required to pay punitive damages in connection with a Third-Party Claim.
(e)The representations, warranties, covenants, agreements and obligations of the Parties, and an Indemnified Party’s right to indemnification with respect thereto or otherwise under Section 8.2 or Section 8.3, as applicable, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party, any of its Affiliates or any of its or their respective Representatives, or by reason of the fact that the Indemnified Party knew or should have known that any such representation, warranty, covenant, agreement or obligation is, was or might be inaccurate, breached or not complied with, or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.2 or Section 7.3.
(f)For purposes of calculating the amount of Losses to which any Indemnified Party is entitled under this ARTICLE VIII, the terms “material”, “materially”, “materiality”, “Material Adverse Effect” and other words with similar meaning are to be disregarded.
(g)Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement, including Section 8.1 and this Section 8.4, limits the survival of any claim or the Liability of an Indemnifying Party to an Indemnified Party for fraud or willful misconduct.

8.5    Indemnification Procedures for Third-Party Claims.
(a)If any Indemnified Party receives notice of the assertion or commencement of any Legal Proceeding made or brought by any Person who is not a Party or an Affiliate of a Party or a Representative of a Party or an Affiliate of a Party (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence that is then readily available to the Indemnified Party and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party.
(b)The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party within thirty (30) days after being notified of a Third-Party Claim by the Indemnified Party and unconditionally acknowledging in writing the Indemnifying Party’s indemnification obligations to the Indemnified Party with respect to such Third-Party Claim, to assume the defense of such Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel (such counsel must be reasonably acceptable to the Indemnified Party), and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.5(d), it shall have the right to take such action as it reasonably deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by the Indemnified Party subject to the Indemnifying Party’s right to control the defense thereof and, in any event, the Indemnifying Party shall keep the Indemnified Party fully apprised as to the status of such defense. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to timely notify the Indemnified Party in writing of the Indemnifying Party’s election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 8.5(d), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising out of, with respect to or by reason of such Third-Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 6.5) records relating to such Third-Party Claim (to the extent permitted by applicable Law) and making available, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party in such a manner as not to unreasonably interfere with the normal operations of the non-defending Party, as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.
(c)Notwithstanding anything in this Agreement to the contrary, if (i) the Indemnifying Party is given notice of a Third-Party Claim in compliance with Section 8.5(a) and fails to notify the Indemnified Party of the Indemnifying Party’s election to defend such Third-Party Claim within the time prescribed in Section 8.5(b) or fails to unconditionally acknowledge in writing the Indemnifying Party’s indemnification obligations to the Indemnified Party with respect to such Third-Party Claim; (ii) the claim for indemnification is based upon, arises out of, is with respect to or is by reason of any criminal or quasi-criminal Legal Proceeding; (iii) the relief sought in connection with the Third-Party Claim is not solely monetary damages; (iv) the Indemnified Party reasonably concludes, based upon advice of counsel, that either a conflict exists between the Indemnifying Party and the Indemnified Party in connection with the defense of the Third-Party Claim or there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party; (v) the Indemnified Party reasonably concludes that the Losses relating to such Third-Party Claim could exceed the Indemnification Escrow Amount then held in the Escrow Account; (vi) the Third-Party Claim is asserted directly by or on behalf of a Person that is a customer or supplier of the Indemnified Party; or (vii) the defense of the Third-Party Claim is not instituted and continuously maintained in good faith by the Indemnifying Party, then, in any such case, the Indemnified Party is entitled to assume the defense of such Third-Party Claim and assert a claim against the Indemnifying Party for indemnification with respect to such Third-Party Claim pursuant to the terms of this ARTICLE VIII, with the reasonable costs and expenses of such defense to be included in the amount of Losses sought pursuant to such indemnification. The Indemnifying Party shall cooperate in good faith with the Indemnified Party with respect to the transfer of the defense of such Third-Party Claim from the Indemnifying Party to the Indemnified Party in accordance with this Section 8.5(c).

(d)Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 8.5(d). If a firm offer is made to settle a Third-Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all Liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within fifteen (15) days after the Indemnified Party’s receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.5(b) or Section 8.5(c), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).
8.6    Indemnification Procedures for Direct Claims. Any claim by an Indemnified Party on account of a Loss that does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty (30) day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request, in each such case, in such a manner as not to unreasonably interfere with the normal operations of the Indemnified Party. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
8.7    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.
8.8    Exclusive Remedies. Subject to Section 3.5, Section 6.12 and Section 10.10, the Parties acknowledge and agree that the remedies provided for in this ARTICLE VIII are to be their sole and exclusive remedies with respect to any and all claims based upon, arising out of, with respect to or by reason of matters covered by this Agreement, other than claims based upon, arising out of, with respect to or by reason of (a) any fraud or willful misconduct, or (b) the Restrictive Covenant Agreements (which are to be governed in accordance with the terms therein). Nothing in this Section 8.8 shall interfere with or impede the operation of Section 3.5 (including with respect to the resolution of the Disputed Matters by the Parties and the Independent Accountant) or Section 6.12, or limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10.10 or to seek any remedy on account of fraud or willful misconduct.

8.9    Payment; Escrow. After (a) any final decision, judgment or award shall have been rendered by a Governmental Authority of competent jurisdiction (b) a settlement shall have been consummated, or (c) the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement, in each case, with respect to a Third-Party Claim or a Direct Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party in accordance with this ARTICLE VIII. Notwithstanding anything in this Agreement to the contrary, but subject to Section 8.10, Buyer has the right, in Buyer’s sole discretion, to set-off (or holdback pending resolution of the related claim) any sums due and owing by Seller in accordance with this ARTICLE VIII against any amounts payable to Seller under this Agreement or otherwise, including the Adjustment Amount and Final Derivative Adjustment, if either the Adjustment Amount or the Final Derivative Adjustment is payable by Buyer to Seller pursuant to Section 3.5.2(d). To the extent not set-off in accordance with the foregoing sentence, any sums due and owing by Seller to any Buyer Indemnified Party in accordance with this ARTICLE VIII shall be paid first by release of funds to the applicable Buyer Indemnified Party from the Indemnification Escrow Account by the Escrow Agent pursuant to, and in accordance with, the Escrow Agreement. To the extent the Indemnification Escrow Amount then held in the Escrow Account is fully extinguished or insufficient to pay any remaining sums due and owing by Seller to any Buyer Indemnified Party in accordance with this ARTICLE VIII, then Seller shall be required to pay to the applicable Buyer Indemnified Party all of such additional sums (subject to Section 8.4(a)) by wire transfer of immediately available funds within five (5) Business Days after the occurrence of the earliest event to occur that is described in the first sentence of this Section 8.9. For the avoidance of doubt, the Parties acknowledge and agree that any amounts paid to a Buyer Indemnified Party through any set-off right provided to Buyer under this Agreement, out of the Escrow Account pursuant to this Section 8.9 or through payments made under the PICO Holdings Guaranty shall be counted towards the applicable maximum aggregate liability limitation set forth in Section 8.4(a). In the event any sums are due and owing by Buyer to any Seller Indemnified Party in accordance with this ARTICLE VIII, Buyer shall pay such sums by wire transfer of immediately available funds to the Purchase Price Bank Account within five (5) Business Days after the occurrence of the earliest event to occur that is described in the first sentence of this Section 8.9.
8.10    Set-Off. Prior to effecting any right of set-off provided to Buyer under this Agreement, and without prejudice to any other rights of the Parties, Buyer shall give to Seller a written statement (a “Set-Off Statement”) setting forth the total amount proposed to be set-off and a description of the facts and circumstances that Buyer believes gives rise to such claimed right of set-off. In the event that Buyer has given Seller a Set-Off Statement, Buyer is not to be deemed to have defaulted in the payment of the amount subject to such Set-Off Statement that has otherwise become due and payable on or after the date of such Set-Off Statement, unless and until Buyer fails to comply with the written agreement of the Parties or a final determination with respect to such Set-Off Statement. If, within thirty (30) days following delivery of a Set-Off Statement, Seller has not delivered to Buyer a written notice of any good faith objection to such Set-Off Statement specifying in reasonable detail the nature of such objection, as well as the Disputed Matters and the amount of any proposed adjustments (a “Dispute Notice”), then Buyer is permitted, without further notice and without prejudice to any other rights and remedies available to Buyer, to effect the set-off right subject to such Set-Off Statement, and such action is to be deemed final, binding and conclusive on Seller for all purposes and not subject to further dispute or challenge. If Seller timely delivers to Buyer a Dispute Notice in accordance with this Section 8.10, then the Parties shall in good faith attempt to resolve the Disputed Matters (and, for avoidance of doubt, all other issues contemplated by such Set-Off Statement are to be deemed final, binding and conclusive on Seller). If Seller and Buyer fail to fully resolve all of the Disputed Matters within twenty (20) days following Buyer’s receipt of such Dispute Notice, then each of the Parties is permitted to pursue all other legal remedies available to such Party.
ARTICLE IX
Termination

9.1    Termination. Subject to the provisions of Section 9.2, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:
(a)by the mutual written consent of Seller and Buyer;
(b)by Buyer by written notice to Seller if:
(i)Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Seller by the date that is ninety (90) days from the Effective Date (the “Drop Dead Date”); or
(ii)any of the conditions set forth in Section 7.1 or Section 7.2 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)by Seller by written notice to Buyer if:
(i)Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date; or
(ii)any of the conditions set forth in Section 7.1 or Section 7.3 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(d)by Buyer or Seller in the event that:
(i)there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited;
(ii)any Governmental Authority shall have issued a Governmental Order restraining or enjoining the Transactions, and such Governmental Order shall have become final and non-appealable; or
(iii)if the Closing has not occurred on or before the Drop Dead Date and the failure to complete the Closing is not caused by a breach of this Agreement by the terminating Party, except that if the Closing has not occurred because Consents, Permits, Governmental Orders or other regulatory approvals (including the expiration or termination of any applicable waiting period and any extensions thereof under the HSR Act) contemplated by either Section 7.1(a) or Section 7.1(c) have not been obtained, Buyer is entitled, in Buyer’s sole discretion, to an additional thirty (30) days to obtain such Consents, Permits, Governmental Orders or other regulatory approvals before Seller is entitled to terminate this Agreement pursuant to this Section 9.1(d)(iii).
9.2    Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall forthwith become void and there shall be no Liability on the part of either Party except:
(a)as set forth in this ARTICLE IX, ARTICLE I, Section 6.5, Section 6.19 and ARTICLE X;
(b)that nothing herein shall relieve either Party from Liability for any breach of any provision hereof; and
(c)if this Agreement is terminated, then the Parties acknowledge and agree that the Parties shall be entitled to pursue all remedies available under equity (including pursuant to Section 10.10) and at law.
ARTICLE X
Miscellaneous

10.1    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with Transaction Documents and the Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that Buyer and Seller shall each be responsible for fifty percent (50%) of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act (the “HSR Filing Fees”), Buyer and Seller shall each be responsible for fifty percent (50%) of the costs and expenses of the Title Insurance Policies, Buyer and Seller shall each be responsible for fifty percent (50%) of the Escrow Fee, and Seller shall be responsible for paying all broker’s, finder’s and other fees and compensation payable to Stephens Inc. or any of its Affiliates.

10.2    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.2):

If to Seller:	PICO Northstar Hallock, LLC c/o PICO Holdings, Inc. 7979 Ivanhoe Avenue, Suite 300 La Jolla, CA 92037 Facsimile:858-456-6480 E-mail: jhart@picoholdings.com Attention:John Hart, Chief Executive Officer
with a copy to (which shall not constitute notice):	Stoel Rives LLP 33 South Sixth Street, Suite 4200 Minneapolis, MN 55402 Facsimile:(612) 373‑8881 E-mail:david.quinby@stoel.com Attention:David T. Quinby
If to Buyer:	CHS Hallock, LLC c/o CHS Inc. 5500 Cenex Drive, MS 625 Inver Grove Heights, MN 55077 Facsimile:651-355-4554 E-mail:eric.larson@chsinc.com Attention:Eric T. Larson
with a copy to (which shall not constitute notice):	Maynard, Cooper & Gale, P.C. 1901 Sixth Avenue North 2400 Regions Harbert Plaza Birmingham, AL 35203 Facsimile:205-254-1999 E-mail: bwood@maynardcooper.com Attention:Bradley H. Wood
10.3    Headings. The headings in this Agreement (including the Exhibits and Disclosure Schedule) are for reference only and shall not affect the interpretation of this Agreement.
10.4    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.
10.5    Entire Agreement. This Agreement, together with the Exhibits, the Disclosure Schedule and the other Transaction Documents, constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.
10.6    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. No such assignment shall relieve the assigning Party of any of its obligations hereunder.
10.7    No Third-party Beneficiaries. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.8    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No course of dealing between any Person having any interest in this Agreement is to be deemed effective to amend, modify, supplement or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by either Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
10.9    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)This Agreement, as well as all matters in dispute between the Parties, whether arising from or relating to this Agreement or arising from or relating to alleged extra-contractual facts prior to, during or subsequent to this Agreement, including fraud, misrepresentation, negligence or any other alleged tort or violation of this Agreement, regardless of the legal theory upon which such matter is asserted, are to be governed by, construed under and enforced in accordance with the Laws of the State of Minnesota without regard to any conflicts of laws principles that would require the application of any other Laws.
(b)ANY LEGAL PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF MINNESOTA IN EACH CASE LOCATED IN THE COUNTY OF HENNEPIN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH LEGAL PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY LEGAL PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL PROCEEDING, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9(c).
10.10    Specific Performance and Other Remedies. Each Party hereby acknowledges that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that, if either Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party shall be without an adequate remedy at law. Notwithstanding anything to the contrary herein, if either Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, without limiting or waiving in any respect any rights or remedies of the non-breaching Party under this Agreement now or hereafter existing at law, in equity or by statute, the non-breaching Party shall, in addition to any remedy at law for damages or other relief, be entitled to specific performance of such covenant or agreement or to any other equitable relief, without posting any bond or other undertaking or proving damages. The rights and remedies of the Parties are cumulative and not alternative.
10.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.12    Non-recourse. Except for matters involving fraud or willful misconduct, or as otherwise specifically set forth in the Buyer Parent Guaranty, PICO Holdings Guaranty or the Escrow Agreement (i) this Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Parties and then only with respect to the specific obligations set forth herein with respect to such Party; and (ii) no past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of either Party or of any Affiliate of either Party, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of either Party under this Agreement or for any claim or Legal Proceeding based on, in respect of or by reason of the Transactions.

[Signature Page Follows]

Each of the Parties, intending to be legally bound, has caused this Agreement to be duly executed as of the Effective Date by such Party’s authorized officer.

PICO NORTHSTAR HALLOCK, LLC
By: /s/ Neil C. Juhnke Name: Neil C. Juhnke Title: President

CHS HALLOCK, LLC
By: /s/ Thomas J. Malecha Name: Thomas J. Malecha Title: Vice President

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Allocation Schedule

ASSET CLASS	DOLLAR AMOUNT ALLOCATED

Class I Assets

Cash and Cash Equivalents	$0.00

Class II Assets

Marketable Securities and Certificates of Deposit	$0.00

Class III Assets

Accounts Receivable and Debt Instruments	To be determined based on purchase accounting valuation to be performed after the Closing that is reasonably acceptable to Buyer and Seller

Class IV Assets

Inventories	To be determined based on purchase accounting valuation to be performed after the Closing that is reasonably acceptable to Buyer and Seller

Class V Assets

Fixed Assets	To be determined based on allocation amounts for the other classes of assets
Class VI Assets

Licenses, Permits, Covenants Not To Compete, Trade Names and Other Section 197 Intangibles (Excluding Goodwill and Going Concern Value)	$100,000

Class VII Assets

Goodwill and Going Concern Value	$0.00

EXHIBIT B-1
Accounting Methodology
Overview
This document sets forth the methodology used to compute Seller’s Net Working Capital at Closing for which the included balance sheet accounts are defined in Exhibit C. The computation will be determined consistent with the accounting principles, policies, methodologies, practices and procedures used in preparing Seller’s Audited Financial Statements. If there are differences between Seller’s historical accounting and the methodology described below, the below shall prevail to the extent such Assets were historically recorded on the balance sheet and Liabilities transferred as part of the Transactions. These balance sheet categories are further defined below:
Accounts Receivable - Accounts receivable are recorded at their estimated net realizable value and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statement of cash flows. Seller does not have any off-balance sheet credit exposure related to its customers. Accounts are considered past due if payment is not made on a timely basis in accordance with Seller’s credit terms. Accounts considered uncollectible are written off.  Seller follows a policy of providing an allowance for doubtful accounts when deemed necessary; however, based on historical experience, and its evaluation of the status of receivables, Seller believes that all accounts are collectible in all material respects and thus an allowance is not necessary.
Prepaid Expenses -The only prepaid items to be included in the computation of working capital at Closing is prepayments of seed.
Inventory - Canola seed, oil, and meal inventory balances reflect the net realizable value using spot prices from Barchart.com or Bloomberg for Soybean Oil (BOY00), Soybean Meal (SMY00), Nat Gas (NNY00) and the spot exchange rate for CAD to USD. The spot canola meal and canola RBD oil basis per Global Risk Management on the day of closing is then applied and multiplied by the applicable volume on-hand. For purposes of canola seed, the inventory will be valued using the posted bid price at Enderlin and Altona for inventory held at Hallock and Winkler, respectively. Such posted bid prices for seed may be contested by either Party only to the extent an aggregate difference of $300,000 in the value of Canola seed inventory, inclusive of Canola seed forwards, would result from the use of alternative market pricing data from an independent third party. Crude canola oil will be valued at a $0.01 discount to canola RBD oil.
Not all of Seller’s Inventory is carried at net realizable value. Production inventories, such as hexane, distillate, citric acid, etc., will be recorded at cost as those do not meet the criteria to be marked to net realizable value.
Accounts Payable - Accounts payable are recorded at the invoiced amount as the invoices are received from vendors. Accrued Payables for raw materials received but not invoiced are included in accounts payable.
Accrued Expenses - Accrued expenses are recorded for transactions where goods have been received and/or services performed where an invoice has been received but not in time to process through accounts payable. accrued expenses are also recorded for transactions where goods have been received and/or services performed where no invoice is received and an estimated accrued expense is recorded based on the best available information to determine the liability at the time of reporting. Accrued expenses include, but are not limited to, utilities, rail service/leases, freight, maintenance and production chemicals.

EXHIBIT B-2

Derivative Computation Methodology

1.    Overview.

The base purchase price paid is subject to increase or decrease by an amount equal to the value (negative or positive) of all of the Seller’s derivative positions and forward sales and purchase contracts as of close of business on the date of Closing. As the valuation of the Seller’s commodity derivatives and forward sales and purchase contracts (the “Derivatives and Forward Contracts Value”) fluctuates on a day to day basis, this document sets forth the methodology to be used to calculate the Derivatives and Forward Contracts Value at a given point in time.

The basic valuation principle is for purposes of the Derivatives and Forward Contracts Value is that, derivative positions, defined as futures (including canola seed, soybean meal and soybean oil) and forward sales and purchase contracts (including canola seed, canola meal and canola oil), will be valued at fair market value inclusive of basis.

Valuation methodologies for the specific commodity derivative positions and commodity forward sales and purchase contracts that comprise the aggregate Derivatives and Forward Contracts Value are detailed individually below.

2.    Derivative Positions.

All open derivative positions that have not been settled prior to closing and are transferred as part of the assumed contracts will be valued as part of the Derivatives and Forward Contracts Value. All prices will be based on the closing prices of the individual commodities for the appropriate delivery periods on the respective exchanges on the day of Closing.

3.    Physical Canola Seed Forward Purchases.

Seller contracts for the purchase of canola seed using basis and flat price contracts. The value of the outstanding forward purchase contracts will be marked to market based on the posted bid prices at Enderlin, ND and Altona, MB for forwards with delivery contracted to Hallock and Winkler at Closing, respectively. Such posted bid prices for seed may be contested by either party only to the extent an aggregate difference of $300,000 in the value of canola seed forwards inclusive of canola seed inventory would result from the use of alternative market pricing data from an independent 3rd party.

The contribution to the Derivative and Forward Contracts Value related to outstanding canola seed forwards will be calculated as (i) the volume of open canola seed forwards contracted on flat price multiplied by the difference of ((a) the weighted average contract price associated with those open positions, less (b) the market price of canola seed defined as the applicable delivery month future per the ICE plus/minus basis per the posted bid sheet noted above); plus (ii) the volume of open canola seed forwards contracted at basis only multiplied by the difference of ((a) the weighted average contract basis associated with those open positions, less (b) applicable delivery month basis per the posted bid sheet noted above to result in a total dollar value). For the case where the weighted average contract price is greater than the market price, the contribution to the Derivatives and Forward Contracts Value will be negative by that total dollar value since that would imply that Seller’s purchases were above market. Likewise, if the weighted average contract price is less than the market price, the contribution to the Derivatives and Forward Contracts Value will be positive by that total dollar value since it would imply that Seller’s purchases were below market.

4.    Physical Meal and Oil Forward Sales.

Seller contracts for sale of canola meal and oil using basis and flat price contracts. The value of outstanding forward sales contracts will be marked to market based on Global Risk Management (“GRM”) provided average basis observed in the market.

The contribution to the Derivative and Forward Contracts Value to account for canola meal forwards will be determined by (i) the volume of open canola meal forwards contracted on flat price multiplied by the difference of ((a) the weighted average contract price associated with those open positions, less (b) the market price of canola meal defined as the CME soybean meal price plus/minus the basis provided by GRM for the applicable month of shipment), plus (ii) the volume of open canola meal forwards contracted at basis only multiplied by the difference of ((a) the weighted average contract basis associated with those open positions, less (b) the market price of canola meal defined as applicable delivery month basis per GRM). For the case where the weighted average contract price is greater than the market price, the contribution to the Derivatives and Forward Contracts Value will be positive by that total dollar value since that would imply that Seller’s sales were above market. Likewise, if the weighted average contract price is less than the market price, the contribution to the Derivatives and Forward Contracts Value will be negative by that total dollar value since it would imply that Seller’s sales were below market.

Canola oil forwards will be priced in a manner consistent with that outlined for canola meal above, except that market prices will be based on the CME soybean oil prices and GRM average basis in the applicable months at Closing.

EXHIBIT C

Example Calculation of Net Working Capital

[See Attached]

Project CRUSH
Sample Calculation
(Dollars in Thousands)

Currency: ($USD 000's)	Mar15
Assets:
Trade and other receivables
Intercompany Receivables	—	Excluded asset
Accounts Receivable - Other	48
Accounts Receivable - Trade	1,861
Accounts receivable	27
MN Sales Tax Receivable	—	Excluded asset
Trade and Other Receivables	1,935

Inventory
Canola Seed Inventory	1,546
Canola Meal	209
Canola Crude Oil	599
Canola RBD Oil	2,008
Sodium Hyroxide	7
Phosphoric Acid	32
Citrix Acid	2
Bleaching Clay	23
Dietomateous Earth	13
Silica	51
Hexane	53
Inventory	4,544

Prepaid Expenses
Prepaid financing / LOL	—	Excluded asset
Prepaid Grain	12
Prepaid Insurance	—	Excluded asset
Prepaid Other	—	Excluded from computation of NWC
Prepaid Expenses	12
Hedging Margin Account	—	Excluded asset
Current Assets	$6,491
Accounts Payable and Accrued Expenses
A/P Control	862
EE withholding - Flex	—	Excluded liability
Accounts payable	2,193
Accrued Audit Fees	—	Excluded liability
Accrued Interest Payable	—	Excluded liability
Accrued Legal	—	Excluded liability
Accrued Property Tax	—	Excluded liability
Accrued Tax Prep	—	Excluded liability
Unearned Revenues	—	Excluded liability
Accrued 401(k) Profit Sharing	—	Excluded liability
Accrued Payroll Tax - FUTA	—	Excluded liability
Accrued Expenses - Other	718
Accrued Vacation - ND	—	Excluded liability
Accrued Vacation - MN	—	Excluded liability
Accounts Payable and Accrued Expenses	$3,774
Current Liabilities	$3,774
NET WORKING CAPITAL, AS ADJUSTED	2,717

EXHIBIT D

Bill of Sale

[See Attached]

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
This Bill of Sale and Assignment and Assumption Agreement (this “Agreement”), dated as of [∙], 2015, is entered into by and between PICO Northstar Hallock, LLC, a Delaware limited liability company (“Seller”), and CHS Hallock, LLC, a Minnesota limited liability company (“Buyer”). Buyer and Seller are each referred to herein as a “Party” and, together, the “Parties”.
RECITALS
A.The Parties entered into that certain Asset Purchase Agreement, dated as of [∙], 2015 (the “Purchase Agreement”), pursuant to which (i) Seller agreed to sell, assign, transfer, convey and deliver to Buyer, and Buyer agreed to purchase from Seller, free and clear of all Encumbrances, except for any Permitted Encumbrances, all of Seller’s right, title and interest in, to and under all of the Purchased Assets, and (ii) Buyer agreed to assume the Assumed Liabilities.

B.The Purchase Agreement requires that the Parties enter into this Agreement in connection with the Closing.

AGREEMENT
The Parties, intending to be legally bound, hereby agree as follows:
1.Purchased Assets. Effective as of the Closing and subject to the terms and conditions set forth in the Purchase Agreement, Seller hereby, sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases from Seller, free and clear of all Encumbrances, except for any Permitted Encumbrances, all of the Seller’s right, title and interest in, to and under all of the Purchased Assets. Seller shall execute and deliver, at the reasonable request of Buyer, such further instruments of sale, assignment, transfer, conveyance and delivery and take such other action as Buyer reasonably requests to more effectively consummate the Transactions.

2.Assumed Liabilities. Effective as of the Closing and subject to the terms and conditions set forth in the Purchase Agreement, Buyer hereby assumes the Assumed Liabilities. Buyer assumes no Excluded Liabilities, which remain the sole obligation of Seller following the Closing.

3.Terms of the Purchase Agreement. The terms of the Purchase Agreement, including the Parties’ representations, warranties, covenants, agreements and indemnities, are not superseded by this Agreement, but remain in full force and effect to the full extent provided in the Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement are to govern.

4.Power of Attorney. Seller hereby constitutes and appoints Buyer as the true and lawful agent and attorney-in-fact of Seller, with full power of substitution and resubstitution, in whole or in part, in Seller’s name, but on behalf and for the benefit of Buyer and its successors and assigns, (a) to demand, receive and collect any and all of the Purchased Assets and to give receipts and releases for and in respect of the Purchased Assets, or any part of the Purchased Assets, (b) to institute and prosecute any and all Legal Proceedings at law, in equity or otherwise that Buyer or its successors and assigns deem proper for the collection or reduction to possession of any of the Purchased Assets or for the collection or enforcement of any claim or right of any kind hereby sold, assigned, transferred, conveyed and delivered, or intended so to be, and (c) to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Purchased Assets and to use Seller’s name only as reasonably necessary for the recovery and collection of the Purchased Assets. Seller hereby declares that the foregoing powers are coupled with an interest and are irrevocable by Seller.

5.General Provisions.

(a)This Agreement is executed and delivered pursuant to the Purchase Agreement and is effective as of the Closing. Nothing contained in this Agreement is to limit, amend, or reduce or expand the rights of the Parties provided for in the Purchase Agreement.

(b)Subject to the terms of this Section 5(b), this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Neither Party is permitted to assign any of such Party’s rights or delegate any of such Party’s obligations under this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed). No assignment or delegation is to relieve the assigning or delegating Party of any of such Party’s obligations under this Agreement. Nothing in this Agreement is to be construed to give any Person other than the Parties any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 5(b).

(c)The Transaction Documents constitute the entire agreement between the Parties and, subject to Section 3, supersede all prior agreements, whether written or oral, between the Parties with respect to the subject matter of the Transaction Documents. The Parties are not permitted to amend this Agreement, except by a written agreement signed by the Parties. No course of dealing between or among any Persons having any interest in this Agreement is to be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

(d)Neither the failure nor any delay by either Party in exercising any right under this Agreement is to operate as a waiver of such right, and no single or partial exercise of any such right is to preclude any other or further exercise of such right or the exercise of any other right. No waiver of any of the provisions of this Agreement is to be deemed or is to constitute a waiver of any other provisions of this Agreement, whether or not similar, nor is any waiver to constitute a continuing waiver.

(e)Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction is to be, as to that jurisdiction, ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or provision of this Agreement is invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

(f)This Agreement and the other Transaction Documents, as well as all matters in dispute among the Parties, whether arising from or relating to this Agreement or any of the other Transaction Documents, or arising from or relating to alleged extra-contractual facts prior to, during, or subsequent to the Transaction Documents, including fraud, misrepresentation, negligence or any other alleged tort or violation of the Transaction Documents, regardless of the legal theory upon which such matter is asserted, are to be governed by, construed under and enforced in accordance with the Laws of the State of Minnesota without regard to any conflicts of laws principles that would require the application of any other Laws.

(g)THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE TRANSACTIONS, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY IS PERMITTED TO FILE A COPY OF THIS SECTION 5(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY LEGAL PROCEEDING WHATSOEVER BETWEEN THE PARTIES RELATING TO THIS AGREEMENT OR THE TRANSACTIONS IS INSTEAD TO BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(h)The Parties are permitted to execute this Agreement in one or more counterparts, each of such counterparts is to be deemed to be an original copy of this Agreement and all of which, when taken together, are to be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, electronic mail or other electronic transmission is to constitute effective execution and delivery of this Agreement as to the Parties. Signatures of the Parties transmitted by facsimile, electronic mail or other electronic transmission are to be deemed to be the Parties’ original signatures for any purpose whatsoever.

(i)Each Party hereby acknowledges that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that, if either Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party shall be without an adequate remedy at law. Notwithstanding anything to the contrary herein, if either Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, without limiting or waiving in any respect any rights or remedies of the non-breaching Party under this Agreement now or hereafter existing at law, in equity or by statute, the non-breaching Party shall, in addition to any remedy at law for damages or other relief, be entitled to specific performance of such covenant or agreement or to any other equitable relief, without posting any bond or other undertaking or proving damages. The rights and remedies of the Parties are cumulative and not alternative.

(j)Except as otherwise explicitly specified in this Agreement to the contrary, (i) references to a Section means a Section of this Agreement, unless another agreement is specified; (ii) the word “including” is to be construed as “including, without limitation;” (iii) the words “or,” “either” and “any” are not to be construed as exclusive; (iv) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (v) words in the singular or plural form include the plural and singular form, respectively; (vi) pronouns are to be deemed to refer to the masculine, feminine or neuter, as the identity of the Person or Persons requires; (vii) the words “asset” and “property” are to be construed to have the same meaning and effect and to refer to all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and real and personal property; (viii) references to a particular Person include such Person’s successors and permitted assigns; (ix) references to a particular statute, rule or regulation include all rules and regulations thereunder and any predecessor or successor statutes, rules or regulations, in each case as amended or otherwise modified from time to time; (x) references to a particular agreement, document, instrument or certificate mean such agreement, document, instrument or certificate as amended, supplemented or otherwise modified from time to time if permitted by the provisions thereof; (xi) references to “Dollars” or “$” are references to United States Dollars; (xii) an accounting term not otherwise defined in this Agreement has the meaning ascribed to such term in accordance with GAAP; and (xiii) references to “written” or “in writing” include electronic form. The headings of Sections are provided for convenience only and are not to affect the construction or interpretation of this Agreement.

(k)The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the Parties and no presumption or burden of proof is to arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

(l)Capitalized terms used in this Agreement, but not defined in this Agreement, have the meanings given such terms in the Purchase Agreement.

[Signature Page Follows]

Each of the Parties, intending to be legally bound, has caused this Agreement to be duly executed on such Party’s behalf by an authorized representative of such Party, as of the date first set forth above.
BUYER:
CHS Hallock, LLC
By: _________________________________
Name: _______________________________
Title: ________________________________
SELLER:
PICO Northstar Hallock, LLC
By: _________________________________
Name: _______________________________
Title: ________________________________

EXHIBIT E

Deed

[See Attached]

(Top 3 inches reserved for recording data)
LIMITED WARRANTY DEED
Business Entity to Business Entity

eCRV number: ________________

DEED TAX DUE: $__________________	DATE: ____________________

FOR VALUABLE CONSIDERATION, PICO Northstar Hallock, LLC, a limited liability company formed under the laws of the State of Delaware (“Grantor”), hereby conveys to CHS Hallock, LLC, a limited liability company formed under the laws of the State of Minnesota (“Grantee”), real property in Kittson County, Minnesota, legally described as follows (the “Property”):

Tract A:
The South Half of the Northeast Quarter and the North Half of the Southeast Quarter of Section Twelve, Township One Hundred Sixty North of Range Forty-nine West of the Fifth Principal Meridian, lying easterly of the easterly Right of Way of the Burlington Northern Railroad, Kittson County, Minnesota.

Tract B:
The South Half of the Southeast Quarter of Section Twelve, Township One Hundred Sixty North of Range Forty-nine West, lying easterly of the easterly Right of Way of the Burlington Northern Railroad, Kittson County, Minnesota.

Tract C:
The North Half of the Northeast Quarter of Section Twelve, Township One Hundred Sixty North of Range Forty-nine West of the Fifth Principal Meridian, Kittson County, Minnesota, lying easterly of the easterly Right of Way of the Burlington Northern Railroad and westerly of the westerly Right of Way of the Burlington Northern Railroad.

Tract D:
The South Half of the Southeast Quarter of Section One, Township One Hundred Sixty North of Range Forty-Nine West of the Fifth Principal Meridian, situate in the County of Kittson and the State of Minnesota, less the Great Northern Railroad Right of Way; excepting therefrom the following described parcel: That part of the Southeast Quarter of Section 1, Township 160 North, Range 49 West of the Fifth Principal Meridian, Kittson County, Minnesota, described as follows: Commencing at the southeast corner of said Section 1; thence North 89 degrees 33 minutes 04 seconds West, assumed bearing, along the south line of said Southeast Quarter, a distance of 450.99 feet; thence North 00 degrees 00 minutes 00 seconds East 175.04 feet; thence North 90 degrees 00 minutes 00 seconds West 123.00 feet to the point of beginning; thence North 00 degrees 00 minutes 00 seconds East 267.00 feet; thence South 90 degrees 00 minutes 00 seconds East 350.00 feet; thence South 00 degrees 00 minutes 00 seconds West 267.00 feet; thence North 90 degrees 00 minutes 00 seconds West 350.00 to the point of beginning.

Page 2 of 3	LIMITED WARRANTY DEED

Check here if all or part of the described real property is Registered (Torrens) ☐

together with all hereditaments and appurtenances belonging thereto.

This Deed conveys after-acquired title. Grantor warrants that Grantor has not made, done, executed, or suffered any act or thing whereby the Property or any part thereof, now or at any time hereafter, shall or may be imperiled, charged, or encumbered in any manner, and Grantor will warrant the title to the Property against all persons claiming the same from or through Grantor as a result of any such act or thing, EXCEPT:
[insert the “Permitted Encumbrances”, as defined in the Asset Purchase Agreement]

Check applicable box:		Grantor
☐	The Seller certifies that the Seller does not know of any wells on the described real property.	PICO Northstar Hallock, LLC
☐	A well disclosure certificate accompanies this document or has been electronically filed. (If electronically filed, insert WDC number: […].)
☐
I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.
By: [printed name of authorized signer] Its: [insert type of authority]

Page 3 of 3	LIMITED WARRANTY DEED

State of Minnesota, County of […]

This instrument was acknowledged before me on [month/day/year], by [name of authorized signer] as [type of authority] and by [name of authorized signer] as [type of authority] of [name of Grantor].

(Stamp)	(signature of notarial officer) Title (and Rank): My commission expires: (month/day/year)

THIS INSTRUMENT WAS DRAFTED BY: [insert name and address]	TAX STATEMENTS FOR THE REAL PROPERTY DESCRIBED IN THIS INSTRUMENT SHOULD BE SENT TO: [insert legal name and residential or business address of Grantee]

EXHIBIT F

Assignment and Assumption of Lease

[See Attached]

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made by and between PICO NORTHSTAR HALLOCK, LLC, a Delaware limited liability company (“Assignor”), and CHS HALLOCK, LLC, a Minnesota limited liability company (“Assignee”) and is effective on the Closing Date (as defined in the Purchase Agreement).

RECITALS

A.
Assignor, as Seller, and Assignee, as Buyer, have entered into that certain Asset Purchase Agreement dated July 13, 2015 (the “Purchase Agreement”), providing for the purchase by Assignee of certain real and personal property associated therewith, and more particularly described in the Purchase Agreement (the “Property”).

B.
In connection with the conveyance of the Property and pursuant to the terms and conditions of the Purchase Agreement, Assignor and Assignee desire that all of Assignor's right, title and interest in certain leases comprising the Property be conveyed to Assignee as set forth below.

NOW, THEREFORE, in consideration of the recitals above which are incorporated below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Assignment. Effective as of the Closing Date, Assignor hereby grants, conveys, assigns, transfers to Assignee and its successors and assigns any and all Assignor’s right, title and interest of Assignor, as tenant, landlord or otherwise, in and to the leases set forth on Schedule 1 attached hereto and by reference incorporated herein (collectively, the “Leases”) and to the rights and obligations set forth in the Leases relating to the period from and after the Closing Date, together with any and all rights and appurtenances thereto in any way belonging to Assignor and its successors and assigns. Assignor shall deliver the original Leases to Assignee with this Assignment.

2.    Acceptance and Assumption. Effective as of the Closing Date, Assignee hereby accepts and agrees to assume and perform all of the terms and conditions of the Leases required to be performed by landlord from and after the Closing Date.

3.    Limitation of Assumption. Assignor understands and agrees that Assignee has assumed the obligations of Assignor under the Leases which accrue on or after the Closing Date and that Assignee does not and will not be obligated to assume any other obligations, liability or duty of Assignor of any form or nature.

4.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment via email or facsimile transmission shall be as effective as delivery of an original signed copy.

5.    Construction. The language of this Assignment will be construed simply, according to its fair meaning, and not strictly for or against any party hereto.

6.    Definitions. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Purchase Agreement, except as the context otherwise requires.

7.    Additional Acts. Assignor and Assignee shall each execute such other documents and perform such other acts as may be necessary or desirable to effectuate this Assignment.

8.    Survival. This Assignment shall survive Closing and recordation of any deed transferring the Property.

9.    Capitalization. Assignor and Assignee covenant represent and warrant that they are, and shall be subsequent to Closing, sufficiently capitalized to satisfy all of their respective post-Closing obligations, indemnities, and warranties hereunder.

10.    Governing Law. The validity, meaning and effect of this Assignment shall be determined in accordance with the laws of the State of Minnesota.

11.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors-in-interest and assigns of each party hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed effective the _____day of _________________, 2015.

ASSIGNOR:

PICO Northstar Hallock, LLC,
a Delaware limited liability company

By:    ___________________________
Name:    ___________________________
Its:    ___________________________

[Insert Minnesota notary acknowledgement]

ASSIGNEE:

CHS HALLOCK, LLC,
a Minnesota limited liability company

By:    ___________________________
Name:    ___________________________
Its:    ___________________________

[Insert Minnesota notary acknowledgement]

SCHEDULE 1
ASSIGNED LEASES

EXHIBIT G-1

Landlord Consent and Estoppel Certificate

[See Attached]

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

_______________________________, a(n) ________________________ (the “Landlord”), hereby certifies to CHS HALLOCK, LLC, a Minnesota limited liability company (“CHS”), each affiliate and subsidiary of CHS, and each respective successor and assign of each of the foregoing, as follows:

1.Landlord owns a fee simple interest in certain premises (the “Premises”) located in at _______________________________, as more particularly described on Exhibit “A” attached hereto.

2.Landlord and PICO Northstar Hallock, LLC, a Delaware limited liability company (the “Tenant”), entered into that certain [Lease Agreement] dated ____________________________, as amended by that certain ______________________________ dated __________________ (collectively, the “Lease”) executed by Landlord, as landlord, and Tenant, as tenant, covering the Premises and certain improvements and common areas located in a _____________________________ (collectively, the “Building”). Landlord is the holder of the lessor’s interest under the Lease and Tenant is the current holder of the lessee’s interest under the Lease.

3.Landlord, by its execution below, does hereby consent to (i) the assignment by Tenant to CHS of all of Tenant’s rights and obligations under the Lease and the assumption by CHS of Tenant’s rights and obligations under the Lease and (ii) the subsequent assignment by CHS to an affiliate or subsidiary of CHS (a “CHS Affiliate”) of all of CHS’s rights and obligations under the Lease and the assumption by a CHS Affiliate of CHS’s rights and obligations under the Lease.

4.True, correct and complete copies of the Lease and all amendments, modifications, letter agreements and supplements thereto are attached hereto as Exhibit “B”.

5.The Lease is in full force and effect, and the Lease has not been amended, modified or supplemented except as otherwise noted or attached on Exhibit “B” hereto.

6.The Lease contains the entire understanding of Landlord and Tenant concerning the Building and the Premises. There are no other agreements, understandings or arrangements (written or oral) between Landlord and Tenant.

7.Tenant has not offered any inducement to Landlord to enter into the Lease that is not expressly set forth in the Lease, and Landlord has not offered any inducement to Tenant that is not expressly set forth in the Lease.

8.Tenant (or its predecessors in interest) has paid to Landlord (or its predecessors in interest) a security deposit in the amount of ___________________.

9.The monthly amount of base rent currently due under the Lease is $___________________.

10.All rent and other charges payable by Tenant under or pursuant to the Lease have been paid in a timely manner and are currently paid. No rents have been prepaid except as expressly provided in the Lease, and in no event have any rents been paid more than thirty (30) days in advance.

11.To the best of Landlord’s actual knowledge, Landlord is not in breach of, or in default under, any of the terms and conditions of the Lease. Landlord has not received any notice of any breach or default under the Lease.

12.To the best of Landlord’s actual knowledge, Tenant is not in breach of, or in default under, any of the terms and conditions of the Lease, and no event or circumstance has occurred or exists that with the passage of time and/or the giving of notice would constitute a breach or default under the Lease. Landlord has not given any notice of any breach or default under the Lease.

13.There are no offsets or credits against rents payable under the Lease and no free periods or rent concessions have been granted except as expressly provided in the Lease.

14.To the best of Landlord’s actual knowledge, Tenant is in complete possession of the Premises pursuant to the Lease.

15.The primary lease term will commence on ____________________, and will terminate on ______________________, unless sooner terminated or later extended pursuant to the terms of the Lease. Tenant has ______________ renewal options to extend the term for successive periods of _____________ years each.

16.Landlord has not taken, and does not currently anticipate taking any action to, or that would, terminate the Lease.

17.The Premises and the Building, including all improvements, appurtenances, common areas and parking areas, have been constructed and completed in accordance with the Lease and satisfy the requirements of the Lease, and are accepted and approved in all respects by Landlord.

18.Landlord has not received any notice of any (a) sale, transfer, assignment, hypothecation or pledge by Tenant of the Lease or any interest therein or the rents provided for therein, or (b) sublease of all or any portion of the Premises, and no person or entity other than Tenant is in possession of any of the Premises.

19.To the best of Landlord’s actual knowledge, Landlord has not generated, stored or otherwise handled in or about the Premises or the Building any hazardous or toxic substance, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit.

[Signature Page Follows]

This certificate is given to CHS with the understanding that CHS will rely on this certificate in entering into certain business transactions with Tenant.

Dated: ______________ ___, 2015

LANDLORD:

_______________________________________,
a(n) ___________________________________

By: ___________________________________
Name: _________________________________
Title: __________________________________

Exhibit A

DESCRIPTION OF PREMISES

[attach]

Exhibit B

LEASE
(including, all amendments, modifications and supplements thereto)

[attach]

EXHIBIT G-2

Sub-Landlord Consent and Estoppel Certificate

[See Attached]

SUB-LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

SPUD BROTHERS, a Manitoba partnership consisting of Ray P. Friesen Farms Ltd. and P. McDonald Farms Ltd., as partners (the “Sub-Landlord”), hereby certifies to CHS HALLOCK, LLC, a Minnesota limited liability company (“CHS”), each affiliate and subsidiary of CHS, and each respective successor and assign of each of the foregoing, as follows:

1.W.J. Siemens Farming Co. Ltd., as landlord, and Sub-Landlord, as tenant, entered into a certain Lease dated August 21, 2014 (“Master Lease”), for that certain real property located at 330/350 Cargill Road, Winkler, Manitoba, as more particularly described on Exhibit “A” attached hereto (“Property”).

2.Sub-Landlord and PICO Northstar Hallock, LLC, a Delaware limited liability company (the “Tenant”), entered into that certain Sublease dated August 21, 2014 (“Sublease”), pursuant to which Sub-Landlord leased a certain portion of the Property, together with certain improvements located thereon, including but not limited to the Building, Parking Area, Existing Scale, New Scale, Grading Area and Storage Bin (all such terms as defined in the Sublease) (collectively, the “Premises”) to Tenant.

3.Sub-Landlord, by its execution below, does hereby consent to (i) the assignment by Tenant to CHS of all of Tenant’s rights and obligations under the Sublease and the assumption by CHS of Tenant’s rights and obligations under the Sublease and (ii) the subsequent assignment by CHS to an affiliate or subsidiary of CHS (a “CHS Affiliate”) of all of CHS’s rights and obligations under the Sublease and the assumption by a CHS Affiliate of CHS’s rights and obligations under the Sublease.

4.True, correct and complete copies of the Sublease and all amendments, modifications, letter agreements and supplements thereto are attached hereto as Exhibit “B”.

5.The Sublease is in full force and effect, and the Sublease has not been amended, modified or supplemented except as otherwise noted or attached on Exhibit “B” hereto.

6.The Sublease contains the entire understanding of Sub-Landlord and Tenant concerning the Premises. There are no other agreements, understandings or arrangements (written or oral) between Sub-Landlord and Tenant.

7.Tenant has not offered any inducement to Sub-Landlord to enter into the Sublease that is not expressly set forth in the Sublease, and Sub-Landlord has not offered any inducement to Tenant that is not expressly set forth in the Sublease.

8.Tenant (or its predecessors in interest) has not paid to Sub-Landlord (or its predecessors in interest) a security deposit with respect to the Sublease, and Tenant has no obligation to pay a security deposit under the terms of the Sublease.

9.The monthly amount of base rent currently due under the Lease is the sum of (a) monthly gross rent in the amount of C$18,000.00 per month and (b) additional variable rent of C$2.70 per metric ton throughput of canola per month payable only on amounts of gross volume of metric ton transported to the Premises.

10.All rent and other charges payable by Tenant under or pursuant to the Sublease have been paid in a timely manner and are currently paid. No rents have been prepaid except as expressly provided in the Sublease, and in no event have any rents been paid more than thirty (30) days in advance.

11.To the best of Sub-Landlord’s actual knowledge, Sub-Landlord is not in breach of, or in default under, any of the terms and conditions of the Sublease. Sub-Landlord has not received any notice of any breach or default under the Sublease.

12.To the best of Sub-Landlord’s actual knowledge, Tenant is not in breach of, or in default under, any of the terms and conditions of the Sublease, and, to the best of Sub-Landlord’s knowledge, no event or circumstance has occurred or exists that with the passage of time and/or the giving of notice would constitute a breach or default under the Sublease. Sub-Landlord has not given any notice of any breach or default under the Sublease.

13.There are no offsets or credits against rents payable under the Sublease and no free periods or rent concessions have been granted except as expressly provided in the Lease.

14.To the best of Sub-Landlord’s actual knowledge, Tenant is in complete possession of the Premises pursuant to the Sublease.

15.The Master Lease term commenced on August 31, 2014, and will terminate on September 1, 2024, unless sooner terminated or later extended pursuant to the terms of the Master Lease.

16.The Sublease term commenced on __________________, and will continue until _______________________, unless sooner terminated or later extended pursuant to the terms of the Sublease.

17.Sub-Landlord has not taken, and does not currently anticipate taking any action to, or that would, terminate the Sublease.

18.The Premises, including the Building and all improvements, appurtenances, common areas and parking areas that are part of the Premises, have been constructed and completed in accordance with the Sublease and satisfy the requirements of the Sublease, and are accepted and approved in all respects by Sub-Landlord.

19.Sub-Landlord has not received any notice of any (a) sale, transfer, assignment, hypothecation or pledge by Tenant of the Sublease or any interest therein or the rents provided for therein, or (b) sublease of all or any portion of the Premises, and no person or entity other than Tenant is in possession of any of the Premises.

20.To the best of Sub-Landlord’s actual knowledge, Sub-Landlord has not generated, stored or otherwise handled in or about the Premises any hazardous or toxic substance, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit.

[Signature Page Follows]

This certificate is given to CHS with the understanding that CHS will rely on this certificate in entering into certain business transactions with Tenant.

Dated: ______________ ___, 2015

SUB-LANDLORD:

SPUD BROTHERS,
a Manitoba partnership

By: Ray P. Friesen Farms Ltd., a partner

By: _______________________________
Name: _____________________________
Title: ______________________________

By: P. McDonald Farms Ltd., a partner

By: _______________________________
Name: _____________________________
Title: ______________________________

Exhibit A

DESCRIPTION OF PROPERTY

[attach]

Exhibit B

SUBLEASE
(including, all amendments, modifications and supplements thereto)

[attach]

EXHIBIT G-3

Consent, Non-Disturbance, Attornment and Estoppel Agreement

[See Attached]

CONSENT, NON-DISTURBANCE,
ATTORNMENT AND ESTOPPEL AGREEMENT

THIS CONSENT, NON-DISTURBANCE, ATTORNMENT AND ESTOPPEL AGREEMENT (this “Agreement”), is made as of __________, 2015, by and between W.J. SIEMENS FARMING CO. LTD., a Manitoba, Canada corporation (“Owner”), and CHS Hallock, LLC, a Minnesota limited liability company (“CHS”).

W I T N E S S E T H:
WHEREAS, Owner and Spud Brothers, a Manitoba, Canada partnership consisting of Ray P. Frierson Farms, Ltd. and P. McDonald Farms, Ltd. (“Master Tenant”), entered into that certain Lease Agreement dated August 21, 2014, with a commencement date of August 31, 2014 (the “Master Lease”), pursuant to which Owner leased to Master Tenant that certain real property located at 330/350 Cargill Road, Winkler, Manitoba (the “Master Premises”);
WHEREAS, Master Tenant and PICO Northstar Hallock, LLC, a Delaware limited liability company (“PICO”), have entered into that certain Sublease dated August 21, 2014, with a commencement date of October 30, 2014 (the “PICO Sublease”), pursuant to which Master Tenant subleased a portion of the Master Premises to PICO (the “PICO Premises”);
WHEREAS, under the terms of the Master Lease and the PICO Sublease, Master Tenant constructed a new facility for the loading, unloading, weighing and storage of canola and related products (the “Approved Use”), together with any and all other facilities, equipment, buildings, fixtures and other improvements that Master Tenant deemed necessary or advisable to operate the Subleased Premises (as defined below) for the Approved Use, in accordance with the plans and specifications more particularly described on Exhibit A attached hereto and made a part hereof (the “Improvements”);
WHEREAS, under the terms of the Master Lease and PICO Sublease, Master Tenant further allowed PICO to use that certain off-site storage bin (“Off-Site Storage Bin”) for the storage of canola;
WHEREAS, PICO has agreed to assign to CHS all of its rights and obligations under the PICO Sublease, and CHS has agreed to assume all of the rights and obligations of PICO under the PICO Sublease;
WHEREAS, the PICO Premises, the Improvements and the Off-Site Storage Bin shall be collectively referred to herein as the “Subleased Premises”;
WHEREAS, the Master Lease and the PICO Sublease shall be collectively referred to herein as the “Leases”; and
WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth certain agreements between the parties related to the PICO Sublease.
NOW THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, Owner and CHS, hereby covenant and agree as follows:
1.Consent to PICO Sublease and Subleased Premises. Notwithstanding any provisions of the Master Lease to the contrary, Owner hereby consents to (i) the assignment by PICO to CHS of the PICO Sublease, (ii) the assumption by CHS from PICO of the PICO Sublease, and (iii) the use and operation of the Subleased Premises for the Approved Use. Owner represents, warrants and agrees that the Approved Use is not prohibited or limited by the terms of the Master Lease.

2.Non-Disturbance. In the event the Master Lease is terminated or if Owner becomes a successor to Master Tenant’s interests under the Master Lease or the PICO Sublease, so long as no default exists under the PICO Sublease and no event has occurred that (following notice, if required by the PICO Sublease, and the passage of time) would constitute a default under the PICO Sublease, the PICO Sublease shall not be terminated, nor shall CHS’s use, possession or enjoyment of the Subleased Premises be interfered with by any exercise of Owner’s rights under the Master Lease or the PICO Sublease. In the event Owner becomes a successor to Master Tenant’s interest under the PICO Sublease, the PICO Sublease and its terms shall be binding upon Owner, except that Owner shall not be liable for any act or omission of Master Tenant under the PICO Sublease prior to the date Owner becomes a successor to such interest.

3.Attornment and Recognition. In the event the Master Lease is terminated, (a) the PICO Sublease shall be deemed to constitute a direct lease between Owner and CHS and CHS shall be bound to Owner under all of the terms, covenants and conditions of the PICO Sublease with the same force and effect as if the Owner were the original lessor under the PICO Sublease, (b) CHS, as lessee under the PICO Sublease, shall attorn to Owner, as its lessor under the PICO Sublease, and (c) Owner shall recognize the PICO Sublease and the rights, title and interest of CHS thereunder. Said attornment and recognition shall be effective and self-operative without the execution of any further instruments by CHS or by Owner, upon the succession by Owner to the interest of Master Tenant under the PICO Sublease. The respective rights and obligations of Owner and of CHS under the PICO Sublease upon such attornment and recognition, to the extent of the then remaining balance of the term of the PICO Sublease and any such extensions and renewals, shall be and are the same as now set forth in the PICO Sublease, except as otherwise expressly provided herein.

4.New Lease. In the event the Master Lease is terminated, in addition to the provisions of Section 3 above, then Owner shall notify CHS under the PICO Sublease of such termination or expiration in writing. Owner agrees that CHS shall have the right and option to lease the Subleased Premises pursuant to a new lease agreement with Owner, or sublease agreement with an entity designated by Owner to replace Master Tenant, which (1) will be for a term equal to the remainder of the term of the PICO Sublease and (2) will contain the same covenants, agreements, terms, provisions and limitations set forth in the PICO Sublease (the “Replacement CHS Lease”). Within thirty (30) days of receipt of written request from CHS following a termination or expiration of the Master Lease, Owner shall execute and deliver, or cause any entity replacing Master Tenant under a replacement Master Lease to execute and deliver a Replacement CHS Lease to CHS.

5.Notice and Right to Cure. Owner agrees to give notice of default or the non-performance by Master Tenant of any of its obligations under the respective Leases to CHS. CHS shall have the right, but not the obligation, to cure any default by Master Tenant under the Leases upon the terms and conditions set forth therein, but CHS’s right to effect such cure shall extend from the date notice of default is given to CHS and, if the default is cured by CHS within such period or periods as is permitted by the applicable Lease, such Lease shall remain in full force and effect.

6.Estoppel.

a.Owner hereby certifies to CHS, each affiliate and subsidiary of CHS, and each respective successor and assign of each of the foregoing that, as of the date of this Agreement:

i.the Master Lease is in full force and effect;

ii.all rent and other sums payable under the Master Lease due as of the date of this Agreement have been paid in full;

iii.to the best of Owner’s actual knowledge, there are no existing defaults under the Master Lease as of the date of this Agreement; and

iv.the Master Lease contains the entire understanding of Owner and Master Tenant concerning the Master Premises. There are no other agreements, understandings or arrangements (written or oral) between Owner and Master Tenant concerning the Master Premises.

b.Owner further agrees that, within ten (10) business days after each reasonable request by CHS during the term of the PICO Sublease, provided that CHS shall not make such a request in excess of two (2) times per calendar year, Owner shall execute and acknowledge and deliver to CHS, or any other person specified by CHS, an estoppel certificate containing the statements set forth above in this Section 6 together with any other statements reasonably requested by CHS or a lender of CHS, any affiliate or subsidiary of CHS, or any respective successor or assign of any of the foregoing. CHS, any lender, any assignee of a lender, any purchaser, or any other person specified by CHS may rely upon an estoppel certificate executed by Owner.

7.No Adverse Actions.

a.Modifications to Master Lease. Owner shall not agree to any amendment or modification to the Master Lease that might have an adverse effect on CHS’s occupancy of the Subleased Premises or its use of the Subleased Premises for the Approved Use, unless Owner shall first obtain CHS’s prior written consent, such consent to be in the sole discretion of CHS.

b.Modifications to Access and Utilities. Owner agrees that it shall not make or consent to any changes to the roads and utility systems that (1) materially and adversely impact access to the Subleased Premises, or (2) materially and adversely impacts the utilities serving the Subleased Premises.

8.Title of Paragraphs. The titles of the Sections of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province in which the Subleased Premises are located.

10.Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the successors and assigns (including mortgagees), respectively, of Owner and CHS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

OWNER:

W.J. SIEMENS FARMING CO. LTD,
a Manitoba, Canada corporation

By:    _______________________________
Name:    _______________________________
Title:    President

CHS:

CHS HALLOCK, LLC,
a Minnesota limited liability company

By:    _______________________________
Name:    _______________________________
Title:    _______________________________

EXHIBIT A

Description of the Improvements

A newly constructed canola storage facility, which is comprised of:

•	Five (5) 10,000 bushel storage bins

•	Two (2) 5,500 bushel overhead storage bins

•	A newly constructed 100’ foot scale

•	Electrical/grading area

•	Parking area

•	Approximately 800 square feet of office space located on second floor of existing structure

EXHIBIT H

Escrow Agreement

[See Attached]

ESCROW AGREEMENT
THIS ESCROW AGREEMENT, dated as of [∙], 2015 (this “Escrow Agreement”), is by and among CHS Hallock, LLC, a Minnesota limited liability company (“Buyer”), PICO Northstar Hallock, LLC, a Delaware limited liability company (“Seller”), and U.S. Bank National Association, a national banking association, as escrow agent hereunder (the “Escrow Agent” and, together with Buyer and Seller, the “Parties”).
BACKGROUND
A.Buyer and Seller entered into that certain Asset Purchase Agreement (the “Underlying Agreement”), dated as of July 13, 2015, pursuant to which Seller agreed to sell and assign to Buyer, and Buyer agreed to purchase and assume from Seller, substantially all of the assets of Seller and certain specifically enumerated liabilities of Seller, for the consideration and on the terms set forth in the Underlying Agreement.

B.The Underlying Agreement provides that Buyer shall deposit the Indemnification Escrow Amount (as defined below) in a segregated escrow account to be held by the Escrow Agent for the purpose of indemnification payments and other payments that become due to Buyer (or the other Buyer Indemnified Parties (as defined in the Underlying Agreement)) pursuant to the Underlying Agreement.

C.The Underlying Agreement provides that Buyer shall deposit the Operations Escrow Amount (as defined below, and together with the Indemnification Escrow Amount, the “Escrow Amount”) in a segregated escrow account to be held by the Escrow Agent for the purpose of compensating Buyer and its affiliates for certain expenses and capital expenditures incurred, if any, by Buyer or any of its affiliates in connection with the resolution of certain operational issues at the Hallock Plant (as defined in the Underlying Agreement).

D.The Escrow Agent has agreed to accept, hold, and disburse the Escrow Amount, together with any interest and other income thereon, in accordance with the terms of this Escrow Agreement.

E.Buyer has appointed the Buyer Appointed Persons (as defined below) and Seller has appointed the Seller Appointed Persons (as defined below) to represent Buyer and Seller, respectively, for all purposes in connection with the Escrow Amount and this Escrow Agreement.

The Parties, intending to be legally bound, hereby agree as follows:
1.Definitions. The following terms have the following meanings when used in this Escrow Agreement:
“Appointed Persons” means the Buyer Appointed Persons and the Seller Appointed Persons.
“Buyer Appointed Persons” means the person(s) designated as such on Schedule C to this Escrow Agreement or any other person designated as such in a writing signed by Buyer and delivered to the Escrow Agent and Seller in accordance with the notice provisions of this Escrow Agreement, to act as Buyer’s representative under this Escrow Agreement.
“Indemnification Escrow Amount” means the funds deposited with the Escrow Agent pursuant to Section 3(a) of this Escrow Agreement.
“Joint Written Direction” means a written direction executed by a Buyer Appointed Person and a Seller Appointed Person and directing the Escrow Agent to disburse all or a portion of the Escrow Amount or to take or refrain from taking any other action pursuant to this Escrow Agreement.
“Operations Escrow Amount” means the funds deposited with the Escrow Agent pursuant to Section 3(b) of this Escrow Agreement.
“Seller Appointed Persons” means the person(s) designated as such on Schedule C to this Escrow Agreement or any other person designated as such in a writing signed by Seller and delivered to the Escrow Agent and Buyer in accordance with the notice provisions of this Escrow Agreement, to act as Seller’s representative under this Escrow Agreement.
“Seller Written Direction” means a written direction executed by a Seller Appointed Person and directing the Escrow Agent to disburse the then current balance of the Indemnification Escrow Amount not subject to a Claim Notice (as defined below), upon expiration of the Final Release Date (as defined below).

2.Appointment of and Acceptance by the Escrow Agent. Buyer and Seller hereby appoint the Escrow Agent to serve as escrow agent pursuant to this Escrow Agreement. The Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Amount in accordance with Section 3 of this Escrow Agreement, agrees to hold, invest and disburse the Escrow Amount in accordance with this Escrow Agreement.

3.Deposit of the Escrow Amount.

(a)Simultaneously with the execution and delivery of this Escrow Agreement, Buyer shall transfer the Indemnification Escrow Amount in the amount of $6,000,000 by wire transfer of immediately available funds, to an account designated by the Escrow Agent.

(b)Simultaneously with the execution and delivery of this Escrow Agreement, Buyer shall transfer the Operations Escrow Amount in the amount of $4,225,000 by wire transfer of immediately available funds, to an account designated by the Escrow Agent.

(c)The Escrow Agent shall hold the Indemnification Escrow Amount and the Operations Escrow Amount in separate and distinct accounts.

4.Disbursements of the Escrow Amount.

(a)Subject to Section 6 of this Escrow Agreement, the Escrow Agent shall disburse all or a portion of the Indemnification Escrow Amount at any time and from time to time, upon receipt of, and in accordance with, (i) a Joint Written Direction (which must contain complete payment instructions, including wiring instructions or an address to which a check is to be sent), (ii) the order, judgment or decree of any court or the award of an arbitrator mutually selected by Buyer and Seller, or (iii) subject to the provisions of this Section 4(a), a Seller Written Direction upon the Final Release Date (as defined below). Promptly after the eighteen (18) month anniversary of the date of this Escrow Agreement (the “Final Release Date”) and receipt by the Escrow Agent of a Seller Written Direction (which must contain complete payment instructions, including wiring instructions or an address to which a check is to be sent), but in no event sooner than the first business day following the Final Release Date, the Escrow Agent shall distribute to Seller the then current balance of the Indemnification Escrow Amount not subject to a Claim Notice (as defined below), in accordance with such Seller Written Direction.

(b)The Escrow Agent shall disburse all or a portion of the Operations Escrow Amount at any time and from time to time, upon receipt of, and in accordance with (i) a Joint Written Direction (which must contain complete payment instructions, including wiring instructions or an address to which a check is to be sent) or (ii) the order, judgment or decree of any court or the award of an arbitrator mutually selected by Buyer and Seller.

(c)Prior to any disbursement of the Escrow Amount, the Escrow Agent must have received reasonable identifying information regarding the recipients such that the Escrow Agent is able to comply with the Escrow Agent’s regulatory obligations and reasonable business practices, including, without limitation, a completed United States Internal Revenue Service (“IRS”) Form W-9 or original IRS Form W-8, as applicable. All disbursements of the Escrow Amount are subject to the fees and claims of the Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 11 and Section 12 of this Escrow Agreement.

5.Suspension of Performance; Disbursement into Court. If, at any time, (i) there is any dispute between Buyer and Seller (or their respective Appointed Persons) with respect to the holding or disposition of all or any portion of the Escrow Amount or any other obligations of the Escrow Agent under this Escrow Agreement, (ii) the Escrow Agent is unable in good faith to determine, to the Escrow Agent’s satisfaction, the proper disposition of all or any portion of the Escrow Amount or the Escrow Agent’s proper actions with respect to the Escrow Agent’s obligations under this Escrow Agreement, or (iii) Buyer and Seller have not, within fifteen (15) calendar days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 8 of this Escrow Agreement, appointed a successor Escrow Agent to act pursuant to this Escrow Agreement, then, in each such case, the Escrow Agent will be permitted, in the Escrow Agent’s discretion, exercised in good faith, to take either or both of the following actions:

(a)suspend the performance of any of the Escrow Agent’s obligations (including, without limitation, any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty is resolved to the satisfaction of the Escrow Agent in the good faith exercise of Escrow Agent’s judgment or until a successor Escrow Agent has been appointed, as applicable; and/or

(b)petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, the Escrow Amount after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to, incurred by, or expected in good faith to be incurred by the Escrow Agent in connection with the performance of the Escrow Agent’s duties and the exercise of the Escrow Agent’s rights under this Escrow Agreement.

The Escrow Agent will not be liable to Buyer or Seller, their respective owners, shareholders or members or any other person (including without limitation the Appointed Persons) or entity with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that arises, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Amount or any delay in or with respect to any other action required or requested of the Escrow Agent, in each such case, if believed by Escrow Agent in the good faith exercise of its judgment to be permitted by this Section 5.
6.Resolutions and Disbursement of Claims.

(a)If, at or prior to 5:00 p.m., Central Time, on the Final Release Date (the “Claim Deadline”), Buyer (or another Buyer Indemnified Party) elects to assert a claim for indemnity against Seller in accordance with the Underlying Agreement or a claim for payment of some other amount owed by Seller to Buyer in accordance with the Underlying Agreement (in each case, a “Claim”), Buyer must give written notice of such Claim (a “Claim Notice”) to the Escrow Agent and Seller at or prior to the Claim Deadline. Such Claim Notice must include a reasonably detailed description of the Claim and the basis for such Claim and the amount, if known, asserted by Buyer (or another Buyer Indemnified Party) for such Claim (including, if appropriate, an estimate of all costs and expenses reasonably expected to be incurred by Buyer (or another Buyer Indemnified Party) by reason of such Claim). Buyer shall also deliver to the Escrow Agent a written statement confirming delivery to Seller of a copy of such Claim Notice. Seller will have a period of fifteen (15) calendar days immediately following the date on which the Escrow Agent receives such Claim Notice and such written statement confirming delivery of such Claim Notice to Seller (the “Claim Notice Delivery Date”) to advise Buyer and the Escrow Agent in writing whether Seller objects to any or all of the amount of the Claim described in the Claim Notice.

(b)If, at or prior to 5:00 p.m., Central Time, on the date that is fifteen (15) calendar days immediately following the Claim Notice Delivery Date (the “Response Deadline”), the Escrow Agent receives from Seller a written objection (a “Claim Response”) to any or all of the amount of the Claim described in the Claim Notice (the “Contested Amount”), then promptly following the Response Deadline the Escrow Agent shall release to Buyer all of the amount of the Claim described in the Claim Notice, except for the Contested Amount. Thereafter, the Escrow Agent shall release the Contested Amount only pursuant to (i) a Joint Written Direction or (ii) the order, judgment or decree of any court or the award of an arbitrator mutually selected by Buyer and Seller.

(c)The Escrow Agent shall pay to Buyer the full amount of the Claim described in the Claim Notice (i) promptly following the Response Deadline, if the Escrow Agent has not received from Seller a Claim Response at or prior to the Response Deadline and Buyer has provided a written statement to the Escrow Agent stating that Buyer has delivered the Claim Notice to Seller in accordance with Section 6(a) of this Escrow Agreement; or (ii) pursuant to a Joint Written Direction promptly following the Escrow Agent’s receipt thereof.

(d)The Escrow Agent is not responsible for determining the validity or sufficiency of any Claim Notice or Claim Response. The Escrow Agent shall have no duty to verify Buyer’s written statement confirming delivery to Seller of a copy of a Claim Notice. The Escrow Agent shall have no duty to provide Buyer, Seller or their respective Appointed Persons any Claim Notice or Claim Response.

7.Investment of Funds. Based upon Buyer’s and Seller’s prior review of investment alternatives, in the absence of further specific written direction to the contrary, the Escrow Agent is directed to initially invest and reinvest the Escrow Amount in the investment indicated on Schedule B of this Escrow Agreement. Buyer and Seller are entitled to change the investment of the Escrow Amount by providing the Escrow Agent with a Joint Written Direction to that effect, except that no investment or reinvestment is to be made except in the following: (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America; (b) U.S. dollar denominated deposit accounts and certificates of deposits issued by any bank, bank and trust company, or national banking association (including the Escrow Agent and its affiliates), which such deposits are either (i) insured by the Federal Deposit Insurance Corporation or a similar governmental agency, or (ii) with domestic commercial banks that have a rating on their short-term certificates of deposit on the date of purchase of “A-1” or “A-l+” by S&P or “P-1” by Moody’s and maturing no more than three hundred sixty (360) days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); (c) repurchase agreements with any bank, trust company, or national banking association (including the Escrow Agent and its affiliates); or (d) institutional money market funds, including funds managed by the Escrow Agent or any of its affiliates; provided that the Escrow Agent will not be required to invest in investments that the Escrow Agent determines, in the Escrow Agent’s discretion exercised in good faith, are not consistent with the Escrow Agent’s policy or practices. Buyer and Seller acknowledge that the Escrow Agent does not have a duty nor will the Escrow Agent undertake any duty to provide investment advice.

If the Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, the Escrow Agent is directed to invest the Escrow Amount, or such portion of the Escrow Amount as to which no written investment instruction has been received, in the investment indicated on Schedule B of this Escrow Agreement. All investments will be made in the name of the Escrow Agent. Notwithstanding anything to the contrary contained in this Escrow Agreement, the Escrow Agent is permitted to, without notice to Buyer and Seller, sell or liquidate any of the foregoing investments at any time for any disbursement of the Escrow Amount permitted or required pursuant to this Escrow Agreement. All investment earnings on the Escrow Amount will become part of the Escrow Amount and investment losses on the Escrow Amount will be charged against the Escrow Amount. The Escrow Agent is not liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Amount. With respect to any Escrow Amount received by the Escrow Agent after 12:00 p.m., Central Time, the Escrow Agent will not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota and the New York Stock Exchange are open for business.

8.Resignation of the Escrow Agent. The Escrow Agent is permitted to resign and be discharged from the performance of the Escrow Agent’s duties under this Escrow Agreement at any time by giving thirty (30) days prior written notice to Buyer and Seller specifying a date when such resignation will take effect. Upon any such notice of resignation, Buyer and Seller jointly shall appoint a successor Escrow Agent under this Escrow Agreement prior to the effective date of such resignation. If Buyer and Seller fail to appoint a successor Escrow Agent within such time, the Escrow Agent will be permitted to petition a court of competent jurisdiction to appoint a successor Escrow Agent, and Buyer and Seller shall, jointly and severally, pay all costs and expenses (including, without limitation, reasonable attorneys’ fees) related to such petition. The resigning Escrow Agent shall transmit all records pertaining to the Escrow Amount and shall pay all of the Escrow Amount to the successor Escrow Agent, after making copies of such records as the resigning Escrow Agent deems advisable and after deduction and payment to the resigning Escrow Agent of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to, incurred by, or expected in good faith to be incurred by the resigning Escrow Agent in connection with the performance of the resigning Escrow Agent’s duties and the exercise of the resigning Escrow Agent’s rights under this Escrow Agreement. After any resigning Escrow Agent’s resignation, the provisions of this Escrow Agreement will inure to such resigning Escrow Agent’s benefit as to any actions taken or omitted to be taken by such resigning Escrow Agent while such resigning Escrow Agent was serving as the Escrow Agent under this Escrow Agreement.

9.Binding Effect; Successors. This Escrow Agreement is binding upon the Parties and their respective heirs, executors, successors and permitted assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of the Escrow Agent’s corporate trust business (including the escrow contemplated by this Escrow Agreement) to another corporation, the successor or transferee corporation without any further act will be the successor Escrow Agent.

10.Liability of the Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement and no duties are to be implied. The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent has no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including, without limitation, any other agreement between any or all of the Parties or any other persons or entities even though reference to such agreement is made in this Escrow Agreement. The Escrow Agent is not liable for any action taken or omitted by the Escrow Agent in good faith, except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct caused any loss to Buyer or Seller. The Escrow Agent’s sole responsibility is the safekeeping and disbursement of the Escrow Amount in accordance with the terms of this Escrow Agreement. The Escrow Agent is not to be charged with knowledge or notice of any fact or circumstance not specifically set forth in this Escrow Agreement. The Escrow Agent is permitted to rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, that the Escrow Agent believes in good faith to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event will the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, without limitation, lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalties and regardless of the form of action. The Escrow Agent is not responsible for delays or failures in performance resulting from acts beyond the Escrow Agent’s control, including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. The Escrow Agent is not obligated to take any legal action or commence any proceeding in connection with the Escrow Amount, any account in which the Escrow Amount is deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent is permitted to consult legal counsel selected by the Escrow Agent in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or of any other agreement related to this Escrow Agreement or of the Escrow Agent’s duties under this Escrow Agreement, or relating to any dispute involving any Party related to this Escrow Agreement, and will incur no liability and will be fully indemnified from any liability whatsoever in acting in good faith in accordance with the advice of such counsel. Buyer and Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Buyer and Seller agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as are required by law or as the Escrow Agent reasonably requests in connection with the Escrow Agent’s duties under this Escrow Agreement.

The Escrow Agent is authorized, in the Escrow Agent’s sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Amount, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Amount is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property is stayed or enjoined by any court order, or in case any order, writ, judgment or decree is made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in the Escrow Agent’s sole discretion, to rely upon and comply with any such order, writ, judgment or decree that the Escrow Agent is advised by legal counsel selected by the Escrow Agent is binding upon the Escrow Agent; and if the Escrow Agent complies with any such order, writ, judgment or decree, the Escrow Agent will not be liable to any of the Parties or to any other person or entity by reason of such compliance even if such order, writ, judgment or decree is subsequently reversed, modified, annulled, set aside or vacated.

11.Indemnification of the Escrow Agent. From and at all times after the date of this Escrow Agreement, Buyer and Seller, jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person or entity, including, without limitation, Buyer, Seller or their respective Appointed Persons, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person or entity under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Escrow Agreement or any transactions contemplated by this Escrow Agreement, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation, except that no Indemnified Party has the right to be indemnified under this Escrow Agreement for any liability determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Buyer and Seller further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including, without limitation, reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Buyer’s and Seller’s indemnification obligations hereunder. Each Indemnified Party, in such Indemnified Party’s sole discretion, has the right to select and employ separate counsel with respect to any action or claim brought or asserted against such Indemnified Party, and Buyer and Seller shall, jointly and severally, pay the reasonable fees of such counsel upon demand. The obligations of Buyer and Seller under this Section 11 are to survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

The Parties agree that neither the payment by Buyer or Seller of any claim by an Indemnified Party for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Amount in respect of a claim by an Indemnified Party for indemnification is to impair, limit, modify, or affect, as between Buyer and Seller, the respective rights and obligations of Buyer and Seller under the Underlying Agreement.
12.Compensation of the Escrow Agent

(a)Fees and Expenses. Buyer and Seller agree, jointly and severally, to compensate the Escrow Agent on demand for the Escrow Agent’s services pursuant to this Escrow Agreement in accordance with Schedule A of this Escrow Agreement. Without limiting the joint and several nature of their obligations to the Escrow Agent, Buyer and Seller agree between themselves that each will be responsible for fifty percent (50%) of the Escrow Agent’s compensation. The obligations of Buyer and Seller under this Section 12 are to survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

(b)Disbursements from the Escrow Amount to Pay the Escrow Agent. The Escrow Agent is authorized to disburse to itself from the Escrow Amount, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses past due and payable pursuant to this Escrow Agreement (including any amount the Escrow Agent or any Indemnified Party is entitled to be indemnified for pursuant to this Escrow Agreement). The Escrow Agent shall notify Buyer and Seller of any disbursement from the Escrow Amount to itself or any Indemnified Party in respect of any compensation or reimbursement pursuant to this Escrow Agreement and shall furnish Buyer and Seller copies of related invoices and other statements.

(c)Offset. Buyer and Seller hereby grant to the Escrow Agent and the Indemnified Parties a right of offset against the Escrow Amount with respect to any compensation or reimbursement due any of them pursuant to this Escrow Agreement (including any amount the Escrow Agent or any Indemnified Party is entitled to be indemnified for pursuant to this Escrow Agreement). If for any reason the Escrow Amount is insufficient to cover such compensation and reimbursement, Buyer and Seller shall promptly pay such amounts to the Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

13.Representations and Warranties. Each of Buyer and Seller makes the following representations and warranties, solely as to itself, to the Escrow Agent:

(a)such Party has full power and authority to execute and deliver this Escrow Agreement and to perform such Party’s obligations under this Escrow Agreement; and this Escrow Agreement has been duly approved by all necessary action of such Party and constitutes such Party’s valid and binding agreement enforceable in accordance with its terms, except as enforceability is limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies; and

(b)such Party’s Appointed Persons have each been duly appointed to act as an authorized representative pursuant to this Escrow Agreement and individually has full power and authority to execute and deliver any Joint Written Direction or Seller Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as an authorized representative of such Party under this Escrow Agreement, all without further consent or direction from, or notice to, such Party or any other Party, provided that any change in designation of such Party’s Appointed Persons is to be provided by written notice delivered to each other Party.

14.Identifying Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who or entity that opens an account. For an entity such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify such entity’s formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any other legislation or regulation to which the Escrow Agent is subject, in a timely manner.

15.Consent to Jurisdiction and Venue. In the event that any Party commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the Parties agree to the personal jurisdiction by and venue in the State and Federal courts located in the State of Minnesota in each case located in the County of Hennepin and waive any objection to such jurisdiction or venue. The Parties consent to and agree to submit to the jurisdiction of any of the courts specified in this Section 15 and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

16.Notices. All notices, consents, waivers, and other communications under this Escrow Agreement must be in writing (and in the case of a communication to the Escrow Agent, such writing must be manually signed) and are to be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile with confirmation of transmission by telephone call to the recipient, (c) sent by electronic mail during regular business hours, or if not during regular business hours, the next business day, (d) received by the addressee, if sent by certified mail, return receipt requested, or (e) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a Party designates by notice to the other Parties in accordance with this Section 16):

If to Buyer at:
CHS Hallock, LLC
c/o CHS Inc.
5500 Cenex Drive, MS 625
Inver Grove Heights, MN 55077
Attention: Eric T. Larson
Electronic Mail: eric.larson@chsinc.com
Facsimile: (651) 355‑4554
With a copy to (which does not constitute notice Buyer):
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 Regions Harbert Plaza
Birmingham, AL 35203
Attention: Bradley H. Wood
Electronic Mail: bwood@maynardcooper.com
Facsimile: (205) 254‑1999

If to Seller at:
PICO Northstar Hallock, LLC
c/o PICO Holdings, Inc.
7979 Ivanhoe Avenue, Suite 300
La Jolla, CA 92037
Attention: John Hart, Chief Executive Officer
Electronic Mail: jhart@picoholdings.com
Facsimile: 858-456-6480
With a copy to (which does not constitute notice to Seller):
Stoel Rives LLP
33 South Sixth Street, Suite 4200
Minneapolis, MN 55402
Attention: David T. Quinby
Electronic Mail: david.quinby@stoel.com
Facsimile: 612-373-8881
If to the Escrow Agent at:
U.S. Bank National Association, as Escrow Agent
2204 Lakeshore Drive
Homewood, AL 35209
Attention: Global Corporate Trust Services
Telephone: 205-802-5506
Facsimile: 205-802-5515
E-mail: sandy.gresham@usbank.com
and to:
U.S. Bank National Association
Trust Finance Management
2204 Lakeshore Drive
Homewood, AL 35209
Attention: Robert Heigl
Telephone: 205-802-5505
Facsimile: 205-802-5516
E-mail: robert.heigl@usbank.com
17.Optional Security Procedures. In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized, but is under no duty to seek confirmation of such instructions by telephone call-back to the applicable Appointed Persons, and the Escrow Agent is entitled to rely upon the confirmation of anyone purporting to be such Appointed Person. The Appointed Persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent and will be effective only after the Escrow Agent has had a reasonable opportunity to act on such changes. Buyer and Seller agree that the Escrow Agent is permitted, at the Escrow Agent’s option, to record any telephone calls made pursuant to this Section 17. The Escrow Agent in any funds transfer is permitted to rely solely upon any account numbers or similar identifying numbers provided by Buyer and Seller to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent is permitted to apply any of the Escrow Amount, as applicable, for any payment order the Escrow Agent executes using any such identifying number, even when its use results in a person or an entity other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. Buyer and Seller acknowledge that these optional security procedures are commercially reasonable.
18.Waiver and Assignment. Neither the failure nor any delay by any Party in exercising any right under this Escrow Agreement is to operate as a waiver of such right, and no single or partial exercise of any such right is to preclude any other or further exercise of such right or the exercise of any other right. Except as provided in Section 9 of this Escrow Agreement, this Escrow Agreement may not be assigned by any Party without the written consent of the other Parties.

19.Severability. Any term or provision of this Escrow Agreement that is invalid or unenforceable in any jurisdiction is to be, as to that jurisdiction, ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Escrow Agreement or affecting the validity or enforceability of any of the terms or provisions of this Escrow Agreement in any other jurisdiction. If any term or provision of this Escrow Agreement is so broad as to be unenforceable, such term or provision is to be interpreted to be only as broad as is enforceable.
20.Governing Law. This Escrow Agreement is to be governed by, construed under and enforced in accordance with the laws of the State of Minnesota without regard to any conflicts of laws principles that would require the application of any other laws.
21.Entire Agreement; Modification; No Third Party Beneficiaries. This Escrow Agreement (together with the Schedules attached to this Escrow Agreement) constitutes the entire agreement among the Parties and supersedes all prior agreements, whether written or oral, among the Parties with respect to the subject matter hereof. The Parties are not permitted to amend this Escrow Agreement, except by a written agreement signed by all Parties. Nothing in this Escrow Agreement, express or implied, is intended to or will confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.
22.Execution in Counterparts, Electronic Transmission of Signatures. The Parties are permitted to execute this Escrow Agreement and any Joint Written Direction in one or more counterparts, each of such counterparts is to be deemed to be an original copy of this Escrow Agreement and any such Joint Written Direction, respectively, and all of which, when taken together, are to be deemed to constitute one and the same instrument. The exchange of copies of this Escrow Agreement, any Joint Written Direction, any Seller Written Direction, any Claim Notice, any Claim Response and any signature pages thereto by facsimile, electronic mail or other electronic transmission is to constitute effective execution and delivery of this Escrow Agreement and any such Joint Written Direction, Seller Written Direction, Claim Notice and Claim Response, respectively, as to the Parties. Signatures of the Parties transmitted by facsimile, electronic mail or other electronic transmission are to be deemed to be their original signatures for any purpose whatsoever.
23.Termination. This Escrow Agreement is to terminate upon the distribution of all of the Escrow Amount pursuant to any applicable provision of this Escrow Agreement, and the Escrow Agent shall thereafter have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Amount.
24.Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent is permitted to buy, sell, and deal in any of the securities of Buyer or Seller and become pecuniarily interested in any transaction in which Buyer or Seller is interested, and contract and lend money to Buyer or Seller and otherwise act as fully and freely as though the Escrow Agent were not the Escrow Agent under this Escrow Agreement. Nothing in this Escrow Agreement is to preclude the Escrow Agent from acting in any other capacity for Buyer, Seller or any other person or entity.
25.Brokerage Confirmation Waiver. Buyer and Seller acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant either the right to receive brokerage confirmations for certain security transactions as they occur, Buyer and Seller specifically waive receipt of such confirmations to the extent permitted by law. The Escrow Agent shall furnish Buyer and Seller periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent.
26.Tax Reporting. The Escrow Agent has no responsibility for the tax consequences of this Escrow Agreement and Buyer and Seller shall consult with independent counsel concerning any and all tax matters. Buyer and Seller shall provide the Escrow Agent with an IRS Form W-9 or original IRS Form W-8, as applicable, for each payee, together with any other documentation and information requested by the Escrow Agent in connection with the Escrow Agent’s reporting obligations under applicable IRS regulations. If such tax documentation is not so provided, the Escrow Agent shall withhold taxes as required by the IRS. Buyer and Seller have determined that any interest or income on the Escrow Amount shall be reported on an accrual basis and deemed to be for the account of Seller. Buyer and Seller shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that the Parties further agree that:
(a)Escrow Agent IRS Reporting. Buyer and Seller shall provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable IRS Form 1099 and IRS Form 1042-S documents with respect to all distributions as well as in the performance of the Escrow Agent’s reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation.

(b)Withholding Requests and Indemnification. Buyer and Seller jointly and severally agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Escrow Agreement, (ii) request the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise the Escrow Agent in writing with respect to any certifications and governmental reporting that is required under any applicable laws or regulations, and (iii) indemnify and hold the Escrow Agent harmless pursuant to Section 11 of this Escrow Agreement from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that is assessed or asserted against the Escrow Agent with respect to the Escrow Amount.
(c)Imputed Interest. To the extent that IRS imputed interest regulations apply, Buyer and Seller shall so inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations and direct the Escrow Agent to disburse imputed interest amounts as Buyer and Seller deem appropriate. The Escrow Agent shall rely solely on such provided calculations and information and has no responsibility for the accuracy or completeness of any such calculations or information.
27.WAIVER OF TRIAL BY JURY. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR OTHER PROCEEDING RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. ANY PARTY IS PERMITTED TO FILE A COPY OF THIS SECTION 27 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY LAWSUIT OR OTHER PROCEEDING WHATSOEVER AMONG THE PARTIES RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT IS INSTEAD TO BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
28.Publicity. No Party will (a) use any other Party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify any other Party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of such other Party.
[Signature Page Follows]

Each of the Parties, intending to be legally bound, has caused this Escrow Agreement to be duly executed on such Party’s behalf by an authorized representative of such Party, as of the date first set forth above.
BUYER:
CHS Hallock, LLC
By: ________________________________________
Name: ______________________________________
Title: _______________________________________
SELLER:
PICO Northstar Hallock, LLC
By: ________________________________________
Name: ______________________________________
Title: _______________________________________
ESCROW AGENT:
U.S. Bank National Association
By: ________________________________________
Name: ______________________________________
Title: _______________________________________

SCHEDULE A
Escrow Agent Fees
Acceptance Fee:                        Waived
One Time Escrow Fee:                        $1,000.00
Out-of-Pocket Expenses:                    Included in Escrow Fee
Other Fees/Attorney, etc.:                    Included in Escrow Fee
Total due at execution of this Escrow Agreement            $1,000.00
The fees and expenses set forth above are payable upon execution of this Escrow Agreement. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded.
The fees quoted in this Schedule A apply to the services ordinarily rendered in the administration of an escrow account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.
Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by this Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.
Escrow Agent Wire Instructions:
RBK: U.S. Bank N.A.
ABA: 091000022
BNF: USBANK CT SOUTHEAST WIRE CLRG
Beneficiary Account Number:    A/C 173103781824
Beneficiary Account Address:    777 E. Wisconsin Avenue
Milwaukee, WI 53202-5300
OBI:    [∙]
REF:    Attn: Sandy Gresham
Our proposal is subject in all aspects to U.S. Bank’s review and acceptance of the final financing documents which set forth our duties and responsibilities.
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE B
Investment of the Escrow Amount
U.S. BANK NATIONAL ASSOCIATION
MONEY MARKET ACCOUNT AUTHORIZATION FORM
DESCRIPTION OF TERMS
Description and Terms:
The U.S. Bank Money Market Account is an interest-bearing money market deposit account of the Escrow Agent designed to meet the needs of the Escrow Agent’s Corporate Trust Services Escrow Group and other Corporate Trust customers of the Escrow Agent. Selection of this investment includes authorization to place funds on deposit and invest with the Escrow Agent.
The Escrow Agent uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at the Escrow Agent’s discretion, and may be tiered by customer deposit amount.
The owner of the account is the Escrow Agent as agent for its trust customers. The Escrow Agent’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC insured per depositor, as determined under FDIC regulations, up to applicable FDIC limits.
Automatic Authorization:
In the absence of a Joint Written Direction to the contrary from Buyer and Seller, the Escrow Agent is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

SCHEDULE C
Appointed Persons
Each of the following person(s) is a Buyer Appointed Person authorized to execute documents and direct the Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Buyer’s behalf (only one signature required):

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No
(Note: If only one person is identified above, please add the following language:)
The following person not listed above is authorized for call-back confirmations:

Name	Telephone No

Each of the following person(s) is a Seller Appointed Person authorized to execute documents and direct the Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Seller’s behalf (only one signature required):

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No
(Note: If only one person is identified above, please add the following language:)
The following person not listed above is authorized for call-back confirmations

Name	Telephone No

EXHIBIT I-1

Restrictive Covenant Agreement (Entity Form)

[See Attached]

RESTRICTIVE COVENANT AGREEMENT
This Restrictive Covenant Agreement (this “Agreement”) is entered into as of [∙], 2015 (the “Effective Date”), by and between CHS Hallock, LLC, a Minnesota limited liability company (“CHS”), and [∙], a [∙] (the “Restricted Party” and, together with CHS, the “Parties”). 1
RECITALS 2
A.[The Parties/CHS and PICO Northstar Hallock, LLC, a Delaware limited liability company (the “Company”)] entered into that certain Asset Purchase Agreement, dated as of [∙], 2015 (the “Purchase Agreement”), pursuant to which the [Restricted Party/Company] agreed to sell and assign to Buyer, and Buyer agreed to purchase and assume from the [Restricted Party/Company], substantially all of the assets of the [Restricted Party/Company] and certain specifically enumerated liabilities of the [Restricted Party/Company (the “Transaction”) related to the plant processing canola seeds and refining canola oils located at 2100 US Highway 75, Kennedy, Minnesota 56733 (the “Hallock Plant”), for the consideration and on the terms set forth in the Purchase Agreement.
B.The execution and delivery of this Agreement by the Restricted Party is an inducement to and a condition precedent to CHS’s willingness to enter into the Purchase Agreement and consummate the Transaction.
C.The Restricted Party[, as an affiliate of the Company,] will derive significant economic benefit as a result of the consummation of the Transaction.
AGREEMENT
The Parties, intending to be legally bound, hereby agree as follows:
1.Noncompetition, Nonsolicitation and Confidentiality. The Restricted Party acknowledges the highly competitive nature of the businesses of CHS and its affiliates (collectively, the “CHS Group”) and accordingly agrees as follows:
(a)From the Effective Date and during the three (3) year period immediately following the Effective Date (the “Restricted Period”), the Restricted Party shall not, whether on the Restricted Party’s own behalf or on behalf of or in conjunction with any person or entity (including, PICO Northstar Oklahoma, LLC, a Delaware limited liability company (“PICO Oklahoma”)), directly or indirectly, solicit or assist in soliciting, in competition with the CHS Group with respect to the Competitive Business (as defined in Section 1(b)(i)), the business of any customer or prospective customer of the Hallock Plant:
(i)with whom the Restricted Party or its subsidiaries or affiliates had contact or dealings during the one (1) year period immediately preceding the Effective Date; or
(ii)with whom employees of the Restricted Party or its subsidiaries or affiliates had personal contact or dealings during the one (1) year period immediately preceding the Effective Date.
(b)During the Restricted Period, the Restricted Party shall not, whether on the Restricted Party’s own behalf or on behalf of or in conjunction with any person or entity (including PICO Oklahoma), directly or indirectly:
(i)engage in the business of processing canola seeds and refining canola oils (the “Competitive Business”) anywhere within a two hundred fifty (250) mile radius of the Hallock Plant (the “Restricted Area”); or
(ii)acquire a financial interest in any Competitive Business, directly or indirectly, anywhere within the Restricted Area, provided that such limitation shall not limit the Restricted Party from purchasing, directly or indirectly, any publicly traded securities of an entity involved in any Competitive Business, provided such Restricted Party’s interest in such entity does not exceed five percent (5%) of the outstanding securities of such entity.

1 NTD: Execution version to include name of Restricted Party: (1) PICO Holdings, Inc.; (2) PICO Northstar Management, LLC; (3) PICO Northstar, LLC; and (4) PICO Northstar Hallock, LLC.
2 NTD: Appropriate version of bracketed language to be included based on identity of the Restricted Party (e.g., PICO Northstar Hallock, LLC vs. other Restricted Parties).

(c)During the Restricted Period, the Restricted Party shall not, whether on the Restricted Party’s own behalf or on behalf of or in conjunction with any person or entity (including PICO Oklahoma), directly or indirectly, solicit or encourage any employee or independent contractor of the CHS Group located at or related to the Hallock Plant to leave the employment or service of the CHS Group, or otherwise in any way interfere with the relationship between such employee or independent contractor and the CHS Group; provided, however, that the Restricted Party shall not be prohibited from hiring an employee or independent contractor of CHS located at the Hallock Plant should that person respond to a general solicitation not directed at such employee or independent contractor.

(d)[The Restricted Party acknowledges that the information and data (including trade secrets) concerning the business or affairs of the Hallock Plant (the “Confidential Information”) are the property of the CHS Group. During the five (5) year period immediately following the Effective Date, the Restricted Party shall not disclose to any unauthorized person or entity or use for the Restricted Party’s own account any of the Confidential Information, unless and only to the extent that the Confidential Information (i) becomes generally known to and available for use by the public, other than as a result of the Restricted Party’s acts or omissions to act, or (ii) is required to be disclosed pursuant to any applicable laws (in which case the Restricted Party shall promptly notify the CHS Group of such requirement and reasonably assist the CHS Group, at the CHS Group’s cost, in obtaining a protective order necessary to maintain the confidentiality of the Confidential Information). The Restricted Party shall take reasonable and appropriate steps to safeguard the Confidential Information and to protect the Confidential Information against disclosure, misuse, espionage, loss and theft. Notwithstanding the foregoing, CHS, on behalf of the CHS Group, acknowledges and agrees that Confidential Information does not apply to the financial information and results of operations of the Company prior to the Closing (as defined in the Purchase Agreement) (the “Company Financial Information”), and such Company Financial Information remains the property of the Company. Further, the Restricted Party and its affiliates shall not be precluded from disclosing any such Company Financial Information as the Restricted Party reasonably deems necessary or appropriate for purposes of meeting its obligations under applicable laws, including in any reports filed with the U.S. Securities and Exchange Commission or to be disclosed to its shareholders.] 3
[The Restricted Party acknowledges that the information and data (including trade secrets) concerning the business or affairs of the Hallock Plant (the “Confidential Information”) are the property of the CHS Group. The Restricted Party acknowledges and agrees that it is subject to and will abide by Section 6.5 of the Purchase Agreement and the Confidentiality Agreement (as defined in the Purchase Agreement).] 4
(e)Notwithstanding the foregoing, nothing herein shall prevent the Restricted Party or any of its affiliates from selling PICO Oklahoma or any or all of the assets of PICO Oklahoma to any non-affiliated party, even if such non-affiliated party intends to engage in a Competitive Business.
2.Enforcement.
(a)It is expressly understood and agreed that although the Parties consider the restrictions contained in Section 1 to be reasonable and not any greater than reasonably necessary to protect the CHS Group, if a final judicial determination is made by a court of competent jurisdiction that the duration, scope or geographical area or any other restriction contained in this Agreement is an unenforceable restriction against the Restricted Party, the provisions of this Agreement are not to be rendered void, but are to be deemed amended to apply as to such maximum duration, scope and geographical area and to such maximum extent as such court judicially determines or indicates to be enforceable, and the Parties shall revise the restrictions contained in this Agreement to cover the maximum duration, scope and geographical area permitted by applicable law. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding is not to affect the enforceability of any of the other restrictions contained in this Agreement.

3 NTD: Foregoing paragraph to be used in Restrictive Covenant Agreement with PICO Holdings, Inc., PICO Northstar Management, LLC and PICO Northstar, LLC.
4 NTD: Foregoing paragraph to be used in Restrictive Covenant Agreement with PICO Northstar Hallock, LLC.

(b)The Restricted Party acknowledges that the CHS Group’s remedies at law for a breach or threatened breach of any of the provisions of Section 1 would be inadequate and the CHS Group would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Restricted Party agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the CHS Group, without the necessity of posting any bond or other form of security or proving damages, is to be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy that is then available.

(c)In the event of a breach by the Restricted Party of this Agreement, the Restricted Period is to be extended by the duration of such breach.
3.Additional Acknowledgments. The Restricted Party acknowledges that the provisions of this Agreement are in consideration of: (a) the Transaction, including the [Restricted Party’s/Company’s] right to receive the purchase price and other consideration contemplated by the Purchase Agreement, and (b) additional good and valuable consideration as set forth in this Agreement. The Restricted Party acknowledges that the purchase price and other consideration contemplated by the Purchase Agreement that the [Restricted Party/Company] is to receive is sufficient to support the Restricted Party’s obligations under this Agreement. In addition, the Restricted Party acknowledges (i) that the business of the CHS Group is or could be conducted throughout the Restricted Area and beyond, and (ii) notwithstanding the state of organization or principal office of the members of the CHS Group, or any of their officers or employees, it is expected that the CHS Group will have business activities and valuable business relationships related to the Competitive Business throughout the Restricted Area. The Restricted Party acknowledges that the potential harm to the CHS Group of the non-enforcement of any provision of this Agreement outweighs any potential harm to the Restricted Party of its enforcement by injunction or otherwise. The Restricted Party acknowledges that the Restricted Party has had this Agreement carefully read on its behalf and consulted with legal counsel of the Restricted Party’s choosing regarding its contents, has given careful consideration to the restraints imposed upon the Restricted Party by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of Confidential Information now existing or to be developed in the future. The Restricted Party acknowledges that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, duration, scope and geographical area.
4.Successors and Assigns; No Third Party Beneficiaries. Subject to the terms of this Section 4, this Agreement is to apply to, and be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Neither of the Parties is permitted to assign any of such Party’s rights or delegate any of such Party’s obligations under this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing sentence, no such assignment or delegation by either Party is to relieve such Party from any of such Party’s obligations under this Agreement. Nothing in this Agreement is to be construed to give any person or entity other than the Parties and the CHS Group any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 4. The members of the CHS Group (other than CHS) are intended third-party beneficiaries of this Agreement and such members are entitled to exercise (in whole or in part) any rights granted to such members under this Agreement.
5.Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and are to be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile with confirmation of transmission by the transmitting equipment during regular business hours, or if not during regular business hours, the next business day, (c) sent by electronic mail during regular business hours, or if not during regular business hours, the next business day, (d) received by the addressee, if sent by certified mail, return receipt requested, or (e) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a Party designates by notice to the other Party in accordance with this Section 5):
CHS:
CHS Hallock, LLC
c/o CHS Inc.
5500 Cenex Drive, MS 625
Inver Grove Heights, MN 55077
Attention: Eric T. Larson
Facsimile: 651-355-4554
Electronic Mail: eric.larson@chsinc.com

with a copy to (which does not constitute notice to CHS):
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 Regions Harbert Plaza
Birmingham, AL 35203
Attention: Bradley H. Wood
Facsimile: 205-254-1999
Electronic Mail: bwood@maynardcooper.com
Restricted Party:
[∙]
[∙]
[∙]
Attention: [∙]
Facsimile: [∙]
Electronic Mail: [∙]
with a copy to (which does not constitute notice to the Restricted Party):
Stoel Rives LLP
33 South Sixth Street, Suite 4200
Minneapolis, MN 55402
Attention: David T. Quinby
Facsimile: 612-373-8881
Electronic Mail: david.quinby@stoel.com
6.Entire Agreement; Modification. This Agreement and the Purchase Agreement and the other documents and agreements contemplated thereby constitute the entire agreement between the Parties and supersede all prior agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. The Parties are not permitted to amend this Agreement, except by a written agreement signed by the Parties. No course of dealing between or among any person or entity having any interest in this Agreement is to be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person or entity under or by reason of this Agreement.
7.Waiver; Remedies. Neither the failure nor any delay by either Party in exercising any right under this Agreement is to operate as a waiver of such right, and no single or partial exercise of any such right is to preclude any other or further exercise of such right or the exercise of any other right. No waiver of any of the provisions of this Agreement is to be deemed or is to constitute a waiver of any other provisions of this Agreement, whether or not similar, nor is any waiver to constitute a continuing waiver. The rights and remedies of the Parties are cumulative and not alternative.
8.Governing Law; Submission to Jurisdiction. This Agreement, as well as all matters in dispute between the Parties, whether arising from or relating to this Agreement or arising from or relating to alleged extra-contractual facts prior to, during or subsequent to this Agreement, including fraud, misrepresentation, negligence or any other alleged tort or violation of this Agreement, regardless of the legal theory upon which such matter is asserted, are to be governed by, construed under and enforced in accordance with the laws of the State of Minnesota without regard to any conflicts of laws principles that would require the application of any other laws. Any legal proceeding arising out of or based upon this Agreement may be instituted in the Federal courts of the United States of America or the courts of the State of Minnesota in each case located in the County of Hennepin, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such legal proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any legal proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum.

9.WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY IS PERMITTED TO FILE A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY LEGAL PROCEEDING WHATSOEVER BETWEEN THE PARTIES RELATING TO THIS AGREEMENT IS INSTEAD TO BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
10.Further Assurances. Each of the Parties shall execute and cause to be delivered to the other Party such instruments and other documents, and shall take such other actions, as the other Party reasonably requests for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.
11.Representations of the Restricted Party. The Restricted Party represents and warrants to CHS that (a) the Restricted Party’s execution, delivery and performance of this Agreement does not and will not conflict with, or result in the breach of or violation of, any other agreement or order to which the Restricted Party is a party or by which the Restricted Party is bound, and (b) upon the execution and delivery of this Agreement by CHS, this Agreement will be the Restricted Party’s valid and binding obligation, enforceable in accordance with its terms.
12.Counterparts; Execution of Agreement. The Parties are permitted to execute this Agreement in one or more counterparts, each of such counterparts is to be deemed to be an original copy of this Agreement and all of which, when taken together, are to be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, electronic mail or other electronic transmission is to constitute effective execution and delivery of this Agreement as to the Parties. Signatures of the Parties transmitted by facsimile, electronic mail or other electronic transmission are to be deemed to be the Parties’ original signatures for any purpose whatsoever.
13.Rules of Construction.
(a)Except as otherwise explicitly specified in this Agreement to the contrary, (i) references to a Section means a Section of this Agreement, unless another agreement is specified; (ii) the word “including” is to be construed as “including, without limitation;” (iii) the words “or,” “either” and “any” are not to be construed as exclusive; (iv) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (v) words in the singular or plural form include the plural and singular form, respectively; (vi) pronouns are to be deemed to refer to the masculine, feminine or neuter, as the identity of the person or entity or persons or entities requires; (vii) the words “asset” and “property” are to be construed to have the same meaning and effect and to refer to all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and real and personal property; (viii) references to a particular person or entity include such person’s or entity’s successors and permitted assigns; (ix) references to a particular statute, rule or regulation include all rules and regulations thereunder and any predecessor or successor statutes, rules or regulations, in each case as amended or otherwise modified from time to time; (x) references to a particular agreement, document, instrument or certificate mean such agreement, document, instrument or certificate as amended, supplemented or otherwise modified from time to time if permitted by the provisions thereof; (xi) references to “Dollars” or “$” are references to United States Dollars; (xii) an accounting term not otherwise defined in this Agreement has the meaning ascribed to such term in accordance with United States generally accepted accounting principles; and (xiii) references to “written” or “in writing” include electronic form. The headings of Sections are provided for convenience only and are not to affect the construction or interpretation of this Agreement.
(b)The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the Parties and no presumption or burden of proof is to arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
(c)Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “business days”) is to be construed as a reference to a calendar day or number of calendar days. If any time period for giving notice or taking action under this Agreement expires on a day that is not a business day, the time period is to be automatically extended to the business day immediately following such day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is to be excluded.
[Signature Page Follows]

Each of the Parties, intending to be legally bound, has caused this Agreement to be duly executed on such Party’s behalf by an authorized representative of such Party, as of the Effective Date.

CHS:
CHS Hallock, LLC
By: ________________________________________
Name: ______________________________________
Title: _______________________________________
RESTRICTED PARTY:
[∙]
By: ________________________________________
Name: ______________________________________
Title: _______________________________________

EXHIBIT I-2

Restrictive Covenant Agreement (Individual Form)

[See Attached]

RESTRICTIVE COVENANT AGREEMENT
This Restrictive Covenant Agreement (this “Agreement”) is entered into as of [∙], 2015 (the “Effective Date”), by and between CHS Hallock, LLC, a Minnesota limited liability company (“CHS”), and [∙] (the “Restricted Party” and, together with CHS, the “Parties”). 1
RECITALS
A.The Restricted Party has been a director, manager, officer, employee and/or direct or indirect equity holder of PICO Northstar Hallock, LLC, a Delaware limited liability company (the “Company”), and as such, possesses special knowledge, abilities and experience regarding the Company and its businesses.
B.CHS and the Company entered into that certain Asset Purchase Agreement, dated as of [∙], 2015 (the “Purchase Agreement”), pursuant to which the Company agreed to sell and assign to Buyer, and Buyer agreed to purchase and assume from the Company, substantially all of the assets of the Company and certain specifically enumerated liabilities of the Company (the “Transaction”) related to the plant processing canola seeds and refining canola oils located at 2100 US Highway 75, Kennedy, Minnesota 56733 (the “Hallock Plant”), for the consideration and on the terms set forth in the Purchase Agreement.
C.The execution and delivery of this Agreement by the Restricted Party is an inducement to and a condition precedent to CHS’s willingness to enter into the Purchase Agreement and consummate the Transaction.
D.The Restricted Party, as a [director, manager, officer, employee and/or direct or indirect equity holder]2 of the Company, will derive economic benefit as a result of the consummation of the Transaction.
AGREEMENT
The Parties, intending to be legally bound, hereby agree as follows:
1.Noncompetition, Nonsolicitation and Confidentiality. The Restricted Party acknowledges the highly competitive nature of the businesses of CHS and its affiliates (collectively, the “CHS Group”) and accordingly agrees as follows:
(a)[From the Effective Date and during the one (1) year period immediately following the Effective Date (the “Restricted Period”), the Restricted Party shall not, whether on the Restricted Party’s own behalf or on behalf of or in conjunction with any person or entity, directly or indirectly, solicit or assist in soliciting, in competition with the CHS Group with respect to the Competitive Business (as defined in Section 1(b)(i) and, for the avoidance of doubt, as it relates to canola seeds, canola meal and canola oil), the business of any customer or prospective customer of the Hallock Plant with whom the Restricted Party had personal contact or dealings on behalf of the Company or its subsidiaries or affiliates during the one (1) year period immediately preceding the Effective Date.] 3
(b)During the Restricted Period, the Restricted Party shall not, in a managerial capacity, accept employment at any plant that engages in the business of processing canola seeds and refining canola oils (the “Competitive Business”) anywhere within a two hundred fifty (250) mile radius of the Hallock Plant (the “Restricted Area”).

1 NTD: Execution version to include name of Restricted Party: (1) Neil Juhnke; and (2) Jim Dudley.
2 NTD: Execution version to remove any titles that do not apply to the particular Restricted Party.
3 NTD: Section 1(a) to be removed from the form to be signed by Jim Dudley; appropriate conforming changes to be made to accommodate such removal (e.g., update cross-references, move defined terms, etc.).

(c)During the Restricted Period, the Restricted Party shall not, whether on the Restricted Party’s own behalf or on behalf of or in conjunction with any person or entity, directly or indirectly, solicit or encourage any employee or independent contractor of the CHS Group located at or related to the Hallock Plant to leave the employment or service of the CHS Group, or otherwise in any way interfere with the relationship between such employee or independent contractor and the CHS Group; provided, however, that the Restricted Party shall not be prohibited from hiring an employee or independent contractor of CHS located at the Hallock Plant should that person respond to a general solicitation not directed at such employee or independent contractor.

(d)The Restricted Party acknowledges that the information and data (including trade secrets) concerning the business or affairs of the Hallock Plant (the “Confidential Information”) are the property of the CHS Group. Notwithstanding the foregoing, Confidential Information shall not include the Restricted Party’s personal knowledge, general business skills or experience relating to commodity processing, operations management, capital project management, project engineering, plant maintenance, financial modeling, forecasting, commodities merchandising, commodities hedging, commodity price risk management, employee recruiting, training or human resources management as may be applied to any commodity processing business so long as none of the foregoing is unique or proprietary to the Hallock Plant. The Restricted Party shall not disclose to any unauthorized person or entity or use for the Restricted Party’s own account any of the Confidential Information, unless and only to the extent that the Confidential Information (i) becomes generally known to and available for use by the public, other than as a result of the Restricted Party’s acts or omissions to act, or (ii) is required to be disclosed pursuant to any applicable laws (in which case the Restricted Party shall promptly notify the CHS Group of such requirement and reasonably assist the CHS Group, at the CHS Group’s cost, in obtaining a protective order necessary to maintain the confidentiality of the Confidential Information). The Restricted Party shall take reasonable and appropriate steps to safeguard the Confidential Information and to protect the Confidential Information against disclosure, misuse, espionage, loss and theft.
2.Enforcement.
(a)It is expressly understood and agreed that although the Parties consider the restrictions contained in Section 1 to be reasonable and not any greater than reasonably necessary to protect the CHS Group, if a final judicial determination is made by a court of competent jurisdiction that the duration, scope or geographical area or any other restriction contained in this Agreement is an unenforceable restriction against the Restricted Party, the provisions of this Agreement are not to be rendered void, but are to be deemed amended to apply as to such maximum duration, scope and geographical area and to such maximum extent as such court judicially determines or indicates to be enforceable, and the Parties shall revise the restrictions contained in this Agreement to cover the maximum duration, scope and geographical area permitted by applicable law. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding is not to affect the enforceability of any of the other restrictions contained in this Agreement.
(b)The Restricted Party acknowledges that the CHS Group’s remedies at law for a breach or threatened breach of any of the provisions of Section 1 would be inadequate and the CHS Group would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Restricted Party agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the CHS Group, without the necessity of posting any bond or other form of security or proving damages, is to be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy that is then available.
(c)In the event of a breach by the Restricted Party of this Agreement, the Restricted Period is to be extended by the duration of such breach.

3.Additional Acknowledgments. The Restricted Party acknowledges that the provisions of this Agreement are in consideration of: (a) the Transaction, including the Company’s right to receive the purchase price and other consideration contemplated by the Purchase Agreement, and (b) additional good and valuable consideration as set forth in this Agreement. The Restricted Party acknowledges that the purchase price and other consideration contemplated by the Purchase Agreement that the Company is to receive is sufficient to support the Restricted Party’s obligations under this Agreement. In addition, the Restricted Party acknowledges that the restrictions contained in this Agreement do not preclude the Restricted Party from earning a livelihood, nor do they unreasonably impose limitations on the Restricted Party’s ability to earn a living. In addition, the Restricted Party acknowledges (i) that the business of the CHS Group is or could be conducted throughout the Restricted Area and beyond, and (ii) notwithstanding the state of organization or principal office of the members of the CHS Group, or any of their officers or employees, it is expected that the CHS Group will have business activities and valuable business relationships related to the Competitive Business throughout the Restricted Area. The Restricted Party acknowledges that the Restricted Party has carefully read this Agreement and consulted with legal counsel of the Restricted Party’s choosing regarding its contents, has given careful consideration to the restraints imposed upon the Restricted Party by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of Confidential Information now existing or to be developed in the future. The Restricted Party acknowledges that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, duration, scope and geographical area.
4.Successors and Assigns; No Third Party Beneficiaries. Subject to the terms of this Section 4, this Agreement is to apply to, and be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Neither of the Parties is permitted to assign any of such Party’s rights or delegate any of such Party’s obligations under this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing sentence, no such assignment or delegation by either Party is to relieve such Party from any of such Party’s obligations under this Agreement. Nothing in this Agreement is to be construed to give any person or entity other than the Parties and the CHS Group any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 4. The members of the CHS Group (other than CHS) are intended third-party beneficiaries of this Agreement and such members are entitled to exercise (in whole or in part) any rights granted to such members under this Agreement.
5.Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and are to be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) received by the addressee, if sent by certified mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses set forth below (or to such other addresses as a Party designates by notice to the other Party in accordance with this Section 5):
CHS:
CHS Hallock, LLC
c/o CHS Inc.
5500 Cenex Drive, MS 625
Inver Grove Heights, MN 55077
Attention: Eric T. Larson
Restricted Party:
[∙]
[∙]
[∙]
Attention: [∙]
6.Entire Agreement; Modification. This Agreement and the Purchase Agreement and the other documents and agreements contemplated thereby constitute the entire agreement between the Parties and supersede all prior agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. The Parties are not permitted to amend this Agreement, except by a written agreement signed by the Parties. No course of dealing between or among any person or entity having any interest in this Agreement is to be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person or entity under or by reason of this Agreement.

7.Waiver; Remedies. Neither the failure nor any delay by either Party in exercising any right under this Agreement is to operate as a waiver of such right, and no single or partial exercise of any such right is to preclude any other or further exercise of such right or the exercise of any other right. No waiver of any of the provisions of this Agreement is to be deemed or is to constitute a waiver of any other provisions of this Agreement, whether or not similar, nor is any waiver to constitute a continuing waiver. The rights and remedies of the Parties are cumulative and not alternative.
8.Governing Law; Submission to Jurisdiction. This Agreement, as well as all matters in dispute between the Parties, whether arising from or relating to this Agreement or arising from or relating to alleged extra-contractual facts prior to, during or subsequent to this Agreement, including fraud, misrepresentation, negligence or any other alleged tort or violation of this Agreement, regardless of the legal theory upon which such matter is asserted, are to be governed by, construed under and enforced in accordance with the laws of the State of Minnesota without regard to any conflicts of laws principles that would require the application of any other laws. Any legal proceeding arising out of or based upon this Agreement may be instituted in the Federal courts of the United States of America or the courts of the State of Minnesota in each case located in the County of Hennepin, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such legal proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any legal proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum.
9.WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY IS PERMITTED TO FILE A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY LEGAL PROCEEDING WHATSOEVER BETWEEN THE PARTIES RELATING TO THIS AGREEMENT IS INSTEAD TO BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
10.Further Assurances. Each of the Parties shall execute and cause to be delivered to the other Party such instruments and other documents, and shall take such other actions, as the other Party reasonably requests for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.
11.Representations of the Restricted Party. The Restricted Party represents and warrants to CHS that (a) the Restricted Party’s execution, delivery and performance of this Agreement does not and will not conflict with, or result in the breach of or violation of, any other agreement or order to which the Restricted Party is a party or by which the Restricted Party is bound, and (b) upon the execution and delivery of this Agreement by CHS, this Agreement will be the Restricted Party’s valid and binding obligation, enforceable in accordance with its terms.
12.Counterparts; Execution of Agreement. The Parties are permitted to execute this Agreement in one or more counterparts, each of such counterparts is to be deemed to be an original copy of this Agreement and all of which, when taken together, are to be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, electronic mail or other electronic transmission is to constitute effective execution and delivery of this Agreement as to the Parties. Signatures of the Parties transmitted by facsimile, electronic mail or other electronic transmission are to be deemed to be the Parties’ original signatures for any purpose whatsoever.

13.Rules of Construction.
(a)Except as otherwise explicitly specified in this Agreement to the contrary, (i) references to a Section means a Section of this Agreement, unless another agreement is specified; (ii) the word “including” is to be construed as “including, without limitation;” (iii) the words “or,” “either” and “any” are not to be construed as exclusive; (iv) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (v) words in the singular or plural form include the plural and singular form, respectively; (vi) pronouns are to be deemed to refer to the masculine, feminine or neuter, as the identity of the person or entity or persons or entities requires; (vii) the words “asset” and “property” are to be construed to have the same meaning and effect and to refer to all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and real and personal property; (viii) references to a particular person or entity include such person’s or entity’s successors and permitted assigns; (ix) references to a particular statute, rule or regulation include all rules and regulations thereunder and any predecessor or successor statutes, rules or regulations, in each case as amended or otherwise modified from time to time; (x) references to a particular agreement, document, instrument or certificate mean such agreement, document, instrument or certificate as amended, supplemented or otherwise modified from time to time if permitted by the provisions thereof; (xi) references to “Dollars” or “$” are references to United States Dollars; (xii) an accounting term not otherwise defined in this Agreement has the meaning ascribed to such term in accordance with United States generally accepted accounting principles; and (xiii) references to “written” or “in writing” include electronic form. The headings of Sections are provided for convenience only and are not to affect the construction or interpretation of this Agreement.
(b)The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the Parties and no presumption or burden of proof is to arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
(c)Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “business days”) is to be construed as a reference to a calendar day or number of calendar days. If any time period for giving notice or taking action under this Agreement expires on a day that is not a business day, the time period is to be automatically extended to the business day immediately following such day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is to be excluded.
[Signature Page Follows]

Each of the Parties, intending to be legally bound, has duly executed this Agreement or caused this Agreement to be duly executed on such Party’s behalf by an authorized representative of such Party, as of the Effective Date.
CHS:
CHS Hallock, LLC
By: ________________________________________
Name: ______________________________________
Title: _______________________________________
RESTRICTED PARTY:
___________________________________________
Name: _____________________________________

EXHIBIT J

Specific Indemnity Matters

[See Attached]

EXHIBIT J
Specific Indemnity Matters

1.	Those matters disclosed in items 2, 4 and 5 set forth on Section 4.9(c) of the Disclosure Schedule.

2.	Those matters disclosed as item 1 set forth on Section 4.12(b) of the Disclosure Schedule and on Section 4.17(c) of the Disclosure Schedule.

3.	Those matters disclosed on Section 4.13(a) of the Disclosure Schedule.

4.	Those matters disclosed on Section 4.15(a) of the Disclosure Schedule.

5.	Those matters disclosed on Section 4.15(b) of the Disclosure Schedule.

6.	Those matters disclosed on Section 4.15(c) of the Disclosure Schedule.

7.	Those matters disclosed on Section 4.15(d) of the Disclosure Schedule.

8.
Fines, penalties and other similar payment obligations incurred by Buyer or any of its Affiliates that are associated with the Hallock Plant exceeding the Current BACT Limit during the period beginning as of the Closing and ending upon the earlier to occur of the (i) receipt by either Seller or Buyer (with a copy delivered to the other Party) of written notification from MPCA approving the Air Permit Amendment and (ii) completion of the capital projects funded by the Air Permit Escrow Amount, including the installation of a 180” Schumacher tray in the desolventizer/toaster/dryer/cooler, 32x84 flaker, oil stripper modification to FVS, stainless steel packing for mineral oil system and column extensions, extractor modifications including, but not limited to, high drainage screens and perforated plates, and drag conveyor modifications at the Hallock Plant.

9.
Fines, penalties and other similar payment obligations incurred by Buyer or any of its Affiliates that are associated with the Hallock Plant exceeding the Internal Waste Stream Limit during the period beginning as of the Closing and ending upon the earlier to occur of the (i) receipt by either Seller or Buyer (with a copy delivered to the other Party) of written notification from MPCA approving the Wastewater Permit Amendment and (ii) completion of the capital projects funded by the Wastewater Permit Escrow Amount, including the addition of a fourth treatment pond, conversion of the existing east treatment pond to a pretreatment pond, excavation, clay lining, riprap, road access, fencing, controls integration, pumping/infrastructure and engineering at the Hallock Plant.

10.
Fines, penalties and other similar payment obligations incurred by Buyer or any of its Affiliates that are associated with the discharge from the Hallock Plant that is in the wastewater ponds on the Closing Date containing higher levels of sodium than permitted by applicable Law.

EXHIBIT K

PICO Holdings Guaranty

[See Attached]

GUARANTY
This GUARANTY dated as of the ____ day of July, 2015 (this “Guaranty”) is made by PICO HOLDINGS, INC., a California corporation (“Guarantor”), in favor of CHS Hallock, LLC, a Minnesota limited liability company (“Beneficiary”).
Recitals
WHEREAS, Beneficiary and PICO Northstar Hallock, LLC, a Delaware limited liability company (“Seller”), have entered into that certain Asset Purchase Agreement dated as of the ____ day of July, 2015 (as amended, modified or supplemented from time to time, the “APA”), pursuant to which Seller has agreed to sell and assign and Beneficiary has agreed to purchase and assume substantially all of the Assets of Seller, including the Hallock Plant, and certain specifically enumerated Liabilities of Seller (all as defined and set forth in the APA), relating to Seller’s business of processing canola seeds and refining canola oils at the Hallock Plant. Terms used, but not defined, herein shall have the meanings set forth for such terms in the APA.
WHEREAS, Guarantor is the indirect parent and indirect majority member of Seller, and desires to guarantee for the benefit of Beneficiary the payment of certain amounts due by Seller, in each case as specified in, and when due under, Article VIII of the APA for the duration of the term of this Guaranty.
WHEREAS, pursuant to the terms of an Escrow Agreement executed on the Closing Date by Beneficiary, Seller and U.S. Bank National Association (the “Escrow Agent”), Beneficiary has deposited a portion of the Purchase Price, in the amount of $6,000,000 (the “Indemnification Escrow Amount”), with the Escrow Agent, to (a) provide a source of funds for the Adjustment Amount and Final Derivative Adjustment if payable by Seller to Buyer pursuant to Section 3.5.2(d) or Section 3.5.2(e) of the APA, respectively, and (b) reimburse Beneficiary for Losses relating to general indemnification matters, including breaches of or inaccuracies in representations and warranties (including those relating to environmental matters), and to those other indemnification matters identified in Section 8.2 of the APA, in each case, that have been either mutually agreed to by the parties or finally determined pursuant to Article VIII of the APA, but specifically excluding Losses that are covered exclusively by the Operations Escrow Amount (such Losses, the “General Indemnified Losses”).
WHEREAS, Seller’s maximum liability to the Buyer Indemnified Parties for Losses under Section 8.2(a) of the APA (other than with respect to Seller Fundamental Representations and the representations and warranties in Section 4.18 of the APA) is limited to the Indemnity Cap.
WHEREAS, in order to induce Beneficiary to enter into the APA, Beneficiary has requested that Guarantor guarantee the payment of General Indemnified Losses, if any, to the extent that the Indemnification Escrow Amount then held in the Escrow Account is fully extinguished or insufficient to pay any remaining sums due and owing by Seller to any Buyer Indemnified Party (but subject to the Guaranty Cap specified below), and Guarantor has agreed to do so by executing and delivering this Guaranty.
NOW THEREFORE, Guarantor hereby agrees as follows:
Section 1.Guarantee.
(a)During the period from the date hereof until the applicable termination time specified in Section 5, Guarantor hereby irrevocably and unconditionally guarantees to Beneficiary the satisfaction of the payment obligations of Seller under Article VIII of the APA relating to the General Indemnified Losses, as and when due, but only to the extent that the Indemnification Escrow Amount then held in the Escrow Account is fully extinguished or insufficient to pay any remaining sums due and owing by Seller to any Buyer Indemnified Party, and otherwise subject to the limitations and conditions set forth in this Guaranty (such obligations referred to herein as the “Guaranteed Obligations”). Guarantor’s liability with respect to the Guaranteed Obligations will not exceed $8,000,000, plus any amounts payable by Guarantor pursuant to Section 6(k) hereof, in the aggregate (collectively, the “Guaranty Cap”).
Guarantor hereby agrees that, except as specifically provided herein (including the limitations and conditions set forth in this Section 1(a)), and to the fullest extent permitted by applicable law, its performance of the Guaranteed Obligations shall not be conditional on (1) the validity or enforceability of the APA or the Guaranteed Obligations, (2) the taking of any action by Beneficiary to enforce the same or (3) any other circumstances; provided, however, that Guarantor and Beneficiary explicitly acknowledge and agree, for the avoidance of doubt, that nothing in this Guaranty is intended to, or will, override or supersede the requirements of Article VIII of the APA.

Notwithstanding anything to the contrary contained herein, it is a condition of Guarantor’s obligations hereunder that no claim for General Indemnified Losses may be made under this Guaranty until such claim first has been made to the Escrow Agent against the balance of the Indemnification Escrow Amount then held in the Escrow Account under the Escrow Agreement and such claim has either been (i) rejected in full in writing by the Escrow Agent because the balance of the Indemnification Escrow Amount then held in the Escrow Account has been fully extinguished, or (ii) rejected in part in writing by the Escrow Agent because the balance of the Indemnification Escrow Amount then held in the Escrow Account was insufficient to fully cover the General Indemnified Losses for which such claim was made and, after paying the balance of the Indemnification Escrow Amount then held in the Escrow Account to the applicable Buyer Indemnified Party for such General Indemnified Losses, a sum will remain due and owing by Seller to such Buyer Indemnified Party (in each case, with a copy of such written rejection submitted by Beneficiary to Guarantor along with any such claim for General Indemnified Losses).
(b)This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that at any time any performance of all or any portion of the Guaranteed Obligations or any amount owed to Beneficiary by Guarantor hereunder is rescinded or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of Guarantor or Seller.
(c)This is a continuing and irrevocable guaranty of the Guaranteed Obligations, including as affected by any amendment or modification of the APA.
(d)Subject to the conditions of Section 1(a), a separate action may be brought by Beneficiary and prosecuted against Guarantor, whether or not any action is brought or prosecuted against Seller or whether Seller is joined to any such action.
(e)Without notice of demand and without affecting Guarantor’s liability hereunder, from time to time:
(i)Guarantor authorizes Beneficiary and Seller to renew, compromise, extend, accelerate or otherwise change the terms of the APA; and
(ii)Guarantor authorizes Beneficiary to take and hold security for the payment of the Guaranteed Obligations, and exchange, enforce, waive or release any such security or any part thereof, and apply any such security and direct the order or manner of sale thereof as Beneficiary in its commercially reasonable discretion may determine.
(f)Except as set forth in the third paragraph of Section 1(a), Guarantor waives the right to (i) require Beneficiary to proceed against or exhaust any security granted to Beneficiary by Seller or by any other person, or to pursue any other remedy in Beneficiary’s power whatsoever, and (ii) have the property of Seller first applied to discharge of the Guaranteed Obligations. Beneficiary may, at its election, exercise any right or remedy it may have against Seller or any security held by Beneficiary, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder, except to the extent the Guaranteed Obligations have been fulfilled. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of Guarantor against Seller, or any such security, whether resulting from such election by Beneficiary or otherwise. In addition, Guarantor hereby waives, to the fullest extent permitted by law and until all of the Guaranteed Obligations has been fully performed, all rights and benefits which might otherwise be available to Guarantor with respect to the APA and this Guaranty under applicable Minnesota law of suretyship and guarantor’s defenses generally.
(g)Provided that all of the Guaranteed Obligations have been paid and performed in full or this Guaranty has otherwise expired pursuant to Section 5 hereof, Guarantor shall be subrogated to all rights of Beneficiary in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty. Except with respect to the delivery of the written rejection by the Escrow Agent provided for in the third paragraph of Section 1(a), Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or delinquency, notice of acceleration, notice of nonpayment, and notices of acceptance of this Guaranty. In addition, Guarantor waives any defense based upon (a) any amendment, modification or extension of the obligations hereby guaranteed and (b) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Seller or any permitted assignee), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, enjoin, condition, reduce or impair the ability of Beneficiary to enforce any rights, whether now existing or hereafter acquired, which Beneficiary may have against Guarantor related to the Guaranteed Obligations. Guarantor assumes the responsibility of being and keeping informed of the financial condition of Seller and all of other circumstances bearing upon the risk of non-performance of the Guaranteed Obligations which diligent inquiry would reveal, and agrees that Beneficiary shall have no duty to advise Guarantor of information known to Beneficiary regarding such condition or any such circumstances.

(h)Except as otherwise provided in Section 1(a) and in Section 3, the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable (other than as a result of the performance of and/or compliance with the terms of such Guaranteed Obligations by Guarantor and/or Seller, or the written waiver, settlement and/or discharge of the Guaranteed Obligations by Beneficiary or the termination of this Guaranty in accordance with its terms) irrespective of the following:
(i)the lack of power or authority of Guarantor to execute and deliver this Guaranty or Seller to execute and deliver the APA;
(ii)the existence or continuance of Beneficiary, Seller or any affiliate thereof as a legal entity;
(iii)the consolidation or merger of Seller or any affiliate with or into any other corporation or other person, or the sale, lease or other disposition by Seller or any affiliate of all or substantially all of its assets to any other business entity, whether or not effected in compliance with the provisions of the APA;
(iv)the bankruptcy or insolvency of Seller or any affiliate, the admission in writing by Seller or any affiliate or its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with creditors; and
(v)any act, failure to act, delay or omission whatsoever on the part of Seller, other than the performance of and/or compliance with the terms of the Guaranteed Obligations, or any failure to give Guarantor notice of default in the making of any payment due and payable under this Guaranty or the APA.
(i)It is not and shall not be necessary for Beneficiary to inquire into the powers of Seller, or the managers, officers, directors, partners, trustees or agents acting or purporting to act on Seller’s behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
Section 2.Undertakings.
Guarantor hereby unconditionally undertakes to and on behalf of Beneficiary, until the earlier to occur of (a) the performance in full of the Guaranteed Obligations and (b) the termination of this Guaranty in accordance with its terms, that Guarantor will not cause, and will cause its subsidiaries not to cause, Seller (i) to file a voluntary petition in bankruptcy, or a voluntary petition or an answer seeking reorganization or liquidation in a proceeding under any bankruptcy laws or an answer admitting the material allegations of petition filed against Seller in any such proceeding, or (ii) to seek relief, by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other extension or adjustment with creditors, or (iii) to adopt a resolution of liquidation; except in the case of clauses (i) or (ii), above, to the extent that Guarantor receives a written opinion from a nationally recognized law firm advising Guarantor that Guarantor and/or any one or more of its subsidiaries is required in the exercise of its fiduciary or other legal obligations to make such filing or seek such relief, as the case may be.
Section 3.Certain Limitations.
Notwithstanding anything in Sections 1 or 2 hereof to the contrary:
(a)Guarantor shall not be required by this Guaranty to perform any Guaranteed Obligations or undertaking if the performance thereof is illegal or impossible in the place where performance is required; and
(b)Guarantor shall not be required to perform any Guaranteed Obligations while the performance of such Guaranteed Obligations is being disputed in good faith by Seller in accordance with the dispute resolution provisions in the APA.
Section 4.Representations and Warranties of Guarantor.
Guarantor represents and warrants as follows, which representations and warranties shall survive the execution of this Guaranty:

(a)Organization and Authority; Binding Obligations. Guarantor is a corporation duly organized and validly existing under the laws of the State of California. It is not subject to any current orders for winding up, or appointment of a receiver or liquidator or to any notice of any proposed deregistration. Guarantor has all necessary power and authority to execute and deliver this Guaranty, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.
(b)Non-Contravention; Consents. The execution and delivery by Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of, or require any consent under, the organizational documents of Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation of imposition of any lien, charge, claim or encumbrance upon any of the revenues or assets of Guarantor pursuant to the terms of any such agreement or instrument. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required to be obtained by Guarantor to authorize the execution, delivery or performance by Guarantor of this Guaranty or for the validity or enforceability hereof.
(c)No Actions, Suits or Proceedings. There are no pending or, to Guarantor’s knowledge, threatened actions, suits or proceedings against Guarantor or affecting it or its properties before or by any court or administrative agency which, if adversely determined, would adversely affect its ability to perform the Guaranteed Obligations.
Section 5.Termination.
Subject to Section 1(b) hereof, this Guaranty shall expire at 5:00 p.m., Central Time, on the date that is the earlier of (a) the 18-month anniversary of the Closing Date and (b) 30 calendar days after the termination of the APA, after which time, subject to the following parenthetical, no claim may be made against Guarantor hereunder (but without prejudice to any outstanding claim validly made against Guarantor hereunder at or prior to such time or any outstanding claim validly made against Seller in accordance with the APA at or prior to such time, which is subsequently made against Guarantor, whether before, at or within a commercially reasonable time after (making allowance for the time required to finally resolve such claim against Seller) such time, due to Seller having failed to fully satisfy such claim because the balance of the Indemnification Escrow Amount then held in the Escrow Account was insufficient to fully cover the General Indemnified Losses for which such claim was made); provided, however, that with respect to claims for General Indemnified Losses based on a breach of or inaccuracy in Section 4.15 of the APA only, the applicable expiry time of this Guaranty shall be 5:00 p.m., Central Time, on the fifth anniversary of the Closing Date (but without prejudice to any outstanding claim for such breach of or inaccuracy in Section 4.15 of the APA validly made against Guarantor hereunder at or prior to such time or any outstanding claim for such breach of or inaccuracy in Section 4.15 of the APA validly made against Seller in accordance with the APA at or prior to such time, which is subsequently made against Guarantor, whether before, at or within a commercially reasonable time after (making allowance for the time required to finally resolve such claim against Seller) such time, due to Seller having failed to fully satisfy such claim because the balance of the Indemnification Escrow Amount then held in the Escrow Account was insufficient to fully cover the General Indemnified Losses for which such claim was made).
Section 6.Miscellaneous.
(a)Notices. All notices to Guarantor under this Guaranty shall, until Guarantor furnishes written notice to the contrary, be mailed or delivered to Guarantor at 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA, 92037, and directed to the attention of the Chief Executive Officer. All notices shall be effective when received by the addressee thereof. All notices to Beneficiary shall be mailed or delivered as provided in the APA.
(b)Governing Law; Jurisdiction.
(i)This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, without giving effect to the conflict of law rules thereof that would result in the application of any law other than the laws of the State of Minnesota.

(ii)The parties hereby submit to the exclusive jurisdiction of the Federal courts of the United States of America or the courts of the State of Minnesota, in each case, located in the County of Hennepin for the purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each of the parties irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
(c)Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.
(d)Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Guarantor and Beneficiary.
(e)No Waiver; Amendments. No failure on the part of either party hereto to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party hereto of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The terms of this Guaranty may be waived, altered or amended only by an instrument in writing duly executed by Guarantor and Beneficiary.
(f)No Third Party Beneficiary. Neither this Guaranty nor any remedy arising hereunder is intended for the benefit of, or is enforceable by, any person other than Beneficiary, Guarantor, any Buyer Indemnified Party and their respective successors and permitted assigns.
(g)No Set-off. Subject to the terms of Sections 3.5.2(e), 6.12, 8.9, and 8.10 of the APA, by acceptance of this Guaranty, Beneficiary shall be deemed to have waived any right to set off against, combine, consolidate, or otherwise appropriate and apply (i) any assets of Guarantor at any time held by Beneficiary or (ii) any indebtedness or other liabilities at any time owing by Beneficiary to Guarantor, as the case may be, on account of the Guaranteed Obligations.
(h)Counterparts. This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. A signed copy of this Guaranty delivered by facsimile, e-mail or other means of electronic transmission is to be deemed to have the same legal effect as delivery of an original signed copy of this Guaranty.
(i)Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (1) the other provisions hereof shall remain in full force and effect in such jurisdiction and (2) the invalidity or unenforceability of any such provision in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
(j)Waiver of Jury Trial. EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(k)Expenses and Fees. Guarantor agrees to be responsible for and to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and foreclosure fees, incurred by Beneficiary in connection with the collection of all sums guaranteed hereunder and the defense or enforcement of Beneficiary’s rights hereunder, whether or not suit is filed, and whether such collection be from Seller or from Guarantor, provided that no such costs and expenses shall be payable by Guarantor unless Beneficiary prevails in such collection, defense or enforcement. In the event that litigation is commenced, then the prevailing party in such litigation, whether Beneficiary or Guarantor, shall be entitled to an award of reasonable attorneys’ fees and expenses, as determined by the court.
(l)Entire Agreement. The terms and conditions set forth herein, together with the documents referenced herein, constitute the complete statement of the agreement between Guarantor and Beneficiary relating to the subject matter hereof. No prior parol evidence may be introduced or considered at any judicial or arbitration proceeding for any purpose to interpret or clarify any term or provision of this Guaranty.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as or the day and year first above written.

PICO HOLDINGS, INC., as Guarantor
By: _______________________________________
Name: _____________________________________
Title: ______________________________________

Accepted and Agreed:
CHS Hallock, LLC, as Beneficiary
By: _______________________________________
Name: _____________________________________
Title: ______________________________________

EXHIBIT L

Purina Rail Cars

[See Attached]

Car number	$/month	Start date	End date	Type/Size	Rider #
CEFX380000	$ 600.00	11/11/2011	12/31/2019	6351 CH	PUR01111
CEFX380002	$ 600.00	11/11/2011	12/31/2019	6351 CH	PUR01111
CEFX380025	$ 600.00	11/11/2011	12/31/2019	6351 CH	PUR01111
CEFX380120	$ 600.00	11/11/2011	12/31/2019	6351 CH	PUR01111
CEFX380124	$ 600.00	11/11/2011	12/31/2019	6351 CH	PUR01111
CEFX380126	$ 600.00	11/11/2011	12/31/2019	6351 CH	PUR01111
CEFX380127	$ 600.00	11/11/2011	12/31/2019	6351 CH	PUR01111
CEFX635100	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635104	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635105	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635107	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635110	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635111	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635114	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635115	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635116	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635117	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635124	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635125	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635129	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635131	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635132	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635133	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635135	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635138	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635140	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635142	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635146	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635148	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635150	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635151	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635152	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635154	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635155	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635156	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635157	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635159	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635160	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635161	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635164	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635166	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635167	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111

Car number	$/month	Start date	End date	Type/Size	Rider #
CEFX635168	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635169	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635170	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635171	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635176	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635180	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635183	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635185	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635186	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635187	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635188	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635190	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635191	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635192	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635194	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635196	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635198	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635207	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635209	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635210	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635211	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635214	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635217	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635218	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635220	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635221	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635223	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635224	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635225	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635226	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635227	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635231	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635232	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635233	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635235	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635237	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635239	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635240	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635241	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635244	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635245	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635247	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111

Car number	$/month	Start date	End date	Type/Size	Rider #
CEFX635249	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635250	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635254	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635256	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635258	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635259	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635260	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635261	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635262	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635264	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635265	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635266	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635268	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635269	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635271	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635272	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635273	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635276	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635278	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635279	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635281	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635283	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635284	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635287	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635290	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635291	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635292	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635294	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635295	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635297	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635298	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635300	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635303	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635304	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635306	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635307	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635308	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635310	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635311	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635313	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635314	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CEFX635315	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111

Car number	$/month	Start date	End date	Type/Size	Rider #
CEFX635316	$ 625.00	8/31/2012	4/16/2016	6351 CH	PUR01111
CITX700569	$ 600.00	11/11/2011	11/30/2017	6351 CH	PUR01005
CITX700615	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700616	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX700625	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX700629	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700632	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX700637	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX700643	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700648	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700650	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX700713	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700718	$ 600.00	11/11/2011	11/30/2017	6351 CH	PUR01005
CITX700723	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX700736	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700737	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700738	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700740	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700756	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700786	$ 600.00	11/11/2011	11/30/2017	6351 CH	PUR01005
CITX700792	$ 600.00	11/11/2011	11/30/2017	6351 CH	PUR01005
CITX700796	$ 600.00	11/11/2011	11/30/2017	6351 CH	PUR01005
CITX700812	$ 600.00	11/11/2011	11/30/2017	6351 CH	PUR01005
CITX700854	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700861	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700881	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX700959	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700960	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700962	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX700968	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX700971	$ 600.00	11/11/2011	11/30/2017	6351 CH	PUR01005
CITX700976	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX700977	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700985	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX700990	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX700991	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700998	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX700999	$ 600.00	8/20/2007	11/30/2018	6351 CH	PUR01004
CITX701018	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701019	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701031	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701462	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007

Car number	$/month	Start date	End date	Type/Size	Rider #
CITX701464	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701468	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701472	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701479	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701485	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701487	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701490	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701491	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701495	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701592	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX701610	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010
CITX701637	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010
CITX701651	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010
CITX701652	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701668	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701682	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX701711	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701735	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX701747	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010
CITX701750	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701751	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701759	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010
CITX701818	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010
CITX701826	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010
CITX701842	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010
CITX701914	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701926	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701941	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701955	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701960	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701970	$ 600.00	11/11/2011	9/30/2016	6351 CH	PUR01007
CITX701996	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702004	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702006	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702008	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702009	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702010	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702019	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702050	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702097	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702104	$ 600.00	11/11/2011	9/30/2019	6351 CH	PUR01008
CITX702145	$ 600.00	11/11/2011	12/31/2018	6351 CH	PUR01010

Car number	$/month	Start date	End date	Type/Size	Rider #
TILX 642456	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX 642469	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX635965	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX636044	$ 815.00	12/1/2014	12/1/2020	6351 CH	Trinity Rider 14
TILX636075	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636122	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX636132	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636144	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX636151	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX636152	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX636153	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX636163	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX636170	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX636183	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636184	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636192	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636206	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX636213	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX636221	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX636223	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636243	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX636275	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636303	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636356	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX636783	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX637061	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX637309	$ 815.00	12/1/2014	12/1/2020	6351 CH	Trinity Rider 14
TILX637335	$ 815.00	12/1/2014	12/1/2020	6351 CH	Trinity Rider 14
TILX637434	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX637442	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX637527	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX638726	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX638780	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX638892	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX638912	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX638919	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX639373	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX639401	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX639424	$ 815.00	12/1/2014	12/1/2020	6351 CH	Trinity Rider 14
TILX639428	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX639452	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX639475	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3

Car number	$/month	Start date	End date	Type/Size	Rider #
TILX639500	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX639531	$ 525.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX639545	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX639547	$ 815.00	12/1/2014	12/1/2020	6351 CH	Trinity Rider 14
TILX639560	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX639562	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX639570	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX639596	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX640209	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX640343	$ 745.00	4/22/2014	4/22/2019	6351 CH	Trinity Rider 6
TILX640388	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX640399	$ 815.00	12/1/2014	12/1/2020	6351 CH	Trinity Rider 14
TILX640425	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX642497	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642512	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642523	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642525	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642527	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642529	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642535	$ 815.00	12/1/2014	12/1/2020	6351 CH	Trinity Rider 14
TILX642537	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642547	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642558	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642560	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642565	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX642569	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX645889	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX648269	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX648347	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX650335	$ 500.00	4/25/2013	7/25/2018	6351 CH	Trinity Rider 3
TILX650429	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX650448	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX650453	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7
TILX650473	$ 740.00	4/22/2014	4/22/2020	6351 CH	Trinity Rider 7

Car number	$/month	Start date	End date	Type/Size	Rider #
ACFX 200608	$ 1,100.00	1/9/2014	1/13/2020	25500 Tanker	ARL 3-9184
ACFX 200620	$ 1,100.00	1/9/2014	1/13/2020	25500 Tanker	ARL 3-9184
ACFX 200632	$ 1,100.00	1/9/2014	1/13/2020	25500 Tanker	ARL 3-9184
ACFX 200636	$ 1,100.00	12/19/2014	12/19/2019	25500 Tanker	ARL 3-9184
ACFX 200645	$ 1,100.00	12/24/2014	12/24/2019	25500 Tanker	ARL 3-9184
ACFX 200665	$ 1,100.00	12/24/2014	12/24/2019	25500 Tanker	ARL 3-9184
ACFX 200672	$ 1,100.00	12/24/2014	12/24/2019	25500 Tanker	ARL 3-9184
ACFX 200681	$ 1,100.00	1/9/2014	1/13/2020	25500 Tanker	ARL 3-9184
ACFX200603	$ 1,100.00	12/12/2014	12/12/2019	25500 Tanker	ARL 3-9184
ACFX200609	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200614	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200624	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200627	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200634	$ 1,100.00	1/3/2014	1/13/2020	25500 Tanker	ARL 3-9184
ACFX200648	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200649	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200661	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200664	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200674	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200679	$ 1,100.00	12/12/2014	12/12/2019	25500 Tanker	ARL 3-9184
ACFX200684	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
ACFX200685	$ 1,100.00	7/11/2014	7/11/2019	25500 Tanker	ARL 3-9184
SHPX 209125	$ 1,100.00	12/19/2014	12/19/2019	25500 Tanker	ARL 3-9184
SHPX209127	$ 1,100.00	11/1/2014	11/1/2019	25500 Tanker	ARL 3-9184
GATX216083	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216084	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216085	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216086	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216087	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216088	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216089	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216090	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216091	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216092	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216093	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216094	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216095	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical

Car number	$/month	Start date	End date	Type/Size	Rider #
GATX216096	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216097	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216098	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216099	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216100	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216101	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216102	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216103	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216104	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216105	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216106	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216107	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216108	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216109	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216110	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216111	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216112	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216113	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216114	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216115	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216116	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216117	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216118	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216119	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216120	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216121	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216122	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical

Car number	$/month	Start date	End date	Type/Size	Rider #
GATX216123	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216124	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216125	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216126	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216127	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216128	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216129	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216130	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216131	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
GATX216132	$ 1,550.00	11/30/2014	11/30/2015	25500 Tanker	International Chemical
TILX291417	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291418	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291419	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291420	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291421	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291422	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291423	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291424	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291425	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291426	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291427	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291428	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291429	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291430	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291431	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291432	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291433	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291434	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291435	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291436	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291437	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291438	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291439	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291440	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291441	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291442	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291443	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291444	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291445	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1

Car number	$/month	Start date	End date	Type/Size	Rider #
TILX291446	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291447	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291448	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291449	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291450	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291451	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291452	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291453	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291454	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291455	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291456	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291457	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291458	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291459	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291460	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291461	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291462	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291463	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291464	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291465	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291466	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291467	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291468	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291469	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291470	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291471	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291472	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291473	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291474	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291475	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291476	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291477	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291478	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291479	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291480	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291481	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291482	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291483	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291484	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291485	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291486	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291487	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291488	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291489	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291490	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1

Car number	$/month	Start date	End date	Type/Size	Rider #
TILX291491	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291492	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291493	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291494	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291495	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291496	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291497	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291498	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291499	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291500	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291501	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291502	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291503	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291504	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291505	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291506	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291507	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291508	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291509	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291510	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291511	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291512	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291513	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291514	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291515	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291516	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291517	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291518	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291519	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291520	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291521	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291522	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291523	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291524	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291525	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291526	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291527	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291528	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291529	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291530	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291531	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291532	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291533	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291534	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX291535	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1

Car number	$/month	Start date	End date	Type/Size	Rider #
TILX291536	$ 908.00	2/8/2012	8/1/2017	29000 Tanker	Trinity Rider 1
TILX 253739	$ 1,025.00	8/29/2014	8/29/2021	25500 Tanker	Trinity Rider 12
TILX 253747	$ 1,025.00	8/29/2014	8/29/2021	25500 Tanker	Trinity Rider 12
TILX250828	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250833	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250836	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250838	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250839	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250852	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250853	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250854	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250857	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250859	$ 975.00	10/22/2013	10/22/2019	29000 Tanker	Trinity Rider 4
TILX250863	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250866	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250868	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250870	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250876	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250877	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250880	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250881	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250883	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250884	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250885	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250888	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250889	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250892	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250894	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250897	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250899	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX250903	$ 975.00	10/22/2013	10/22/2019	25500 Tanker	Trinity Rider 4
TILX291762	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291763	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291764	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291765	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291766	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291767	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291768	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291769	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291770	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291771	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291772	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291773	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291774	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291775	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5

Car number	$/month	Start date	End date	Type/Size	Rider #
TILX291776	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291777	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291778	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291779	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291780	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291781	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291782	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291783	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291784	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291785	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291786	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291787	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291788	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291789	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291790	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291791	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291792	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX291793	$ 975.00	10/21/2013	10/21/2023	29000 Tanker	Trinity Rider 5
TILX250835	$ 970.00	5/31/2014	5/31/2021	25500 Tanker	Trinity Rider 8
TILX250844	$ 970.00	5/31/2014	5/31/2021	25500 Tanker	Trinity Rider 8
TILX250867	$ 970.00	5/31/2014	5/31/2021	25500 Tanker	Trinity Rider 8
TILX250869	$ 970.00	5/31/2014	5/31/2021	25500 Tanker	Trinity Rider 8
TILX250896	$ 970.00	5/31/2014	5/31/2021	25500 Tanker	Trinity Rider 8
TILX253601	$ 970.00	5/31/2014	5/31/2021	29000 Tanker	Trinity Rider 8
TILX253638	$ 970.00	5/31/2014	5/31/2021	25500 Tanker	Trinity Rider 8
TILX250829	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250840	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250841	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250845	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250846	$ 995.00	9/1/2014	5/31/2021	25500 Tanker	Trinity Rider 9
TILX250848	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250849	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250851	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250856	$ 970.00	5/31/2014	5/31/2021	29000 Tanker	Trinity Rider 9
TILX250860	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250862	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250864	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250871	$ 995.00	9/1/2014	9/1/2021	25500 Tanker	Trinity Rider 9
TILX250873	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250875	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250878	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250887	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250891	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250898	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9
TILX250904	$ 995.00	5/28/2014	5/28/2021	25500 Tanker	Trinity Rider 9